Filed pursuant to rule 424(b)(3)
Registration No. 333-111168

PROSPECTUS

$200,000,000

OMI Corporation
Offer to Exchange all outstanding 7.625% Senior Notes due December 1, 2013, for 7.625% Senior Notes due December 1, 2013,
which have been Registered under the Securities Act of 1933

The Exchange Offer

•	We will exchange all outstanding 7.625% Senior Notes due December 1, 2013 that were issued on
November 26, 2003, and that are validly tendered and not validly withdrawn, for an equal principal amount of exchange notes that are freely tradable.
•	You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.
•	The exchange offer expires at 5:00 p.m., New York City time, on January 27, 2004, unless extended. We do not currently intend to extend the expiration date.
•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the Exchange and Registration Rights Agreement entered into in connection with the private placement of the out-
standing Notes.
•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes are registered under the Securities Act of 1933 and will be freely tradable and, with limited exceptions, will not have registration rights.

Resales of Exchange Notes

•	The exchange notes may be sold in the over the counter market, in negotiated transactions or through a combination of such methods.

     If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgement, you will not be deemed to admit that you are an “underwriter” under the Securities Act of 1933.

     Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities.

     We will make this prospectus available to any broker-dealer for use in any such resale for a period of up to 180 days after the date of this prospectus.

     A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities.

     If you are an affiliate of OMI Corporation or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.

     You should consider carefully the Risk Factors beginning on page 16 of this prospectus before participating in the Exchange Offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 23, 2003.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted.You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

TABLE OF CONTENTS
AVAILABLE INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
INDUSTRY AND MARKET DATA	2
CERTAIN TERMS AND INFORMATION	3
PROSPECTUS SUMMARY	4
RISK FACTORS	16
USE OF PROCEEDS	27
CAPITALIZATION	28
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA	29
MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
AND FINANCIAL CONDITION	32
THE TANKER INDUSTRY	63
BUSINESS	71
DESCRIPTION OF OTHER INDEBTEDNESS	87
THE EXCHANGE OFFER	89
DESCRIPTION OF NOTES	99
TAX CONSIDERATIONS	120
PLAN OF DISTRIBUTION	124
LEGAL MATTERS	124
EXPERTS	124
GLOSSARY OF SHIPPING TERMS	125

AVAILABLE INFORMATION

     OMI Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which our common stock is traded. You may also read and copy any document OMI Corporation files with the SEC at its public reference facilities:

Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549

500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

233 Broadway, 13th Floor, New York, New York 10279

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or its web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. We incorporate by reference into this prospectus the documents listed below, which have previously been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until this offering is completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2002;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

•	All our Current Reports on Form 8-K filed on April 23, 2003, July 23, 2003, September 9, 2003,
September 26, 2003, October 14, 2003, October 22, 2003, November 13, 2003, November 14,
2003 and November 24, 2003.

•	Proxy Statement for 2003 Annual Shareholders Meeting Filed on April 15, 2003.

     You may request a copy of these filings, at no cost, by writing or telephoning OMI at: Corporate Secretary, OMI Corporation, One Station Place, Stamford, Connecticut 06902, telephone: (203) 602-6700.

     If at any time during the two year period following the date of original issue of the outstanding notes, OMI is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, OMI will furnish to holders of outstanding notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes.

     You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. OMI has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

     The indenture pursuant to which the notes offered by this prospectus will be issued contains a covenant that requires OMI to provide to the trustee under the indenture all information, documents and reports required to be filed by OMI with the SEC pursuant to section 13 or 15(d) of the Exchange Act.

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Our forward-looking statements include, without limitation: estimates of future earnings and cash flows and the sensitivity of earnings and cash flows to charter rates; estimates of when new vessels will be delivered by shipyards to the Company and when they may be chartered by customers; estimates of when vessels may be contracted for sale and delivered to buyers; changes in the marketing or pooling arrangements in which we participate, estimates of when laws, regulations or commercial decisions may remove older vessels from markets or enhance the value or earnings of double hulled vessels; greater than anticipated levels of newbuilding orders, statements as to the projected development of the Company’s strategy and how it may act to implement its strategy; estimates of future costs and other liabilities for certain environmental matters and investigations and the expectations concerning insurance coverage therefor; estimates relating to expectations in world economic activity, growth in the demand for crude oil and petroleum products and their effect upon tanker markets; estimates of the number of drydockings of vessels, their costs and the number of related offhire days; estimates of capital requirements and the sources of the funding; statements regarding financial hedges and their effects.

     Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Such risks include, but are not limited to, supply of tankers, demand for their use, world economic activity, breakdown of vessels and resultant time out of service as well as repair cost, availability and cost of insurance, governmental regulation, customer preferences and availability and cost of financing.

     All subsequent written and oral forward-looking statements attributable to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INDUSTRY AND MARKET DATA

     Industry and market data used throughout this prospectus were obtained from our own research, studies conducted by third parties and industry and general publications published by third parties and, in some cases, are management estimates based on its industry and other knowledge. Neither we nor the initial purchaser have independently verified market and industry data from third-party sources, and neither we nor the initial purchaser make any representations as to the accuracy of such information. While we believe internal company estimates are reliable and market definitions are appropriate, they have not been verified by any independent sources, and neither we nor the initial purchaser make any representations as to the accuracy of such estimates.

     The statistical and graphical information where indicated in this prospectus is drawn from the Clarkson Research Studies (“CRS”) database and other sources. CRS has advised that (i) some information in CRS’s database is derived from estimates or subjective judgments, (ii) the information in the databases of other maritime data collection agencies may differ from the information in CRS’s database, (iii) whilst CRS has taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors, (iv) CRS, its agents, officers and employees cannot accept liability for any loss suffered in consequence of reliance on such information or in any other manner, and (v) the provision of such information does not obviate any need to make appropriate further enquiries.

CERTAIN TERMS AND INFORMATION

     Unless otherwise specifically noted or the context otherwise requires, the term “outstanding notes” refers to the $200 million aggregate principal amount of 7.625% Senior Notes due 2013, that we issued on November 26, 2003; the term “exchange notes” refers to the notes offered by this prospectus in exchange for the outstanding notes; and the term “notes” refers to the outstanding notes and the exchange notes.

     The term “Registration Rights Agreement” refers to the Exchange and Registration Rights Agreement dated November 26, 2003 between OMI and the purchaser of the outstanding notes and the term “Indenture” refers to the Indenture dated as of November 26, 2003 between OMI and HSBC Bank USA, as trustee, pursuant to which the notes are or will be issued.

     All dollar references in this prospectus are to U.S. Dollars, unless otherwise specifically indicated.

     Certain statistical and graphical information contained in this prospectus, including the documents incorporated herein by reference, is derived from data published by third-party sources. While we have no reason to believe that such information is inaccurate in any material respect, we cannot warrant its accuracy. In addition, you are advised that some information in such databases is based on estimates or subjective judgments.

     All averages referring to vessel age in this prospectus are based on deadweight tons, or dwt, and calculated as of September 30, 2003. Dwt, expressed in metric tons each of which is equivalent to 1000 kilograms, refers to the total weight a vessel can carry when loaded to a particular load line. Unless otherwise indicated, when we refer to our fleet of 36 vessels, we include two Suezmax tankers that we sold and subsequently “chartered-in” to our fleet under long term time charters.

     For other terms specific to the shipping industry please see “Glossary.”

     Unless the context otherwise requires, in this prospectus, the “Company,” “OMI,” “we,” “us,” and “our” refer to OMI Corporation and its subsidiaries.

PROSPECTUS SUMMARY

     The following summary contains information about us and the offering of the new notes. It does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of us and this offering, you should read and consider carefully all of the information in this prospectus, particularly the information set forth under “Risk Factors” and the financial information appearing elsewhere in this prospectus. In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read “Forward-Looking Statements.” Except as otherwise indicated herein, or as the context may otherwise require, the words “we,” “our” and “us” refer to OMI Corporation and its consolidated subsidiaries that are additional Registrants on the Registration Statement. References to the “notes” in this prospectus include both the outstanding notes and the new notes.

The Exchange Offer

     On November 26, 2003, we completed a private offering of our 7.625% Senior Notes due December 1, 2013. We received net proceeds of approximately $195 million from the sale of the outstanding notes.

     In connection with the offering of outstanding notes, we entered into the Registration Rights Agreement in which we agreed to deliver this prospectus and to use our best efforts to commence and complete the exchange offer promptly, but no later than 45 days after the registration statement has become effective. In the exchange offer, you are entitled to exchange your outstanding notes for exchange notes, with substantially identical terms, that are registered under the Securities Act of 1933. You should read the discussion under the heading “The Exchange Offer” and “Description of the Notes” for further information about the exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your outstanding notes.

The Exchange Offer

We are offering to exchange up to $200,000,000 principal amount of the exchange notes for up to $200,000,000 principal amount of the outstanding notes. Outstanding notes may only be exchanged in $1,000 increments.

The terms of the exchange notes are identical in all material respects to those of the outstanding notes except the exchange notes will not be subject to transfer restrictions and holders of exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not contain provisions for an increase in their stated interest rate related to any registration or exchange delay.

Outstanding notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of outstanding notes that are not tendered for exchange is likely to be minimal.

We will issue registered exchange notes on or
promptly after the expiration of the exchange
offer.

Expiration Date		The exchange offer will expire at 5:00 p.m. New
York City time, on January 27, 2004, unless we
decide to extend the expiration date. Please
read “The Exchange Offer-Extensions, Delay In
Acceptance, Termination Or Amendment”
for more information about an extension of
the expiration date.

Withdrawal of Tenders		You may withdraw your tender of outstanding
notes at any time prior to the expiration date.

We will return to you, without charge, promptly
after the expiration or termination of the
exchange offer any outstanding notes that you
tendered but that were not accepted for
exchange.

Conditions to the Exchange Offer		We will not be required to accept outstanding
notes for exchange:

	•	if the exchange offer would be unlawful or
would violate any interpretation of the staff
of the SEC, or

	•	if any legal action has been instituted or
threatened that would impair our ability to
proceed with the exchange offer.

The exchange offer is not conditioned upon any
minimum aggregate principal amount of
outstanding notes being tendered. See “The
Exchange Offer—Conditions To The Exchange
Offer.”

Procedures for Tendering Outstanding Notes		If your outstanding notes are held through The
Depository Trust Company, or “DTC,” and you
wish to participate in the exchange offer, you
may do so through DTC’s automated tender
offer program. If you tender under this program,
you will agree to be bound by the letter of
transmittal that we are providing with this
prospectus as though you had signed the letter
of transmittal. By signing or agreeing to be
bound by the letter of transmittal, you will
represent to us that, among other things:

	•	any exchange notes that you receive will
be acquired in the ordinary course of your
business,

	•	you have no arrangement or
understanding with any person to
participate in the distribution of the
outstanding notes or the exchange notes,

• you are not our “affiliate,” as defined in
Rule 405 of the Securities Act of 1933, or,
if you are our affiliate, you will comply with
any applicable registration and prospectus
delivery requirements of the Securities
Act,

• if you are not a broker-dealer, you are not
engaged in and do not intend to engage in
the distribution of the exchange notes, and

• if you are a broker-dealer that will receive
exchange notes for your own account in
exchange for outstanding notes that you
acquired as a result of market-making
activities or other trading activities, you will
deliver a prospectus in connection with
any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you own a beneficial interest in outstanding
notes that are registered in the name of a
broker, dealer, commercial bank, trust company
or other nominee and you wish to tender the
outstanding notes in the exchange offer, please
contact the registered holder as soon as
possible and instruct the registered holder to
tender on your behalf and to comply with our
instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your outstanding notes
according to the guaranteed delivery
procedures described in “The Exchange Offer-
Guaranteed Delivery Procedures” if any of the
following apply:

• you wish to tender your outstanding notes
but they are not immediately available,

• you cannot deliver your outstanding notes,
the letter of transmittal or any other
required documents to the exchange agent
prior to the expiration date, or

• you cannot comply with the applicable
procedures under DTC’s automated tender
offer program prior to the expiration date.

Resales	Except as indicated herein, we believe that the
exchange notes may be offered for resale,
resold and otherwise transferred without
compliance with the registration and
prospectus delivery provisions of the Securities
Act of 1933, provided that:

• you are acquiring the exchange notes in
the ordinary course of your business;

• you are not participating, do not intend to
participate, and have no arrangement or
understanding with any person to
participate, in the distribution of the
exchange notes; and

• you are not an affiliate of OMI

Our belief is based on existing interpretations
of the Securities Act by the SEC staff set forth
in several no action letters to third parties. We
do not intend to seek our own no action letter,
and there is no assurance that the SEC staff
would make a similar determination with
respect to the exchange notes. If this
interpretation is inapplicable, and you transfer
any exchange note without delivering a
prospectus meeting the requirements of the
Securities Act or without an exemption from
such requirements, you may incur liability
under the Securities Act. We do not assume or
indemnify holders of notes against such
liability.

Each broker-dealer that is issued exchange
notes for its own account in exchange for
outstanding notes that were acquired by such
broker-dealer as a result of market-making or
other trading activities must acknowledge that it
will deliver a prospectus meeting the
requirements of the Securities Act in
connection with any resale of the exchange
notes. A broker-dealer may use this prospectus
for an offer to resell, resale or other transfer of
the exchange notes. See “Plan of Distribution.”

U.S. Federal Income Tax Considerations	The exchange of outstanding notes for
exchange notes will not be a taxable exchange
for United States federal income tax purposes.
You will not recognize any taxable gain or loss
or any interest income as a result of such
exchange. See “Tax Considerations—United
States Federal Income Taxation.”

Use of Proceeds	We intend to use the net proceeds from this
offering to repay outstanding balances under
our reducing revolving credit facilities and for
general corporate purposes. See “Use of
Proceeds.”

Registration Rights	We will be obligated to pay additional interest
on the outstanding notes if we do not satisfy
certain of our obligations under the registration
rights agreement within the time periods
specified therein. See “Description of Notes—
Registration Rights; Special Interest.”

The Exchange Agent

     We have appointed HSBC Bank USA as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

BY HAND DELIVERY:

HSBC Bank USA
One Hanson Place
Lower Level
Brooklyn, New York 11243
Attn: Paulette Shaw

BY OVERNIGHT COURIER:

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

BY FIRST CLASS MAIL:

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

TO CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY:

FAX #: (718) 488-4488
FAX CONFIRMATION #: (718) 488-4475

The Exchange Notes

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Securities Offered	$200,000,000 principal amount of 7.625%
Senior Notes due December 1, 2013.

Issuer	OMI Corporation

Maturity Date	December 1, 2013.

Interest	The exchange notes will accrue interest at the
rate of 7.625% per annum, payable
semiannually in arrears on June 1 and
December 1, commencing on June 1, 2004.

Subsidiary Guaranties	The Subsidiary Guarantors will jointly and
severally guarantee, on a senior unsecured
basis, our obligations under these exchange
notes. The obligations of each Subsidiary
Guarantor under its Subsidiary Guaranty will
be limited as necessary to prevent that
Subsidiary Guaranty from constituting a
fraudulent conveyance under applicable law.
See “Description of Notes—Guaranties.”

Optional Redemption	The exchange notes will be redeemable at the
option of the Company, in whole or in part, at
any time on or after December 1, 2008 at the
redemption prices set forth herein, plus
accrued and unpaid interest to the date of
redemption. See “Description of Notes—
Optional Redemption.”

Ranking	The exchange notes will be our general,
unsecured obligations and will rank equally in
right of payment with any existing or future
unsecured senior indebtedness we may incur.
The exchange notes will be senior to any of our
future subordinated indebtedness but are
effectively subordinated to all our and the
Subsidiary Guarantors’ existing secured
indebtedness, and will be effectively
subordinated to any future secured
indebtedness which we or the Subsidiary
Guarantors may incur. At September 30, 2003,
after giving effect to the application of the net
proceeds of this offering on a pro forma basis,
our senior indebtedness would have been
approximately $580.0 million comprising
approximately $380.0 million of debt which is
guaranteed by secured guarantees from the
Subsidiary Guarantors and $200.0 million of
which is represented by the outstanding notes.

Change of Control	Upon a Change of Control, we will be required
to make an offer to purchase all notes then
outstanding at a price equal to 101% of the
principal amount thereof, plus accrued and
unpaid interest, if any, to the date of purchase.
See “Description of Notes-Change of Control.”

Restrictive Covenants	The indenture governing the exchange notes
contains covenants limiting our ability and the
ability of our restricted subsidiaries to:

• create liens; and

• enter into sale and leaseback transactions.

In addition, our ability to merge or consolidate
with another person, and the ability of our
restricted subsidiaries to incur indebtedness,
will be restricted.

These covenants are subject to important
exceptions and qualifications. See “Description
of Notes—Certain Covenants.”

Registration Rights	We will be obligated to pay additional interest
on the outstanding notes if we do not satisfy
certain of our obligations under the registration
rights agreement within the time periods
specified therein. See “Description of Notes—
Registration Rights; Special Interest.”

Absence of Public Market for the Exchange Notes	There is currently no market for the exchange
notes. We do not intend to apply for the
exchange notes to be listed on any securities
exchange or to arrange for any quotation
system to quote them. The Initial Purchaser
has advised us that it intends to make a market
in the exchange notes, but it is not obligated to
do so. The Initial Purchaser may discontinue
any market-making in the exchange notes at
any time in its sole discretion. Accordingly, we
cannot assure you that a liquid market will
develop for the exchange notes.

Use of Proceeds	We intend to use the net proceeds from this
offering to repay outstanding balances under
our reducing revolving credit facilities and for
general corporate purposes. See “Use of
Proceeds.”

RISK FACTORS

     You should carefully consider all of the information contained in this prospectus, before making an investment in the notes. Our financial performance is subject to various risks, including the cyclical nature of the oil shipping industry, the volatility of charter rates and vessel values, and potential liabilities and costs under environmental laws and regulations. You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 16.

The Company

     We are a leading seaborne transporter of crude oil and refined petroleum products operating in the international shipping markets. We believe our modern fleet of 36 vessels is one of the youngest in the world, with an average age as of September 30, 2003 of approximately 5.8 years, compared to an industry average of approximately 10 years. Our customers include many of the world’s largest commercial and government owned oil companies and oil trading companies.

     To serve our customers with high-quality, modern vessels, we embarked on a fleet renewal program beginning in 1998 that has substantially reduced the age of our fleet, while at the same time expanding the fleet and concentrating our vessels into two core categories: Suezmax tankers and petroleum product carriers. As a result of our renewal program, our fleet now comprises 20 product carriers, which primarily transport refined petroleum products from refinery locations to consuming locations, and 16 crude oil tankers, including 10 Suezmax tankers (approximately 160,000 dwt each), which transport oil from production and storage locations to refinery locations. Our product carriers are smaller to mid-size tankers, namely, handysizes (25,000-40,000 dwt), handymaxes (40,000-50,000 dwt) and Panamaxes (50,000-80,000 dwt). The remaining six vessels in our crude oil fleet include one ULCC, three Panamax tankers and two handysize tankers.

     We have been successful in implementing a chartering strategy that has allowed us to generate stable cash flow while retaining significant profit generating capabilities in a strong charter rate environment. In 2003, we expect to generate approximately $115 million of TCE revenue from time charters on 19 of our 20 product carriers and two of our crude carriers. Revenue from time charters in 2004 is expected to be $109 million, even if none of our current time charters are renewed. For the nine months ended September 30, 2003, TCE revenue from time charters covered in excess of 100% of the following fixed expenses: company-wide general and administrative expense, total interest expense and operating expenses for vessels under time charter. In excess of two-thirds of our tonnage operates in the spot market, which allows us to generate increased cash flow in a strong charter rate environment.

     For the twelve months ended September 30, 2003, we enjoyed high levels of TCE revenue and net income as we benefited from favorable tanker markets and high spot rates. During this period, TCE revenue was $246.9 million and net income was $72.5 million.

Our Competitive Strengths

     We have a number of competitive strengths that help us maintain a leading industry position, improve our financial performance and implement our strategies. These strengths include:

     One of the industry’s youngest, large fleets and primarily double-hulled

     Our fleet had an average age of approximately 5.8 years, as of September 30, 2003, compared to an industry average of approximately 10 years. Our core vessel categories are even younger: as of September 30, 2003, the average age of our Suezmax tanker fleet was approximately 3.2 years, and the average age of our product carrier fleet was approximately 2.5 years. Young vessels are generally less costly to operate and maintain, spend less time off-hire and are more fuel efficient.

     We currently have 28 double hulled vessels, representing 78.4% of our aggregate dwt, with six additional double hulled vessels on order. Double hulled vessels provide increased protection against environmental risks, are not affected by the regulated phase-out of single hulled vessels and are in greater demand from our customers given the additional safety associated with double hulled vessels. The advantages of double hulled vessels are particularly important to customers entering into time charters.

     Significant contracted revenue

     Twenty-one of our vessels are covered by time charters with some of the world’s largest oil companies, oil traders or other owners. In 2003, we expect that TCE revenue from our time charters will be approximately $115 million. Most of our time charters have original terms of two to five years. The revenue we generate from our time charter contracts enables us to achieve a more stable cash flow than we would if we operated only in the spot market.

     Low cost operations

     We have structured our operations to reduce costs while maintaining our high operating standards. Our crewing and much of our technical operations, or vessel running operations, are outsourced to a company in India, which lowers the costs of these services compared to them being performed in North America or Europe. At the same time, our modern fleet allows us to operate with relatively low maintenance costs, and our vessel concentration affords us economies of scale in crew training, supplies and technical expertise. As a result, we believe that our vessel costs are relatively low compared to the costs of our competitors.

     Experience and reputation in the industry

     Our senior management team has an average of 27 years of experience in the shipping industry and our chief executive officer has over 32 years of industry experience. We believe that we have an excellent reputation in the industry for customer service and quality vessel operation. We believe that our reputation, knowledge of the industry and high quality operations will continue to provide chartering opportunities to us.

Our Strategy

     Our strategy includes the following initiatives:

     Balanced chartering in spot and time chartering markets

     We actively manage the balance between our spot and time chartering to maintain cash flow stability without losing our ability to participate in strong spot markets. Our general objective is for TCE revenue from time charters to cover the following fixed expenses: company-wide general and administrative expense, total interest expense and operating expenses for vessels under time charter. Our chartering strategy has allowed us to be profitable during periods, such as 2002, when industry conditions were generally weak. At the same time, in excess of two-thirds of our tonnage, including all of our Suezmax tankers, operate in the spot market, allowing us to capitalize from a strong charter rate environment, which we did during the strong market conditions in the first half of 2003.

     Concentration in two vessel categories

     We have chosen to concentrate our fleet in two categories: Suezmax tankers, because they offer size advantages over aframax tankers and geographic flexibility relative to VLCCs, and product carriers because new refineries are not generally being built near the areas of greatest demand for petroleum products. The large scale of our product carrier and Suezmax fleets relative to many of our competitors enables us to realize economies of scale and increase vessel utilization, and concentrated fleets more efficiently spread overhead costs, including costs associated with our customers inspecting and approving, or “vetting”, our vessels and complying with environmental and other regulations.

     Continued acquisition of modern vessels while improving our balance sheet

     Our strategy is to continue building our fleets of Suezmax tankers and product carriers as market conditions and opportunities warrant, while maintaining a prudent net debt to net capitalization ratio. Since December 31, 1999, we have invested $778 million in acquiring modern vessels, while at the same time we decreased our net debt to net capitalization ratio from 60.3% as of December 31, 1999 to 51.7% as of September 30, 2003. This was aided by the issuance of approximately $148 million in equity during the period. We will continue to monitor opportunities to acquire modern vessels at attractive returns on capital and to dispose of older vessels.

     Enter into strategic alliances

     Working with other vessel operators provides us with superior market information, scheduling efficiencies, reduced ballast voyages and access to expertise, and results in higher earnings for our vessels. We will continue to investigate cooperative arrangements with other vessel operators.

Recent Developments

     Equity Line of Credit

     On November 13, 2003, we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd., which provides that Acqua Wellington is committed to purchase up to an aggregate of $57 million of our common stock over the 21-month term of the purchase agreement. Subject to having a registration statement for this arrangement (in a form reasonably satisfactory to Acqua Wellington) declared effective by the SEC, from time to time on or before August 13, 2005 and in our sole discretion, we may present Acqua

Wellington with a draw down notice, which would require them to purchase shares at a price based on an agreed discount to the then current market price of our stock as reported on the New York Stock Exchange.

     Proposed Settlement

     We have reached an agreement in principle with the U.S. Department of Justice (DOJ) following a previously announced investigation of an allegation that crew members of one of our vessels had bypassed systems designed to prevent impermissible discharge of used engine oils into the water and had presented false statements regarding the alleged bypass. Under the yet-to-be-executed agreement, we would plead guilty to one count of knowingly violating regulations promulgated under the Act to Prevent Pollution from Ships by failing to maintain an “oil record book” on one of our vessels. Additionally, the tentative agreement provides for the Company and DOJ to recommend to the Federal Court’s sentencing discretion that the Company pay a $4.2 million fine and serve a probationary period of three years. There can be no assurance that we will be able to reach a definitive agreement with DOJ or that any such agreement would be approved by the court. See “Business—Legal Proceedings”.

     IMO Regulations

     IMO has announced the adoption of a revised accelerated phase out schedule for single hulled tankers along with other measures, including an extended application of the condition assessment program for single hulled tankers 15 years old or older and a ban on the carriage of certain heavy grades of oil in single hulled tankers, all of which are expected to enter into force April 5, 2005. We are currently assessing the effects of the new regulation, but preliminarily believe that the new phase out schedule will cause approximately 40 million dwt to leave the tanker markets by the end of 2005, which is beneficial to the tanker markets. Several of our single hulled vessels may lose one to two years of useful life. See “Business—International Requirements.”

     Financing Transactions

     During December 2003, we agreed to finance $50.4 million with a bank which will be secured by two vessels under construction. Bank financing for the remaining vessels under construction are currently in discussion stages.

Corporate Information

     We are incorporated in the Republic of the Marshall Islands, have our principal administrative office at One Station Place, Stamford, Connecticut and are listed on the New York Stock Exchange under the symbol “OMM”. We separated from our former parent entity in 1998 in a transaction designed to create a shipping company with only internationally flagged vessels. Our predecessor entities, however, date back to 1960.

SUMMARY CONSOLIDATED FINANCIAL DATA

     We provide below Summary Consolidated Financial data as of and for the periods specified. The data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are derived from our audited financial statements. The data for the nine months ended September 30, 2003 and 2002 are derived from our unaudited financial statements and include all adjustments we consider necessary for a fair presentation of our financial position and results of operations for such periods. You should read the information below together with the information under “Selected Historical Consolidated Financial and Other Data”, “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

						For The Nine Months
		For The Years Ended December 31,				Ended September 30,
	2002	2001	2000	1999	1998	2003	2002

			(in thousands)
Statement of Operations Data:
Time Charter Equivalent Revenue (a)	$163,468	$177,733	$161,125	$90,479	$111,711	$197,688	$114,339
Operating Income (Loss)	38,902	101,854	75,238	(55,326)	12,729	78,371	21,605
Net Income (Loss)	15,469	82,344	53,085	(80,305)	42,917	61,940	4,863

	As of December 31,					As of September 30,
	2002	2001	2000	1999	1998	2003	2002

			(in thousands, except percentages)
Balance Sheet Data:
Cash and Cash Equivalents	$40,890	$17,730	$35,328	$7,381	$22,698	$20,884	$31,350
Vessels and Other
Property—Net	864,953	705,030	484,510	291,416	393,862	1,051,662	869,236
Total Assets	989,621	875,627	591,504	472,415	530,127	1,136,400	939,018
Current Portion of Long-
Term Debt	32,602	40,238	40,577	54,834	21,494	21,369	47,352
Long-Term Debt	477,959	392,316	275,986	212,913	225,653	553,655	447,459
Total Stockholders’ Equity	437,822	401,816	254,703	171,766	245,183	517,585	405,625

Other Data:
EBITDA (b)	$82,491	$135,953	$98,668	$(34,360)	$46,835	$117,213	$53,321
Payments for Drydocking	5,086	6,540	—	1,247	4,265	1,350	3,985
Capital Expenditures (excluding
payments for drydocking)	206,757	441,887	164,396	105,249	147,407	217,274	162,534
Revenue from Time Charters	90,418	43,571	16,356	11,267	8,679	87,145	67,980
% of Time Charter Revenue to
TCE Revenue	55.3%	24.5%	10.2%	12.5%	7.8%	44.1%	59.5%
Ratio of Net Debt to Net
Capitalization (c)	51.8%	50.8%	52.5%	60.3%	47.8%	51.7%	53.3%

______________

(a)  Time charter equivalent (“TCE”) revenue is voyage revenue and time charter revenue less voyage expense. Beginning with the nine month period ended September 30, 2003, we reported our Statement of Operations Data using TCE revenue as is used throughout the industry. Historically, we have not presented our results using TCE revenue. For comparative purposes only, we present Statement of Operations Data for each of the years ended December 31, 2002, 2001, 2000, 1999 and 1998 using TCE revenue in the table above instead of the historical presentation of this data. The following table is the computation of TCE revenue:

						For The Nine Months
		For The Years Ended December 31,				Ended September 30,
	2002	2001	2000	1999	1998	2003	2002

TCE Revenue:				(in thousands)

Voyage Revenue	$108,507	$165,892	$170,688	$104,725	$140,549	$146,526	$71,116
Time Charter Revenue	90,418	43,571	16,356	11,267	8,679	87,264	68,033

Subtotal	198,925	209,463	187,044	115,992	149,228	233,790	139,149
Voyage Expenses	35,457	31,730	25,919	25,513	37,517	36,102	24,810

TCE Revenue	$163,468	$177,733	$161,125	$90,479	$111,711	$197,688	$114,339

(b)  EBITDA represents net income (loss) before interest expense, income taxes and depreciation and amortization expense. EBITDA should not be considered a substitute for net income, cash flows from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States of America or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. However, we believe that EBITDA provides additional information with respect to our ability to satisfy debt service, capital expenditures and working capital requirements. The following is a reconciliation of net income (loss), as reflected in our Consolidated Statements of Income, to EBITDA:

						For The Nine Months
		For The Years Ended December 31,				Ended September 30,
	2002	2001	2000	1999	1998	2003	2002

				(in thousands)

Net Income (Loss)	$15,469	$82,344	$53,085	$(80,305)	$42,917	$61,940	$4,863
Add (Subtract):
Interest Expense	24,845	20,921	27,260	19,198	11,118	17,315	18,150
(Benefit) Provision for Income
Taxes	(1,406)	—	—	475	(37,158)	—	(1,406)
Depreciation and Amortization	43,583	32,688	18,323	26,272	29,958	37,958	31,714

EBITDA	$82,491	$135,953	$98,668	$(34,360)	$46,835	$117,213	$53,321

(c) Ratio of Net Debt to Net Capitalization is calculated as follows:
						For The Nine Months
	For The Years Ended December 31,					Ended September 30,
	2002	2001	2000	1999	1998	2003	2002

				(in thousands)
Long- Term Debt, including
current portion	$510,561	$432,554	$316,563	$267,747	$247,147	$575,024	$494,811
Cash and Cash Equivalents	(40,890)	(17,730)	(35,328)	(7,381)	(22,698)	(20,884)	(31,350)

Net Debt	469,671	414,824	281,235	260,366	224,449	554,140	463,461
Total Stockholders’ Equity	437,822	401,816	254,703	171,766	245,183	517,585	405,625

Net Capitalization	$907,493	$816,640	$535,938	$432,132	$469,632	$1,071,725	$869,086

Ratio of Net Debt to Net
Capitalization	51.8%	50.8%	52.5%	60.3%	47.8%	51.7%	53.3%

RISK FACTORS

     You should review and consider carefully the following risks and the other information and factors in this prospectus before deciding to purchase any of the notes.

Risks Related to the notes and the offering

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes described in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement that we entered into with Goldman, Sachs & Co., to whom we refer as the Initial Purchaser in this prospectus, we do not intend to register resales of the outstanding notes under the Securities Act of 1933. You should refer to the section of this prospectus entitled “The Exchange Offer” for information about how to tender your outstanding notes. The tender of outstanding notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect on, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

     Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations on the notes.

     Following the completion of this offering, we will have a substantial amount of indebtedness, which will require significant interest payments. As of September 30, 2003, after giving effect to the application of the net proceeds of this offering, on a pro forma basis, we would have had approximately $580.0 million of indebtedness, excluding unused commitments under our reducing revolving credit facilities. Our net debt would have represented approximately 52.8% of our net capitalization as of September 30, 2003. In addition, subject to restrictions in the indenture for the notes and our credit facilities, we may incur additional indebtedness.

     Our substantial level of indebtedness could have important adverse consequences to us, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures and vessel acquisitions may be impaired;

•	a substantial portion of our cash flow from operations may have to be dedicated to the payment of the principal of and interest on our indebtedness;

•	our leverage may make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures;

•	we have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition or regulation;

•	rising interest rates could have a material adverse effect on us since a substantial portion of our indebtedness bears interest at variable rates; and

•	if we are unable to service our debt, our creditors could accelerate our debt and foreclose on our fleet.

     Our ability to pay the debt service associated with our indebtedness is sensitive to changes in interest rates.

     As of September 30, 2003, after giving effect to the application of the net proceeds of this offering, on a pro forma basis, $379.7 million of our indebtedness would have been subject to floating interest rates. Although we have entered into interest rate swap arrangements and future rate agreements to fix the interest rates on an aggregate basis of $395.5 million of our indebtedness, each 1% increase in interest rates would increase our annual interest expense by $2.4 million. We may not be able to enter into hedging arrangements in time or at acceptable rates to sufficiently offset a material increase in interest rates, and we may not have sufficient funds to pay such increased interest expense. See “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Liquidity and Capital Resources”.

     The terms of our credit facilities and the indenture relating to the notes may restrict our current and future operations, particularly our ability to respond to industry or economic changes or to take certain actions.

     Our credit facilities contain, and any future refinancing of our credit facilities likely would contain, a number of restrictive covenants that impose significant operating and financial restrictions on us. Our credit facilities include covenants restricting, among other things, our ability to:

•	incur additional debt;

•	pay dividends and make restricted payments;

•	create liens;

•	use the proceeds from sales of assets and subsidiary stock;

•	enter into sale and leaseback transactions;

•	enter into transactions with affiliates; and

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions.

     The indenture relating to the notes also contains covenants including, among other things, restrictions on our ability to:

•	create liens or other encumbrances;

•	enter into sale and leaseback transactions;

•	sell or otherwise dispose of all or substantially all of our assets, or merge or consolidate with another entity; and

•	have our subsidiaries incur additional debt.

Our credit facilities also include financial covenants, including requirements that we maintain:

•	a minimum amount of cash on hand;

•	a maximum ratio of certain funded indebtedness to total capitalization;

•	a minimum consolidated net worth requirement; and

•	a minimum interest coverage ratio.

     A failure to comply with the covenants contained in our credit facilities or the indenture could result in an event of default which could materially and adversely affect our operating results and our financial condition. In the event of any default under our credit facilities, the lenders under our credit facilities could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, and to require us to apply all of our available cash to repay these borrowings, which would be an event of default under the notes. In addition, our existing debt, and any new debt may impose, financial restrictions and other covenants on us that may be more restrictive than those applicable to the notes. For more information on our credit facilities and the notes, you should carefully review the information in this prospectus under “Description of Other Indebtedness” and “Description of Notes”.

     We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the notes.

     Our ability to meet our debt service obligations will depend on our future financial performance, which will be affected by a range of factors outside of our control. Failure to satisfy these obligations, including payments on the notes, might require us to refinance or restructure our debt, sell vessels and other assets, reduce or delay capital investments, including vessel acquisitions, or seek to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of net proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to satisfy our debt service obligations, therefore, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes.

     Despite our level of indebtedness, we will be able to incur substantially more debt. Incurring more debt could increase the risks described above.

     We are likely to be able to incur significant additional indebtedness in the future. The restrictions in our credit facilities and in the indenture governing the notes do not prevent us from incurring obligations that do not constitute indebtedness. Additionally, nothing in the indenture restricts our ability to make dividends or distributions, or our and our subsidiaries’ ability to enter into transactions with affiliated parties or to sell or dispose of assets. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. See “Description of Notes” and “Description of Other Indebtedness”.

     The notes and the guaranties will not be secured by any of our assets nor those of our guarantors, and the lenders under our credit facilities will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

     As of September 30, 2003, after giving effect to the application of the net proceeds of this offering, on a pro forma basis, we would have had $273.8 million of available credit under our reducing revolving credit facilities. Our obligations under our credit facilities are secured by, among other things, a first priority security interest in all of our vessels. If we become insolvent or are liquidated, or if payment under the credit facilities or in respect of any other secured senior indebtedness is accelerated, the lenders under our credit facilities or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law, in addition to any remedies that may be available under documents pertaining to our credit facilities or other senior debt. See “Description of Notes” and “Description of Other Indebtedness”.

     Substantially all of our assets are held by, and substantially all of our income is derived from, our subsidiaries, and the indebtedness of our subsidiaries may restrict payment on the notes.

     We hold our assets through our subsidiaries and derive substantially all of our operating income from our subsidiaries. For example, each of our vessels is owned by and operated through a separate subsidiary. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the notes. We cannot assure you that our subsidiaries will be able to pay to us amounts necessary to service the notes. In certain circumstances, the indenture governing the terms of the notes permits our subsidiaries to enter into agreements that can limit our ability to receive distributions from our subsidiaries. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on the notes.

     We may not be able to fulfill our repurchase obligations in the event of a change of control.

     Any change of control would constitute a default under our credit facilities. Therefore, upon the occurrence of a change of control, the lenders under our credit facilities would have the right to accelerate their loans, and we would be required to prepay all of our outstanding obligations under our credit facilities. Moreover, upon the occurrence of any change of control, we will be required to make a change of control offer under the notes. If a change of control offer is made, we cannot assure you that we will have available funds sufficient to pay the change of control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due would give the trustee and the holders of the notes the rights described under “Description of Notes—Events of Default”. Even with these rights, however, holders of the notes may not receive the principal or interest payments due under the notes.

     Certain events may delay payment on, lead to the subordination of or void our and our subsidiaries’ obligations under the notes.

     In the event of a bankruptcy, liquidation or reorganization, you would likely not receive any payment of principal or interest due under the notes so long as such cases were pending.

     The notes and the subsidiary guaranties may be subject to review under federal, state and similar foreign fraudulent conveyance laws if a bankruptcy, reorganization, liquidation or rehabilitation case or a lawsuit, including circumstances in which bankruptcy is not involved, were commenced by, or on behalf of, our unpaid creditors or unpaid creditors of our guarantors at some future date. Certain statutes allow courts, under specific circumstances, to void the notes and the guaranties and require noteholders to return payments received from us or the guarantors.

     An unpaid creditor or representative of creditors could file a lawsuit claiming that the issuance of the notes constituted a “fraudulent conveyance”. To make such a determination, a court would have to find that we did not receive fair consideration or reasonably equivalent value for the notes, and that, at the time the notes were issued, we:

•	were insolvent;

•	were rendered insolvent by the issuance of the notes;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay those debts as they matured.

     If a court were to make such a finding, it could void all or a portion of our and our subsidiaries’ obligations under the notes, subordinate the claim in respect of the notes to our other existing and future indebtedness or take other actions detrimental to you as a holder of the notes, including in certain circumstances, invalidating the notes. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the notes, to the claims of all existing and future creditors on similar grounds. As a result of the above occurrences, the holders of the notes may not receive the principal or interest payments due under the notes.

     The making of the guaranties might also be subject to similar review under relevant fraudulent conveyance laws. A court could impose legal and equitable remedies, including subordinating the obligations under the guaranties to our other existing and future indebtedness or taking other actions detrimental to you as a holder of the notes. If the guaranties were voided or subordinated, the notes would effectively be subordinated to all of our liabilities, and we might not have assets remaining to satisfy the claims of the holders of notes.

     There may be no active trading market for the outstanding notes.

     There is no established trading market for the outstanding notes. We do not intend to list the outstanding notes on any national securities exchange or to seek the admission of the outstanding notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Initial Purchaser of the outstanding notes has advised us that it currently intends to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of any shelf registration statement. The outstanding notes have been sold pursuant to an exemption from registration under the Securities Act, and they may not be publicly offered, sold or otherwise transferred unless they are registered or are sold in a transaction exempt from registration. Although the outstanding notes may be eligible for trading in The PORTALSM Market, the absence of a trading market may diminish the ability of the holders of the outstanding notes to sell their notes or reduce the price at which the holders would be able to sell their notes.

     The liquidity of, and trading market for, the exchange notes may also be adversely affected by general declines in the market for similar securities or by changes in our financial performance. Such a market decline may adversely affect such liquidity and trading markets independent of our financial performance and resources.

     There are restrictions on your ability to resell your outstanding notes.

     The outstanding notes have not been registered under the Securities Act or any state securities laws. Absent registration, the outstanding notes may be offered or sold only in transactions that are not subject to or that are exempt from the registration requirements of the Securities Act and applicable state securities laws. Although we have filed, and continue to use our best efforts to have declared effective, a registration statement on Form S-4 relating to an exchange offer for the notes, we cannot assure you that such registration statement will become or remain effective. Any resale restriction will reduce the value of the outstanding notes.

     The market price for the notes may be volatile.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes. Volatility in the market price for our notes may raise our cost of obtaining funds and thereby have a negative effect on our profitability.

Risks Related to Our Industry

     The nature of our business and our fleet makes our operations dependent upon fluctuations in the oil and petroleum products markets.

     Our operating fleet consists of crude oil tankers and refined petroleum product carriers. As a result, our business is sensitive to changes in factors affecting the petroleum business and the transportation of crude oil and refined petroleum products.

     The demand for tanker capacity to transport crude oil and other petroleum products is influenced by among other factors:

•	increases and decreases in oil production, particularly by OPEC and other key producers, and in the demand for crude oil and petroleum products;

•	global and regional economic and political conditions;

•	developments in international trade;

•	environmental concerns and regulations;

•	weather;

•	substitution by, and availability of, alternate energy sources; and

•	changes in seaborne and other transportation patterns.

     A change in any one of these factors could materially affect the demand for tanker capacity and charter rates. Decreased demand for tanker capacity and charter rates will reduce our revenues and profitability. Such a reduction may affect our ability to fulfill our obligations under the notes. Historically, the crude oil and petroleum products markets have been volatile as a result of the many conditions and events that affect these factors.

     The intense competition and potential financial resources of our competitors could affect our market position.

     Competition in virtually every aspect of our business is intense. Competition in the ocean shipping industry varies primarily depending on the nature of the contractual relationship and the kind of commodity being shipped. We compete with other tanker owners, including major oil companies, and independent companies. Some international fleets are government-owned and some of our competitors have greater financial resources than we do. There can be no assurance that our competitive position will not erode in the future.

     To the extent that we enter new geographic areas or tanker market segments or provide new services, there can be no assurance that we will be able to compete successfully in entering such markets or market segments or in providing such services. New markets may involve competitive factors that differ from those of our current market segments and may include participants that have greater financial strengths and capital resources than those available to us, which could limit our ability to profitably compete.

     An increase in the supply of tanker capacity without an increase in demand for tanker capacity would likely cause charter rates to decline, which could have a material adverse effect on our revenues and profitability.

     The supply of tankers generally increases with deliveries of new vessels and decreases with the scrapping of older vessels, conversion of vessels to other uses, such as floating production and storage facilities, and loss of tonnage as a result of casualties. Currently there is significant new building activity with respect to virtually all sizes and classes of tankers. If the amount of tonnage delivered exceeds the number of vessels being scrapped, tanker capacity will increase. If the supply of tanker capacity increases and the demand for tanker capacity does not, the charter rates paid for our vessels could materially decline. Such a decline in charter rates would likely have a material adverse effect on our revenues and profitability.

     Our exposure to the spot market could cause our results of operations to materially decline.

     A significant portion of our revenue is traditionally generated in the spot market. While most of our vessels, by number, are on time charters, most by dwt participate in the spot market. The spot market is highly competitive and spot rates are subject to significant fluctuations. In the past, there have been situations where available spot rates declined below the operating costs for our vessels. Spot rates are affected by world economics, international events, weather conditions, strikes, government policies, supply and demand, and many other factors beyond our control. We cannot assure you that spot charters will be available at rates that will be sufficient to enable our vessels to be operated profitably.

     Seasonal variations in operating results and significant changes in charter rates may affect our revenues and profitability.

     We operate our tankers in markets that have historically exhibited seasonal variations in demand and, therefore, spot rates. Tanker markets are typically stronger in the winter months as a result of increased oil consumption in the northern hemisphere and unpredictable weather patterns in the winter months and other seasonal factors affecting supply which tend to disrupt vessel scheduling. The oil price volatility resulting from these factors has historically led to increased oil trading activities. As a result, our revenues and profitability have historically been weakest during the second quarter and early part of our third quarter.

     Older vessels have higher operating costs and are less desirable to charterers.

     Our fleet includes five tankers (including our only ULCC) that are 15 years of age or older, two of which are over 20 years of age. The economic lives of properly maintained tankers are estimated by us to be approximately 25 years. Customers prefer modern vessels over older vessels, which especially impacts the older vessels in weak markets. In general, expenditures necessary for maintaining a vessel in good operating condition increase with age. Due to improvements in engine technology, older vessels are typically less fuel efficient than more recently constructed vessels. In addition, changes in governmental regulations, safety or other equipment standards, particularly those relating to the phasing out or refitting of single hulled tankers, may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the trades in which the vessels may engage. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. We cannot assure you that market conditions will justify such expenditures or enable us to operate our older vessels profitably during the remainder of their economic lives.

     Environmental regulations expose us to liability, and compliance with such regulations could require significant expenditures and affect our cash flow and net income.

     Our operations are affected by extensive and changing international, national and local environmental protection laws, regulations, treaties and conventions in force in the countries in which our vessels operate as well as the countries of their registration. Many of these requirements are designed to reduce the risk of oil spills and other pollution, and our compliance with these requirements can be costly.

     The United States Oil Pollution Act of 1990 (“OPA 90”) affects all vessel owners shipping oil or hazardous material to, from or within the United States. OPA 90 allows for potentially unlimited liability without regard to fault for owners, operators and bareboat charterers of vessels for oil pollution in U.S. waters. Similarly, the International Convention on Civil Liability for Oil Pollution Damage, which has been adopted by most countries outside of the U.S., imposes liability for oil pollution in international waters. OPA 90 expressly permits individual states to impose their own liability regimes with regard to hazardous materials and oil pollution incidents occurring within their boundaries.

     OPA 90 provides for the phase out of all non-double hulled tankers that carry oil in bulk in U.S. waters. The International Maritime Organization (“IMO”) and the European Union also have adopted similar regulations applicable to vessels in international waters. These regulatory programs will require us to retrofit eight of our vessels with double hulls or remove them from operation, the first two in 2004 and the others between 2007 and 2017. Because retrofitting is prohibitively expensive, we will either seek new trade routes for these vessels or dispose of them. For additional information on these and other environmental requirements, including a table of the varying phase out dates applicable to our vessels under each of the regulatory programs, you should carefully review the information contained in “Business—Regulations”.

     These regulations are likely to reduce the demand for single hulled vessels, force single hulled vessels into less desirable trading routes and increase the number of ships trading in those routes open to single hulled vessels. As a result, single hulled vessels are likely to be chartered less frequently and at lower rates.

     Additionally, increased regulation limiting the ability of older vessels to trade certain routes may force us to shorten the “useful life” of our vessels for accounting purposes. We currently depreciate the costs of our vessels over a 25 year life. If regulation significantly limits the ability of vessels older than 20 years from trading to certain countries, accounting standards may require us to change our depreciation period to 20 years. Such a change may reduce our book income.

     Additional laws and regulations may limit our ability to do business or increase our cost to do business.

     We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our vessels. The kinds of permits, licenses and certificates required depend upon such factors as the country of registry, the commodity transported, the waters in which the vessel operates, the nationality of the vessel’s crew, the age of the vessel and our status as owner or charterer. New laws and regulations, environmental or otherwise, may be adopted which could limit our ability to do business or increase the cost of our doing business and which may have a material adverse effect on our operations.

     Operation of tankers carries inherent risks that may not all be covered by insurance.

     The operation of any ocean-going vessel, and the transportation of crude oil and refined petroleum products, carry an inherent risk and the possibility of catastrophic marine disasters and property losses caused by adverse weather conditions, mechanical failures, collisions, human error, war, terrorism, piracy, labor stoppages, business interruptions due to political action, hostilities, boycotts and other circumstances or events including spills and other environmental mishaps, as well as other liabilities arising from owning and operating vessels in international trade. Our business is affected by these risks and others, including collisions, property loss to the vessels or cargo loss or damage.

     We cannot assure you that all risks are adequately insured against, that any particular claim will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. In particular, more stringent environmental regulations at times in the past have resulted in increased costs for, and in the lack of availability of, insurance against the risks of environmental damage or pollution.

     Under the terms of our vessel liability insurance programs, we are subject to calls payable to cover losses incurred by other members of the insurance associations. A catastrophic loss by one ship owner might result in us being required to pay a significant amount to the marine indemnity associations, which could adversely impact our business and financial condition.

     We are subject to political and other risks that may affect charter rates and our voyages.

     Due to the international nature of our business and the fact that our vessels operate around the world, we are exposed to many risks, including changing economic, political and social conditions in countries where we do business or where our vessels are registered or flagged as well as war, terrorism or piracy. These factors may affect charter rates and the length and safety of voyages and ultimately may adversely affect our results of operations. In addition, because of such inherent risks, our ships may be precluded from sailing into areas of hostility.

     Additionally, as our corporate headquarters are located in the United States and as most of our officers and directors are U.S. citizens, we are subject to U.S. laws that restrict the countries with which our vessels may trade. U.S. law restricts our ability to send vessels to ports in certain countries including Libya and Iran, both of which are significant oil exporting countries. The countries subject to U.S. trade restrictions may change over time. To the extent that our competitors may accept charters to and from these countries, they have a competitive advantage over us.

     Because the market value of vessels may fluctuate significantly, we may incur losses when we sell vessels, which could adversely affect our financial results.

     The market value of oil tankers may vary significantly over time based upon various factors, including: general economic and market conditions affecting the tanker industry; number of vessels in the world fleet; types and sizes of vessels available; changes in trading patterns affecting demands for particular sizes and types of vessels; cost of new buildings; prevailing level of charter rates; the laws and regulations governing the shipping industry; and technological advances in vessel design and propulsion.

     Declining vessel values could affect our ability to replace existing financings upon their expiration as well as raise cash generally, and thereby could adversely impact our liquidity. In addition, declining vessel values could result in a breach of certain loan covenants, which could give rise to events of default under the relevant financing agreements. There can be no assurance that the market value of our vessels will not decline, nor can there be any assurance that the market value of the vessels that are currently under construction or on order will not decline during the construction process.

     Our vessels could be arrested by maritime claimants which could result in a significant loss of earnings and cash flow for the related off-hire period.

     Crew members, suppliers of goods and services to our vessels, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by either arresting or attaching a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could result in a significant loss of earnings and cash flow for the related off-hire period.

     In addition, international vessel arrest conventions and certain national jurisdictions allow so-called “sister ship” arrests, that allow the arrest of vessels that are within the same legal ownership as the vessel which is subject to the claim or lien. Certain jurisdictions go further, permitting not only the arrest of vessels within the same legal ownership, but also any “associated” vessel. In nations with these laws, an “association” may be recognized when two vessels are owned by companies controlled by the same party. Consequently, a claim may be asserted against us, any of our subsidiaries or our vessels for the liability of one or more of the other vessels we own.

Company Specific Risk Factors

     We are not a U.S. corporation, and the holders of notes may be subject to the uncertainties of a foreign legal system in protecting their interests.

     Our corporate affairs are governed by our articles of incorporation, our by-laws and by the corporate laws of the Marshall Islands. There have been few judicial cases interpreting the respective corporate laws of the Marshall Islands. Our security holders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would security holders of a corporation incorporated in a U.S. jurisdiction. Our incorporation in a foreign jurisdiction may make it more difficult for holders of the notes to receive principal or interest payments under certain circumstances.

     We may become subject to U.S. federal income taxation on our U.S.-source shipping income.

     We believe that we currently qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for an exemption from U.S. federal income tax on substantially all of our shipping income. This exemption may be lost if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons who actually or constructively own 5% or more of our stock and we cannot qualify for an exemption from such rule. We can give no assurance that changes in the ownership of our stock will permit us to qualify for the Section 883 exemption in the future. If we do not qualify for an exemption pursuant to Section 883 of the Code, we will be subject to U.S. federal income tax, likely imposed on a gross basis at 4%, on our U.S.-source shipping income, which constitutes not more than 50 percent of our gross shipping income. In such a case, our net income and cash flow will be reduced by the amount of such tax. See the discussion below under “Business—Taxation of our Operations”. Such a reduction may reduce our ability to make the required principal and interest payments due under the notes.

     It may not be possible for our investors to enforce U.S. judgments against us.

     Substantially all of our assets and those of our subsidiaries are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located:

•	would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws; or

•	would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

     We are currently cooperating with an environmental investigation which could result in the imposition of penalties or fines.

     We are cooperating with a criminal investigation by the U.S. Attorney’s office in Newark, New Jersey of an allegation that crew members of one or more of our vessels, in the past, by-passed systems designed to prevent impermissible discharges of certain wastes into the water, presented false statements to the government and obstructed the government’s investigation. As well as being violations of the MARPOL (Maritime Pollution) Convention and U.S. law, the activities under investigation violate our policies and directives. On May 10, 2002 a former master and former chief engineer of one our vessels entered guilty pleas in the U.S. District Court in Newark, New Jersey, to violations of U.S. law involving false statements to the U.S. Coast Guard during a vessel’s port call in New Jersey on September 10, 2001. See “Business—Legal Proceedings”. This investigation may result in fines or other consequences that could prevent us from fulfilling our obligations under the notes.

     We depend on our key personnel and may have difficulty attracting and retaining skilled employees.

     Our success depends to a significant extent upon the abilities and efforts of our key personnel. The loss of the services of any of our key personnel or our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business, financial condition and operating results.

     We also depend heavily on a third party to whom we contract for crew management and technical services, Orinoco Marine Consultancy India Pvt. Ltd. (OMCI), to attract qualified crew members for employment on our tankers. Although we pay competitive salaries and provide competitive benefits to our personnel, we cannot assure you that OMCI will be able to continue providing us with qualified crew members or vessel officers. If our relationship with OMCI deteriorated, we would have to obtain crew management services from a third party or perform them internally and potentially at a greater cost than what we currently pay for these services.

     We may face unexpected drydock costs for our vessels.

     Vessels must be drydocked periodically. The cost of repairs and renewals required at each drydock are difficult to predict with certainty and can be substantial. Our insurance does not cover these costs. In addition, vessels may have to be drydocked in the event of accidents or other unforeseen damage.

Our insurance may not cover all of these costs. Large drydocking expenses could significantly decrease our profits.

     We may not be able to renew time charters when they expire.

     Substantially all of our product carriers operate on time charters. We cannot assure you that these time charters will be renewed, or if renewed, that they will be renewed at favorable rates. If, upon expiration of the existing time charters, we are unable to obtain time charters or voyage charters at rates comparable to those received under existing charters, our profitability may be adversely affected.

     If a time charter is terminated before expiration due to default or agreement, the vessel may be redelivered to us at times when we are unable to obtain rates which are as profitable as those on the terminated time charter, or not profitable at all. Two charterers, subsidiaries of Total S.A. and El Paso Corporation, have time charters on five of our vessels (three additional time charters are contracted to commence in 2004 with subsidiaries of Total) and seven vessels, respectively. Termination of several charters at one time, under the above circumstances, could materially impact our profitability. Such a decrease in profitability may diminish the value of the notes.

     We may not be successful in implementing our growth strategy.

     The continued growth of our fleet and expansion of our business is critical to our strategy. We may not be successful in expanding our operations and any expansion may not be profitable. Our future growth will depend upon a number of factors, both within and outside of our control. These include:

•	our identification of new markets;

•	our acceptance by new customers;

•	our identification and acquisition on favorable terms of acquisition candidates;

•	our successful integration of any acquired businesses with our existing operations;

•	our ability to hire and train qualified personnel; and

•	our ability to obtain required financing.

     The failure to effectively implement our growth strategy and deal with these factors could harm our business, financial condition and results of operations.

USE OF PROCEEDS

     We issued $200 million principal amount of the outstanding notes on November 26, 2003 to the initial purchaser of those notes. We are making the exchange offer to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of outstanding notes. Any outstanding notes that are properly tendered in the exchange offer will be accepted, canceled and retired and cannot be reissued.

     Our net proceeds from the offering of the outstanding notes, which does not include accrued interest on the notes, were approximately $195 million, after deducting the initial purchaser’s discount and commission and the offering expenses payable by us. We used these net proceeds to repay outstanding balances under our reducing revolving credit facilities and for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003:

(1)	on an actual basis; and

(2)	as adjusted to give effect to the offering of the outstanding notes (as we will not receive any cash proceeds from the exchange offer) on a pro forma basis and the application of the net proceeds therefrom to repay indebtedness.

     You should read the information in this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus, “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Use of Proceeds.”

	Actual	Adjustments	As Adjusted

Cash and cash equivalents	$20,884	—	$20,884

Notes	—	$200,000	$200,000
Term Loans	$201,955		201,955
Reducing Revolving Facilities	372,720	(195,000)	177,720
7.00% Convertible Notes	349		349

Total debt(a)	$575,024	$5,000	$580,024

Stockholders’ Equity	$517,585	—	$517,585

Total Capitalization	$1,092,609	$5,000	$1,097,609

(a)  Includes current portion of long-term debt of $21.4 million.

As of September 30, 2003, pro forma for the offering of the outstanding notes we would have had $273.8 million available under our revolving facilities in addition to $20.9 million in cash and cash equivalents and $57.0 million which may become available to us under the equity line of credit that we signed on November 13, 2003. See “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Recent Activities.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

     This section presents our Selected Historical Consolidated Financial and Other Data. You should read carefully our consolidated financial statements included elsewhere in this prospectus, including the notes to those consolidated financial statements. The Selected Historical Consolidated Financial and Other Data in this section are not intended to replace our financial statements.

     We provide below Selected Historical Consolidated Financial and Other Data as of and for the periods specified. The data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are derived from our audited financial statements. The data for the nine months ended September 30, 2003 and 2002 are derived from our unaudited financial statements and include all adjustments we consider necessary for a fair presentation of the financial position and results of operations for such periods. You should read the information below together with the information under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

     Beginning with the nine month period ended September 30, 2003, we reported our Statement of Operations Data using Time Charter Equivalent (“TCE”) Revenue, which equals voyage revenue and time charter revenue less voyage expense, as is used throughout the industry. Historically, we have not presented our results using TCE Revenue. For comparative purposes only, we present in the Statement of Operations Data for all of the periods below both our historical presentation of Revenue and TCE revenue. We provide you with a reconciliation of Revenue to TCE revenue in footnote (b) to this table. For more information on TCE revenue, you should review “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included elsewhere in this prospectus.

						For The Nine Months
						Ended
		For The Years Ended December 31,				September 30,
	2002	2001	2000	1999	1998	2003	2002

Statement of Operations Data:				(in thousands)

Revenue (a)	$199,052	$209,936	$187,044	$115,992	$149,228	$233,915	$139,243
Time Charter Equivalent Revenue (b)	163,468	177,733	161,125	90,479	111,711	197,688	114,339
Other Revenue	127	473	—	—	—	125	94
Total TCE Revenue and
Other Revenue	163,595	178,206	161,125	90,479	111,711	197,813	114,433
Operating Expenses:
Vessel Expenses	51,478	42,344	29,297	38,892	39,207	42,424	38,335
Charter Hire Expense	16,654	8,416	16,184	15,234	25,529	16,373	12,210
Depreciation and Amortization	43,583	32,688	18,323	26,272	29,958	37,958	31,714
General and Administrative	12,689	12,420	11,269	10,486	10,773	11,914	10,280
Provision for loss on lease
obligation	—	—	—	6,229	—	—	—
Loss (Gain) on Disposal/
Writedown of Assets-Net	289	(19,516)	10,814	48,692	(6,485)	10,773	289
Operating Income (Loss)	38,902	101,854	75,238	(55,326)	12,729	78,371	21,605
Interest Expense	24,845	20,921	27,260	19,198	11,118	17,315	18,150

(Loss) Gain on Disposal/ Writedown of Investments	(675)	(1,617)	(2,971)	(7,771)	—	618	(547)

(Benefit) Provision for Income Taxes	(1,406)	—	—	475	(37,158)	—	(1,406)

Equity (Loss) in Operations of Joint Ventures	—	222	3,227	(510)	3,684	—	—
Income (Loss) Before

Cumulative Effect of Change in Accounting Principle	15,469	82,344	53,085	(83,034)	42,917	61,940	4,863

Cumulative Effect of Change of Accounting Principle (c)	—	—	—	2,729	—	—	—
Net Income (Loss)	$15,469	$82,344	$53,085	$(80,305)	$42,917	$61,940	$4,863

			As of December 31,							As of September 30,
	2002		2001		2000		1999	1998		2003		2002

			(in thousands, except percentages and ratios)
Balance Sheet Data:
Cash and Cash Equivalents	$40,890		$17,730		$35,328		$7,381	$22,698		$20,884		$31,350
Assets to be Disposed Of	—		—		—		90,996	—		15,360		—
Vessels and Other Property-Net	864,953		705,030		484,510		291,416	393,862		1,051,662		869,236
Construction in Progress
(Newbuildings)	37,857		84,736		2,905		25,340	34,733		20,037		52,881
Total Assets	989,621		875,627		591,504		472,415	530,127		1,136,400		939,018
Current Portion of Long-Term Debt .	32,602		40,238		40,577		54,834	21,494		21,369		47,352
Long-Term Debt	477,959		392,316		275,986		212,913	225,653		553,655		447,459
Total Stockholders’ Equity	437,822		401,816		254,703		171,766	245,183		517,585		405,625

Other Data:
EBITDA (d)	$82,491		$135,953		$98,668		$(34,360)	$46,835		$117,213		$53,321
Payments for Drydocking	5,086		6,540		—		1,247	4,265		1,350		3,985
Capital Expenditures (excluding payments for drydocking)	206,757		441,887		164,396		105,249	147,407		217,274		162,534
Ratio of Net Debt to Net Capitalization (e)	51.8%		50.8%		52.5%		60.3%	47.8%		51.7%		53.3%
Number of Vessels—end of period	36		31		22		23	19		39		34
Ratio of Earnings to Fixed Charges (f)	1.3	x	3.4	x	2.1	x	—	1.0	x	3.3	x	1.1	x

___________
(a) Revenue is voyage revenue, time charter revenue and other revenue as follows:
										For The Nine Months
										Ended
			For The Years Ended December 31,							September 30,
	2002		2001		2000		1999	1998		2003		2002

							(in thousands)
Revenue:
Voyage Revenue	$108,507		$165,892		$170,688		$104,725	$140,549		$146,526		$71,116
Time Charter Revenue	90,418		43,571		16,356		11,267	8,679		87,264		68,033

Subtotal	198,925		209,463		187,044		115,992	149,228		233,790		139,149
Other Revenue	127		473		—		—	—		125		94

Total Revenue	$199,052		$209,936		$187,044		$115,992	$149,228		$233,915		$139,243

___________
(b) Time Charter Equivalent (“TCE”) Revenue is voyage revenue and time charter revenue less voyage expenses as follows:

						For The Nine Months
						Ended
		For The Years Ended December 31,				September 30,
	2002	2001	2000	1999	1998	2003	2002

				(in thousands)
TCE revenue:
Voyage Revenue	$108,507	$165,892	$170,688	$104,725	$140,549	$146,526	$71,116
Time Charter Revenue	90,418	43,571	16,356	11,267	8,679	87,264	68,033

Subtotal	198,925	209,463	187,044	115,992	149,228	233,790	139,149
Voyage Expenses	35,457	31,730	25,919	25,513	37,517	36,102	24,810

TCE Revenue	$163,468	$177,733	$161,125	$90,479	$111,711	$197,688	$114,339

___________

(c)  Effective January 1, 1999, OMI changed its accounting policy on recognition of voyage freight for vessels operating on voyage charters from load-to-load to the discharge-to-discharge basis. Under this method, voyage revenue is recognized evenly over the period from the departure of a vessel from its original discharge port to departure at the next discharge port. The cumulative effect of this accounting change is shown separately in the Consolidated Statements of Operations and resulted in income of $2,729,000.

(d)  EBITDA represents net income (loss) before interest expense, income taxes and depreciation and amortization expense. EBITDA should not be considered a substitute for net income, cash flows from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States of America or as a measure of profitability or liquidity. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. However, we believe that EBITDA provides additional information with respect to our ability to satisfy debt service, capital expenditures and working capital requirements. The following is a reconciliation of net income (loss), as reflected in our Consolidated Statements of Income, to EBITDA:

						For The Nine Months
						Ended
		For The Years Ended December 31,				September 30,

	2002	2001	2000	1999	1998	2003	2002

			(in thousands)

Net Income (Loss)	$15,469	$82,344	$53,085	$(80,305)	$42,917	$61,940	$4,863
Add (Subtract):
Interest Expense	24,845	20,921	27,260	19,198	11,118	17,315	18,150
(Benefit) Provision for
Income Taxes	(1,406)	—	—	475	(37,158)	—	(1,406)
Depreciation and Amortization	43,583	32,688	18,323	26,272	29,958	37,958	31,714

EBITDA	$82,491	$135,953	$98,668	$(34,360)	$46,835	$117,213	$53,321

___________
(e) Ratio of Net Debt to Net Capitalization is calculated as follows:
						For The Nine Months
						Ended
		For The Years Ended December 31,				September 30,

	2002	2001	2000	1999	1998	2003	2002

			(in thousands)
Long-Term Debt, including
current portion	$510,561	$432,554	$316,563	$267,747	$247,147	$575,024	$494,811
Cash and Cash Equivalents	(40,890)	(17,730)	(35,328)	(7,381)	(22,698)	(20,884)	(31,350)

Net Debt	469,671	414,824	281,235	260,366	224,449	554,140	463,461
Total Stockholders’ Equity	437,822	401,816	254,703	171,766	245,183	517,585	405,625

Net Capitalization	$907,493	$816,640	$535,938	$432,132	$469,632	$1,071,725	$869,086

Ratio of Net Debt to Net
Capitalization	51.8%	50.8%	52.5%	60.3%	47.8%	51.7%	53.3%

___________
(f)  The ratios of earnings to fixed charges were calculated based on information from our records. For purposes of these tables, “earnings” is calculated by adding: (1) pre-tax income from continuing operations before income or loss from equity investees; (2) fixed charges;(3) amortization of capitalized interest; and (4) distributed income of equity investees; and then subtracting: capitalized interest. “Fixed charges” is calculated by adding: (1) interest expensed and capitalized; (2) amortized capitalized expenses related to indebtedness; and (3) an estimate of the interest within rental expense. The term “equity investees” means investments that we account for using the equity method of accounting. The deficiency of earnings necessary to cover fixed charges for the year ended December 31, 1999 was $78,046,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
AND FINANCIAL CONDITION

     The following presentation of management’s discussion and analysis of results of operations and financial condition should be read in conjunction with our consolidated financial statements, accompanying notes thereto and other financial information appearing elsewhere in this prospectus. You should also carefully read the following discussion with “Risk Factors,” “The Tanker Industry,” “Disclosure Regarding Forward-Looking Statements” and “Selected Historical Consolidated Financial Information and Other Data.”

Overview

     We are a leading seaborne transporter of crude oil and refined petroleum products operating in the international shipping markets. We are the successor to Universal Bulk Carriers, Inc., which was a wholly owned subsidiary of OMI Corp. until June 17, 1998. On June 17, 1998, we were separated from OMI Corp., which was renamed Marine Transport Corporation, through a tax-free distribution of one share of our common stock for each share of OMI Corp. common stock. We were renamed OMI Corporation and incorporated in the Republic of the Marshall Islands. Our common stock trades under the symbol “OMM” on the New York Stock Exchange.

Our Fleet

     OMI’s fleet currently comprises 36 vessels aggregating approximately 3.0 million dwt, consisting of ten Suezmaxes (including two chartered-in vessels), three Panamax tankers carrying crude oil, two Panamax product carriers, 18 handysize and handymax product carriers, two handysize crude oil tankers and one ULCC. In the discussions that follow, we sometimes refer to our crude oil tankers as the “Crude Oil Fleet” and our product carriers as our “Clean Fleet”.

     Please see “Business—Our Fleet” for a list of our vessels.

Recent Activities

Since January 1, 2003, we have entered into the following significant transactions:

•	Acquisitions and contracts to purchase vessels:

	•	We ordered five 37,000 dwt 1A ice-class product carrier newbuildings in addition to one ordered in late 2002. The aggregate purchase price of the six vessels is $169.6 million.
Four of the six vessels are scheduled to be delivered in 2004 and the others in 2005. We have entered into five-year time charters for five of the six vessels.

	•	During August, we purchased two 2000 built double hulled Suezmax tankers for an aggregate of $98.5 million. We issued two million shares of our common stock at $6.00 per share (for an aggregate value of $12.0 million) and paid the remaining balance in cash.

	•	During April and July, we took delivery of two Panamax newbuildings, which began five-
year time charters upon delivery.

	•	During January and March, we took delivery of two product carrier newbuildings that began three-year time charters upon delivery.

•	Vessel dispositions:

	•	During October, we agreed to sell a 1989 built single hulled product carrier. The vessel was delivered in November and a loss of approximately $3.5 million was recognized.

	•	During September, we agreed to sell two single hulled product carriers built in 1989 and
1990. A loss on the writedown of these vessels of $7.6 million was recognized in
September 2003.

	•	During April and May, we delivered two 1984 built single hulled product carriers which we agreed to sell in the first quarter. A loss on disposal of these vessels of $3.2 million was recognized during the first quarter of 2003.

•	Financing transactions:

	•	During the first half of the year, we amended various loan agreements resulting in more favorable margins and more flexible terms.

	•	During March, we consolidated, amended and restated two loan agreements. The modification resulted in a reducing revolving credit facility in the amount of $245.0 million, which matures on March 14, 2010. The refinancing resulted in several benefits for us:
removal of certain restrictive covenants, reduction of the margin over LIBOR, additional liquidity and extension of the facility for an additional five years. See “—Liquidity and
Capital Resources—Reducing Revolving Facilities”.

	•	On November 13, 2003, we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd., which provides that Acqua Wellington is committed to purchase up to $57 million of our common stock over the 21-month term of the purchase agreement. Subject to having a registration statement for this arrangement (in a form reasonably satisfactory to Acqua Wellington)
declared effective by the SEC, from time to time on or before August 13, 2005, and at our sole discretion, we may present Acqua Wellington with draw down notices, which would require them to purchase shares at a price based on an agreed discount to the then current market price of our common stock as reported on the New York Stock Exchange.

	•	During December 2003, we agreed to finance $50.4 million with a bank which will be secured by two vessels under construction. See “—Liquidity and Capital Resources—
Term Loans”. Bank financing for the remaining vessels under construction are currently in discussion stages.

•	Proposed Settlement:

	•	We have reached an agreement in principle with the U.S. Department of Justice (DOJ)
following a previously announced investigation of an allegation that crew members of one of our vessels had bypassed systems designed to prevent impermissible discharge of used engine oils into the water and had presented false statements regarding the alleged bypass. Under the yet-to-be-executed agreement, we would plead guilty to one count of knowingly violating regulations promulgated under the Act to Prevent Pollution from Ships by failing to maintain an “oil record book” on one of our vessels. Additionally, the tentative agreement provides for the Company and DOJ to recommend to the Federal Court’s sentencing discretion that the Company pay a $4.2 million fine and serve a probationary period of three years. There can be no assurance that we will be able to reach a definitive agreement with DOJ or that any such agreement would be approved by the court. See
“—Liquidity and Capital Resources—Other Commitments and Contingencies”.

Market Overview

     Tanker charter rates are determined in a highly competitive market and depend on the supply of and demand for tanker capacity. Demand for tankers depends primarily on the volume of crude oil and petroleum products transported as well as the distance over which they are carried. Such demand is a function of world economic conditions and the resulting need for oil, world oil production and consumption patterns, as well as events which interrupt oil production, trade routes and consumption.

The supply of tankers depends primarily on the level of the orderbook, the fleet age profile, government regulations that affect the level of tanker scrappings and the behavior of tanker users, as well as the operating efficiency of the existing fleet. Please see “The Tanker Industry” for additional discussion of the tanker industry, including projections relating to the supply of tankers and requirements of new regulations.

  Suezmax Tanker Overview

     The strong tanker market in the first half of 2003 softened early in the summer as is typical, but recovered toward the end of August. The average time charter equivalent, or TCE, revenue for Suezmax tankers in the West Africa to U.S. trade in the third quarter of 2003 was below the preceding quarter but above the average TCE prevailing in the same period a year ago. Average TCE revenue for Suezmax tankers in the West Africa to U.S. trade in the first three quarters of 2003 was the second highest for comparable periods since 1990. This was the result of several factors which more than offset an increase in the world tanker fleet—higher world oil demand due to improving world economic activity, substitution of oil for gas in the U.S. due to the tight natural gas market, higher oil consumption by Japanese utilities caused by problems with their nuclear power plants, and more long-haul Middle East OPEC oil replacing the loss of Iraqi oil production through a pipeline to the Mediterranean and the persistent shortfall of oil production in Venezuela, at a time of low oil inventory levels.

     Total commercial crude oil and petroleum products inventories in the United States, Western Europe and Japan at the end of the third quarter of 2003 were approximately 36 million barrels, or 1.7%, below the year earlier level, and were 2.8% below the average of the last five years. Crude oil inventories were approximately 25 million barrels, or 3.7%, above last year’s level, but were 1.1% below the average of the last five years. Petroleum product inventories were approximately 61 million barrels, or 4.2%, below last year’s level, and were 3.6% below the average of the last five years. All of the petroleum product inventory reduction was in the United States and Western Europe. Oil inventories are expected to decrease in the last quarter of 2003, and by year-end be below last year’s levels. The expected low oil inventory levels at a time of increasing oil demand would provide support for the tanker market during the upcoming winter months.

     The average OPEC oil production in the third quarter of 2003 totaled approximately 27 million b/d, up by approximately 1.1 million b/d compared to the same period last year, with all of the gain in the long-haul Middle East. Recently, OPEC decided to cut its oil production quotas by approximately 0.9 million b/d beginning November 1, 2003, and to meet again on December 4, 2003 to evaluate the oil market situation. As a result, OPEC oil production in the fourth quarter of 2003 is expected to total approximately 27 million b/d, the same as in the preceding quarter, and about 0.4 million b/d higher than the same quarter last year.

  Product Tanker Overview

     After a strong freight rate environment in the product tanker market in the first half of 2003, the average TCE for handysize product tankers in the Caribbean fell seasonally early in the summer, but recovered toward the end of July and in the third quarter of 2003 was approximately 45% higher than the same period of last year. The improvement was the result of an increasing world oil demand and low oil inventories in the Atlantic basin that resulted in increased long-haul voyages of product tankers, notwithstanding a substantial increase in the world product tanker fleet.

  Outlook

     In the foreseeable future, higher world oil demand in the winter months, as is usually the case, combined with low commercial oil inventories, political instability in short-haul oil producers Venezuela and Nigeria and stricter tanker regulations in the European Union, are expected to support the tanker market. In the longer term, given the high tanker orderbook, tanker rates will depend on the level of world economic activity and oil demand growth as well as the total amount of tanker scrappings.

Critical Accounting Estimates

     The policies discussed below are considered by management to be critical to understanding our financial statements and accompanying notes prepared in accordance with accounting principles generally accepted in the United States of America. We make estimates, judgments, assumptions and form opinions in applying our accounting policies that significantly impact the results we report in our financial statements. Our most critical accounting estimates include: revenue/expense recognition for voyage charters, vessel impairments and depreciation expense, drydock amortization, and impairment of investments in equity securities. Below we discuss these estimates further. We also have other policies that we consider to be key accounting policies, such as our policy for revenue recognition for profit sharing for time charters; however, such policies do not meet the definition of critical accounting estimates because they do not generally require us to make estimates or judgments that are difficult or subjective. There have been no significant changes to our critical accounting estimates during the nine months ended September 30, 2003. For a description of other significant accounting policies, you should review Note 1 to our consolidated financial statements on page F-7 of this prospectus.

  Revenue Recognition

     Under a voyage charter, or a charter in the spot market, the owner of a vessel agrees to provide the vessel for the transport of specific goods between specific ports in return for the payment of an agreed upon freight per ton of cargo or, alternatively, for a specified total amount. All operating costs are for the owner’s account. Voyage expenses, such as fuel and port charges, are recognized ratably over the duration of the voyage. OMI recognizes voyage revenue and voyage expenses on the percentage of completion method of accounting, which is the most prevalent method of accounting for voyage revenue and expenses. Estimated losses under a voyage charter are provided for in full at the time such losses become evident.

     Revenue recognition for voyage charters may be calculated on either a load-to-load basis or on a discharge-to-discharge basis. As of January 1999, our accounting policy for recognition of voyage freight for vessels operating on voyage charters has been on the discharge-to-discharge basis. Under this method, voyage revenue is recognized evenly over the period from the departure of a vessel from its prior discharge port to departure from the next discharge port. Management believes that the discharge-to-discharge method is preferable because it eliminates the uncertainty associated with the location of the next load port. This method is the predominant one used by the industry.

     Management uses judgment to estimate the number of days to a vessel’s next discharge port to compute the amount of revenue and expense to recognize for voyages in progress at the end of each month using the percentage of completion method on a discharge-to-discharge basis. Management uses assumptions to determine these estimates that are supported by historical trends, more specifically about the operating capacity of the vessel (speed and fuel consumption) and about the trading route and port. Actual results could differ from accruals that are included as estimates in the consolidated balance sheets under the classifications Traffic receivables, Prepaid expenses and other current assets and Accrued voyage and vessel liabilities and under the classifications Revenue and Voyage expense categories included in the consolidated statements of income that are estimates in a period.

  Vessel Impairments and Depreciation Expense

     Vessels and construction in progress (“CIP”) payments are recorded at cost. Expenditures for maintenance, repairs and minor renewals are expensed. Major replacements and renewals are capitalized. At December 31, 2002, our carrying amount of vessels and CIP was $901.6 million and at September 30, 2003, was $1,050.6 million. The carrying values of our vessels and CIPs may not represent their fair market value at any point in time since the market prices tend to fluctuate with changes in charter rates and the cost of newbuildings. Management reviews vessels for impairment annually or when events or circumstances indicate that their values may have declined. In order to evaluate impairment of a vessel, assumptions about the future condition of the vessel and its operations are made. These assumptions are applied in a model in which we estimate the projected future cash flows associated with the vessel and comparisons to the vessel’s carrying value to determine if a writedown to fair value is required. This process involves subjective assumptions about future events, and discount factors to be applied to projected cash flows. Estimated values can be affected by many factors beyond the Company’s control such as the overall market and economic trends, government regulation, and other changes. Management believes that the assumptions made to evaluate the vessels impairment are appropriate and reasonable. However, changes in circumstances or conditions affecting these assumptions could result in impairment charges in future periods that may be material.

     Salvage value is based upon a vessel’s lightweight tonnage (“LWT”) multiplied by a scrap rate. We use a scrap rate of $175 per LWT to compute each vessel’s salvage value. The estimated scrap value is used in the computation of depreciation expense and recoverability of the carrying value of each vessel when evaluating for impairment of vessels. Management’s estimates for salvage values may differ from actual results.

     Depreciation for financial reporting purposes is provided on the straight-line method based on the estimated useful lives of the assets up to the assets’ estimated salvage value. We estimate the useful lives of our vessels to range from 20 to 25 years. In the shipping industry, use of a 25 year life has become the standard. Management’s judgment is required in the determination of the estimated depreciable lives that are used to calculate the annual depreciation expense and accumulated depreciation.

  Drydock Amortization

     The Company uses the prepaid method of accounting for special survey and drydock expenses. Under the prepaid method, survey and drydock expenses are capitalized and amortized until the next drydock, which we estimate to be a period of two to three years. Management believes the prepaid method better matches costs with revenue and minimizes any significant changes in estimates associated with the accrual method, including the disposal of vessels before a drydock which has been accrued for is performed. Management uses judgment when estimating the period between drydocks or surveys performed, which can result in adjustments to the estimated amortization of drydock expense. If the vessel is disposed of before the next drydock, the remaining balance in prepaid drydock is written-off as a gain or loss upon disposal of vessels in the period when contracted. Our drydock amortization expense was $3.8 million in 2002 and $3.5 million for the nine months ending September 30, 2003. This expense is included in Depreciation and amortization expense.

  Impairment of Investments in Equity Securities

     We had investments in equity securities in 2001 and 2002 in two companies, one of which was publicly traded on a foreign exchange. We reviewed these investments and others previously that have been disposed of each quarter to evaluate our ability to recover our investments. We record an impairment charge if the fair value of the investment has declined below our carrying value, and that decline is considered to be other than temporary. For publicly traded companies, the fair value of equity securities is determined based on the stock price. For companies that are not publicly traded, we prepare discounted cash flow analyses to estimate the fair value of the investment. We generally do not have access to internal projections of those companies and therefore base our projections on publicly available information, our evaluation of that company, appropriate discount rate and terminal value. In selecting these and other assumptions, we consider a particular company’s ability to execute their business plan successfully, including their ability to obtain required funding, general market conditions, and industry considerations specific to their business. It is likely that we could compute a materially different fair value for an investment if different assumptions were used or if circumstances were to change.

     During 2002, as part of the ongoing evaluation of our ability to recover our investments, we calculated the current fair value based on the publicly traded stock price for one company, considered the other public information available and assessed the business plan of the other investment not publicly traded. We then made an assessment as to whether the decline in the value of these investments was other than temporary. We also assessed future business prospects for the companies and reviewed information regarding market and industry trends for their businesses. We concluded, based on our assumptions and best judgments that an impairment charge was required and we recorded an aggregate loss on such investments of $1.1 million. At September 30, 2003 we had no investments in equity securities.

Results of Operations

  Overview

     Our analysis and evaluation of our consolidated results of operations focuses on the operating performance of our crude oil and product carrier fleets. Our vessels are deployed under either medium-to-long-term time charters or spot market charters. Revenues vary with each type of charter and prevailing shipping rates. Expenses also vary with each type of charter and further depend on the cost of fuel, the ports and canals used and the shipping route.

     A time charter involves the placing of a vessel at the charterer’s disposal for a set period of time during which the charterer may use the vessel in return for the payment by the charterer of a specified daily or monthly hire rate. Under a voyage charter in the spot market, the owner of a vessel agrees to provide the vessel for the transport of specific goods between specific ports in return for the payment of an agreed upon freight per ton of cargo or, alternatively, for a specified total amount. All operating costs are for the owner’s account.

     Voyage and time charters are available for varying periods, ranging from a single trip to a long-term arrangement. In general, a long-term charter assures the vessel owner of a consistent stream of revenue. Operating the vessel in the spot market affords the owner greater speculative opportunity, which may result in high rates when ships are in high demand or low rates (possibly insufficient to cover costs) when ship availability exceeds demand. Ship charter rates are affected by world economics, international events, weather conditions, strikes, governmental policies, supply and demand, and many other factors beyond our control.

     Consistent with industry practice, we use time charter equivalent, or TCE, revenue which comprises revenue from vessels operating on time charters, or TC revenue, and voyage revenue less voyage expenses from vessels operating on voyage charters in the spot market. TCE revenue serves as a measure of analyzing fluctuations between financial periods and as a method of equating revenue generated from a voyage charter to time charter revenue. TCE revenue also serves as an industry standard for measuring revenue and comparing results between geographical regions and among competitors.

     Because our business has many distinct market segments based primarily on the size and design configuration of our vessels, the type of cargo our vessels are equipped to transport and the arrangements under which we charter our vessels, we present various other measures of our financial performance, including:

•	separate analysis of TCE revenue for voyage (spot) charters and time charters;

•	Vessel Operating Income, which is equal to TCE revenue less Vessel expenses, Charter hire expense and Depreciation and amortization;

•	the number of operating or TCE revenue days, which is the number of days our vessels were available for employment; and

•	average daily TCE revenue and average daily vessel expense.

     We also analyze the results of operations of our two reportable segments, Crude Oil Fleet and Product Carrier Fleet, and our vessel categories within those segments (e.g., Suezmaxes and Panamaxes), according to the same metrics.

     Vessel expenses include operating expenses such as crew related costs, stores, routine maintenance and repairs, insurance and miscellaneous. These expenses are a function of the fleet size, utilization levels for certain expenses, requirements under laws, and by charterer and our standards.

     Charter hire expense is the payment made to the owner of the chartered-in vessel for our use. The owner is responsible for the vessel’s operating expenses, in addition to drydock and capital expenditures. We are responsible for the voyage expenses.

     Insurance expense varies with overall insurance market conditions as well as the insured’s loss record, level of insurance and desired coverage. We locked in rates with modest increases for most of our hull and machinery coverage, and P&I insurance with multi-year contracts. However, one of our P&I Clubs, which is a mutual indemnity provider, assessed its members additional amounts for several past years due to its current financial needs resulting from the poor investment markets and an increased level of claims. Certain other insurances, such as basic war risk, also increased. War risk premiums based on voyages into designated war risk areas are typically for the account of the charterers.

     For the Nine Months Ended September 30, 2003 Compared to the Nine Months Ended September 30, 2002

     Our net income was $61.9 million for the nine months ended September 30, 2003 compared to net income of $4.9 million for the nine months ended September 30, 2002. The following table summarizes our results of operations for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002:

	For the Nine Months
	Ended September 30,		Net
(In thousands) (Unaudited)	2003	2002	Change

Voyage and time charter revenue	$233,790	$139,149	$94,641
Voyage expenses	36,102	24,810	11,292

Time charter equivalent revenue	197,688	114,339	83,349
Other revenue	125	94	31
Vessel expenses and charter hire expense	58,797	50,545	8,252
Depreciation and amortization	37,958	31,714	6,244
General and administrative expenses	11,914	10,280	1,634
Loss on writedown/disposal of assets	10,773	289	10,484

Operating income	78,371	21,605	56,766

Interest expense	(17,315)	(18,150)	835
Interest income	266	549	(283)
Gain (loss) on disposal of investments	618	(547)	1,165
Benefit for income taxes	—	1,406	(1,406)

Net income	$61,940	$4,863	$57,077

  Time Charter Equivalent Revenue

     We earned TCE revenue of $197.7 million for the nine months ended September 30, 2003. During the nine months ended September 30, 2003, 44% or $87.1 million of our TCE revenue was earned by vessels operating on time charters. The TC revenue earned was $19.2 million higher in the nine months ended September 30, 2003, compared to the 2002 period; however, the percent of TC revenue to total TCE revenue declined in 2003 from 59% for the nine months ended September 30, 2002 because the spot market was stronger in 2003.

     The following table compares TC revenue earned for the nine months ended September 30, 2003 to the TC revenue earned for nine months ended September 30, 2002 in thousands of dollars and as a percent of total TCE revenue in each of the 2003 and 2002 periods:

	For the Nine Months
	Ended September 30,		Net
(Unaudited)	2003	2002	Change

TC Revenue
Crude Oil Fleet	$8,854	$8,821	$33
Product Carrier Fleet	78,410	59,212	19,198

Total	$87,264	$68,033	$19,231

% of TC Revenue to Total TCE Revenue	44%	59%

     During the nine months ended September 30, 2003, our average daily TCE revenue, or TCE rates, for our Suezmax fleet and product carrier fleet showed significant improvement over the comparable nine month period of 2002. There was an increase of 139% or $64.2 million in TCE revenue earned in the spot market during the nine months ended September 30, 2003 over the comparable period in 2002. Improvements in the crude tanker fleet operating in the spot market were from higher spot rates beginning in late 2002 to 2003 resulting from several factors, including higher world oil demand due to improvement in world economic activity, substitution of oil for gas in the U.S., higher oil consumption by Japanese utilities and more long-haul Middle East OPEC oil replacing the loss of Iraqi oil described in detail under “—Market Overview”.

     The following tables illustrate in thousands of dollars the increase in spot revenue earned during the nine months ending September 30 for each of 2003 and 2002.

	For the Nine Months
	Ended September 30,		Net
(Unaudited)	2003	2002	Change

TCE Spot Revenue for Operating Fleet
Crude Oil Fleet	$93,094	$32,993	$60,101
Product Carrier Fleet	17,478	13,366	4,112

Total	$110,572	$46,359	$64,213

% increase in TCE spot revenue in 2003			139%

     Time charter equivalent revenue—TCE revenue of $197.7 million increased $83.3 million for the nine months ended September 30, 2003 from $114.3 million earned for the nine months ended September 30, 2002. The total fleet net increase in operating or TCE revenue earning days was 1,304 days, 1,670 for vessels acquired offset by 366 days for vessels sold and off-hire days relating to drydock during the nine months ended September 30, 2003, compared to the same period in 2002. Increases in TCE revenue during the 2003 period compared to the 2002 period are explained in more detail as follows:

•	TCE revenue for the Suezmax fleet increased by $49.3 million due to the additional revenue earned by two vessels acquired in the fourth quarter of 2002 and two vessels acquired in

August 2003, which resulted in 604 more operating days for the nine months ended
September 30, 2003. Additionally, average daily TCE for the nine months ended
September 30, 2002, was $15,043 compared to the nine months ended September 30, 2003 average of $33,424 per day.

•	TCE revenue for the product carriers operating on time charters increased by $19.1 million for the nine months ended September 30, 2003, resulting from 972 more operating days from newbuildings for the nine months ended September 30, 2003, compared to the same 2002 period. Increased operating days from newbuildings were attributed to the delivery of four newbuildings in January, March, April and July 2003, more operating days from the three newbuildings delivered January and March 2002 and additional days from the chartered-in product carrier that began a time charter in April 2003.

•	TCE revenue for the Panamax vessels increased by $6.1 million for the nine months ended
September 30, 2003, because of the improvement in spot rates which averaged $19,071 per day for the nine months ended September 30, 2003, compared to $11,438 per day for the nine months Tended September 30, 2002.

•	TCE revenue for the product carriers operating in the spot market increased by $4.1 million for the nine months ended September 30, 2003, because of higher rates earned which was offset by 234 less operating days in the 2003 period. The average daily TCE revenue for the nine months ended September 30, 2002, was $8,218 compared to the nine months ended
September 30, 2003 average of $12,689 per day.

•	TCE revenue for our ULCC increased by $4.7 million for the nine months ended September 30,
2003, because the vessel earned TC revenue from a short-term time charter that ended May
2003 and subsequently began operating in the spot market at an average rate of $14,978 per day for the nine months ended September 30, 2003, compared to losses during the nine months ended September 30, 2002, due to the significant amount of days the vessel was unemployed.

       Vessel expenses and charter hire expense—Vessel expense and charter hire expense increased $8.3 million for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002.

•	Vessel expenses—Vessel expenses increased $4.1 million for the nine months ended September 30, 2003, primarily as a result of additional expenses for vessels acquired.

•	Charter hire expense—Charter hire expense increased $4.2 million for the nine months ended September 30, 2003, primarily as a result of a product carrier chartered-in during October 2002, in addition to increased charter hire expense for the vessel chartered-in during June 2002 after the sale leaseback.

       Depreciation and amortization expense—Depreciation and amortization expense increased $6.2 million during the nine months ended September 30, 2003, because of the acquisition of vessels and amortization for drydock expense for drydocks performed in 2002 and 2003.

       General and administrative (“G&A”)—G & A increased $1.6 million for the nine months ended September 30, 2003, over the comparable period in 2002 because of additional expenses as a result of owning a larger fleet in 2003. As expected, G & A expense was higher in 2003 because of the additional expense related to implementing the requirements to be compliant with the Sarbanes-Oxley Act of 2002.

       Loss on writedown/disposal of assets—Loss on writedown/disposal of assets increased $10.5 million for the nine months ended September 30, 2003, compared to the 2002 comparable period. The 2003 loss consisted of $7.6 million resulting from the writedown to the net realizable value of two product carriers built in 1989 and 1991, one of which was delivered in October and the other scheduled to be delivered in November 2003 under agreements reached prior to September 30, 2003, and the loss on the disposal of two vessels in the first quarter of 2003 of $3.2 million.

     Loss on writedown/disposal of assets for the nine months ended September 30, 2002, included a net loss of $0.3 million primarily from the sale of a 1988 product carrier in April 2002.

     Interest expense—Interest expense decreased $0.8 million during the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002. The decrease was primarily a result of lower average interest rates in the 2003 period compared to the same 2002 period. Decreased interest rates resulted from declines in interest rate margins resulting from negotiations with banks in 2003, lower LIBOR rates (London Interbank Offering Rate) and interest on debt fixed by interest rate swaps. Interest expense was less in 2003 despite the increase in the average outstanding debt of $56.1 million for the nine months ended September 30, 2003, from the 2002 nine month average debt balance of $465.4 million. Debt increased in 2003 due to additional borrowings for acquisitions above that of the repayments from the disposal of vessels.

     Interest income—Interest income decreased during the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002. The decrease was primarily due to lower average rates on cash equivalents and lower notes receivable balances in 2003.

     Gain (loss) on disposal of investments—A gain on disposal of investments of $0.6 million was recorded during the nine months ended September 2003. The gain relates primarily to the final settlement of accounts for an investment that was dissolved in prior years.

     During the nine months ended September 30, 2002, we recorded a loss on the disposal of investments aggregating approximately $0.9 million. The loss was offset in part by a gain on the disposal of marketable securities of $0.3 million for the nine months ended September 30, 2002.

     Income Tax Benefit—The income tax benefit of $1.4 million for the nine months ended September 30, 2002, represents a reversal of an accrual for taxes provided for at the time of the spin-off in 1998. All tax years through the time we were spun off in 1998 have been closed.

     We are a Marshall Islands Corporation. Pursuant to various tax treaties and the current United States Internal Revenue Code, our international shipping income is not subject to federal income taxes in the U.S. See “Tax Considerations.”

Segment Information—Detailed Results of Operations

     OMI’s segment information is detailed by its two operating segments, its crude oil and product carrier fleets. OMI also manages its performance by category in the tables that follow.

     Comparative Nine Months Ended September 30, 2003 Versus Nine Months Ended September 30, 2002 Results

Crude Oil Fleet Results Of Operations

     Vessel Operating Income, which is TCE revenue less Vessel expenses, Charter hire expense and Depreciation and amortization, increased $52.7 million for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2003. The increase in Vessel Operating Income during 2003 was primarily attributable to an increase in the Suezmax, Panamax and ULCC TCE revenue resulting from improved spot rates, in addition to an increase in operating days and earnings due to the addition of the four Suezmaxes delivered, two in August 2003 and two in the fourth quarter of 2002.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For The Nine Months
	Ended September 30,
(Unaudited)	2003	2002

Suezmaxes:
TCE revenue	$73,967	$24,642
Vessel expenses	8,729	6,365
Charter hire expense	13,023	12,210
Depreciation and amortization	10,651	6,604

Vessel Operating Income (Loss)	$41,564	$(537)

Average daily TCE (Spot)	$33,424	$15,043
Average daily vessel expense	$5,084	$4,868
Average number of vessels for the period*(1),(2)	8.3	6.1
Number of TCE revenue days (Spot)	2,229	1,638

ULCC:
TCE revenue	$4,089	$(582)
Vessel expenses	1,348	1,617
Depreciation and amortization	1,512	1,506

Vessel Operating Income (Loss)	$1,229	$(3,705)

Average daily TCE	$14,978	$(2,131)
Average daily vessel expense	$4,938	$5,923
Average number of vessels for the period	1	1
Number of TCE revenue days	273	273

	For The Nine Months
	Ended September 30,
	2003	2002

Panamaxes:
TCE revenue	$15,038	$8,933
Vessel expenses	5,148	5,017
Depreciation and amortization	4,310	3,934

Vessel Operating Income (Loss)	$5,580	$(18)

Average daily TCE	$19,071	$11,438
Average daily vessel expense	$6,286	$6,126
Average number of vessels for the period	3	3
Number of TCE revenue days	788	781

Handysize Crude Oil Carriers—on time charter:
TCE revenue	$8,840	$8,817
Vessel expenses	1,708	1,754
Depreciation and amortization	2,142	2,141

Vessel Operating Income	$4,990	$4,922

Average daily TCE	$16,177	$16,148
Average daily vessel expense	$3,128	$3,212
Average number of vessels for the period	2	2
Number of TCE revenue days	546	546

Total Vessel Operating Income	$53,363	$662

______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

*	Includes two vessels chartered–in during the periods shown.

(1)	In August 2003, two 2000 built Suezmax vessels were acquired. In September and October 2002, two Suezmax newbuildings were delivered.

(2)	In June 2002, a Suezmax vessel previously chartered-in was purchased, and sold in a sale leaseback transaction. The vessel was chartered-in as an operating lease.

  Product Carrier Fleet Results Of Operations

     Vessel Operating Income increased $15.6 million for the nine months ended September 30, 2003, over the comparable nine months ended September 30, 2002. The increase in Vessel Operating Income for the 2003 nine month period was attributable to the increases for both vessels operating in the spot market and for our product carriers operating on time charters, which included an increase in profit sharing earned by five vessels in the 2003 period over the 2002 period.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For The Nine Months
	Ended September 30,
(Unaudited)	2003	2002

Products-on spot:
TCE revenue	$17,478	$13,366
Vessel expenses	6,101	7,941
Charter hire expense	1,242	—
Depreciation and amortization	3,918	4,726

Vessel Operating Income	$6,217	$699

Average daily TCE	$12,689	$8,218
Average daily vessel expense	$4,584	$4,641
Average number of vessels for the period(1),(2)*	4.9	6.3
Number of TCE revenue days	1,378	1,625

Products-on time charter:
TCE Revenue(3)	$78,305	$59,163
Vessel expenses	19,673	15,778
Charter hire expense	2,516	—
Depreciation and amortization	15,137	12,532

Vessel Operating Income	$40,979	$30,853

Average daily TCE	$16,000	$15,016
Average daily vessel expense	$4,157	$4,004
Average number of vessels for the period(4)*	17.3	14.4
Number of TCE revenue days	4,894	3,941

Total Vessel Operating Income	$47,196	$31,552

______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned or chartered the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

*	Includes one vessel chartered-in vessel. The vessel operated in the spot market from October 2002 (delivery date) until
March 2003 and then went on time charter.

(1)	In the second quarter of 2003, two vessels were sold. In the second quarter of 2002, one vessel was sold.

(2)	A vessel was chartered-in during October 2002 for a one year period.

(3)	During the nine months ended September 30, 2003, OMI recognized profit sharing of approximately $8.4 million compared to $4.4 million for the comparable period in 2002.

(4)	In January and March of 2003, two handymax product carriers were acquired. In April and July of 2003, two Panamax product carriers were acquired. In January and March 2002, two handymax product carriers and one handysize product carrier were acquired.

Balance Sheet

     The following are the changes in Vessels and other property-net from the balance at December 31, 2002 compared to September 30, 2003.

•	Vessels and other property-net increased $192.8 million; $234.8 million was from the reclassification from construction in progress as vessels were delivered and the final payment for the delivery of four newbuildings. Other increases of $0.2 million were for capital expenditures for vessels owned (see “—Liquidity and Capital Resources—Investing

Activities”). The increase was offset by a decrease of $27.1 million for two product carriers reclassed at their net realizable values to Vessels held for sale and $15.1 million for the disposal of the two product carriers earlier in 2003.

•	Construction in progress decreased $17.8 million; $37.8 million was from the reclassification of construction payments for four vessels upon delivery, to Vessels. The decrease was offset by increases of $20.0 million for construction installment payments and capitalized interest on five of the vessels under construction during the nine months ended September 30, 2003.

•	Accumulated depreciation increased $26.1 million from the balance at December 31, 2002.
Depreciation and amortization for the nine months ended September 30, 2003 was $38.0 million (including $3.5 million for amortization of drydock expense). Accumulated depreciation was reduced by $4.7 million for the vessels reclassed to Vessels held for sale at September
30, 2003 and $3.5 million for the disposal of the two product carriers in 2003.

     Vessels held for sale of $15.4 million at September 30, 2003, increased as a result of the reclassification of the two product carriers based on a sales agreement made during the third quarter. A loss relating to this transaction of $7.6 million was recorded for the nine months ended September 30, 2003.

     Current portion of long-term debt was reduced by $11.2 million at September 30, 2003. The reduction resulted from the unscheduled payments on our two reducing revolving credit facilities, which can be redrawn in future periods. Since we did not borrow all funds available under these two credit facilities, there are no quarterly future payments in the next 12 months unless we draw down an additional $73.1 million.

For the Year Ended December 31, 2002 Compared to the Year Ended December 31, 2001

  Consolidated Results

     Our net income was $15.5 million for the year ended December 31, 2002, compared to net income of $82.3 million for the year ended December 31, 2001.

     During 2002, we completed the following transactions:

•	During the third and fourth quarter of 2002, we took delivery of two Suezmax newbuildings.

•	During October 2002, we chartered-in a handymax product carrier for one year.

•	In June 2002, we exercised our option to reacquire the COLUMBIA and simultaneously sold the vessel to an unrelated party for $50.0 million. The vessel, renamed OLIVER JACOB, has been time chartered back into our fleet for a period of eight years (excluding options) and has been accounted for as an operating lease. The gain on the sale of approximately $4.7 million is being amortized over the charter period.

•	In June 2002, we agreed to time charter two Panamax vessels to a major oil company for a period of five years from their delivery dates in 2002.

•	In April 2002, we sold a 1988 built product carrier for $9.1 million and paid down related debt of $6.0 million.

•	In January and March 2002, we took delivery of three 2002 built product carriers (two 47,000 dwt and one 37,000 dwt). Each vessel began a three year time charter upon delivery.

     The following table summarizes OMI Corporation’s results of operations for the year ended December 31, 2002, compared to the year ended December 31, 2001.

	For the Years
	Ended December 31,		Net
	2002	2001	Change

(In thousands)
Voyage and time charter revenue	$198,925	$209,463	$(10,538)
Voyage expenses	35,457	31,730	3,727

Time charter equivalent revenue	163,468	177,733	(14,265)
Other revenue	127	473	(346)
Vessel expenses and charter hire expense	68,132	50,760	17,372
Depreciation and amortization	43,583	32,688	10,895
General and administrative expenses	12,689	12,420	269
Loss (gain) on writedown/disposal of assets	289	(19,516)	19,805

Operating income	38,902	101,854	(62,952)

Interest expense	(24,845)	(20,921)	(3,924)
Interest income	660	2,071	(1,411)
Loss on disposal/writedown of investments	(675)	(1,617)	942
Other-net	21	735	(714)
Benefit for income taxes	1,406	—	1,406
Equity in operations of joint ventures	—	222	(222)

Net income	$15,469	$82,344	$(66,875)

     Time charter equivalent revenue—TCE revenue of $163.5 million for the year ended December 31, 2002, decreased by $14.2 million, from $177.7 million in 2001.

     Decreases in TCE revenue of $14.2 million for the year ended December 31, 2002, compared to the prior year 2001, were attributed primarily to decreases in:

•	The Suezmax fleet by $27.9 million and Panamax fleet by $7.9 million resulting from a significant decline in rates during 2002 compared to 2001. Rates began to decline during the second half of 2001 and continued throughout most of 2002. Toward the end of the fourth quarter of 2002, rates began to improve again. Additionally, although there were eight
Suezmax vessels at December 31, 2002, compared to six at December 31, 2001, there were
77 fewer operating days in 2002 compared to 2001. There were more operating days in aggregate for the vessels sold or redelivered in 2001 than there were in 2002 for the vessels delivered in the second half of the year.

•	The product carriers operating in the spot market which declined by $21.5 million because of lower rates earned by the older single hulled vessels during 2002 compared to 2001 coupled with 371 fewer operating days in 2002 (292 fewer days due to the sale of a vessel earlier in
2002, 182 fewer days due to a vessel that went on a time charter in mid-2001, 38 more offhire days for drydock in 2002 offset by additional days in 2002—68 days for the vessel chartered-
in during October 2002 and 73 days for the second hand vessels delivered during February and March 2001).

•	The ULCC TCE revenue by $8.4 million because of unemployment of the vessel for a significant portion of the year and a decline in spot rates for most of 2002 compared to 2001.
During October 2002, the vessel began a profitable time charter that expired in April 2003.

     Decreases in TCE revenue during the year ended December 31, 2002, were partially offset by increases of $46.0 million from product carriers operating on time charters for 2,781 more operating days in 2002. Three vessels were acquired in 2002 (939 more operating days in 2002); and there were 1,842 more days in 2002 attributed to seven vessels acquired during 2001 and 183 more operating days for a vessel previously operating in the spot market in 2001 which began a time charter mid-year

2001. Additionally, TCE revenue increased by $5.6 million for the two handysize crude oil carriers acquired in June 2001, which operated for 340 more days during 2002.

     Vessel expenses and charter hire expense. Vessel expenses and charter hire expense increased $17.4 million for the twelve months ended December 31, 2002.

•	Vessel expenses—Vessel expenses increased approximately $9.2 million primarily from additional vessel costs for the vessels acquired.

•	Charter hire expense—Charter hire expenses increased by $8.2 million over 2001 as a result of chartering-in two vessels, one in December 2001, and the other in October 2002.

     Depreciation and amortization expense—Depreciation and amortization expense increased $10.9 million for the year ended December 31, 2002, because of the acquisition of vessels and increased amortization for drydock expense for drydocks performed in 2002 and 2001.

     General and Administrative—G & A expense had immaterial increases of $0.3 million for the year ended 2002 compared to the year ended 2001.

     Loss (gain) on disposal/writedown of assets-net—The Loss (gain) on disposal/writedown of assets-net for the year ended December 31, 2002, of $0.3 million was primarily from the sale of a 1988 product carrier in April 2002. The gain on disposal in 2001 of $19.5 million resulted from the sale of two vessels. The sale of a Suezmax vessel resulted in a gain of $17.4 million while the sale of a product carrier resulted in a gain of $0.6 million. There was also a gain of $1.5 million from the early termination of two time charters.

     Loss on disposal/writedown of investments—Loss on disposal/write down of investments aggregating $0.7 million for the year ended December 31, 2002, related primarily to the write down of two investments aggregating approximately $1.1 million, offset partially by the gain from the sale of a marketable security. Loss on disposal/writedown of investments was approximately $1.6 million for the year ended December 31, 2001. The 2001 loss relates to the reserve for a loss on investment during the winding down of a joint venture.

     Interest expense—Interest expense of $24.8 million for the year ended December 31, 2002, increased $3.9 million from $20.9 million for the year ended December 31, 2001. The net increase was primarily due to interest expense on the financing for vessel acquisitions. The average outstanding debt in 2002 was higher than in 2001 due to additional borrowings for acquisitions which exceeded repayments from the disposal of vessels.

     Interest income—Interest income of $0.7 million for the year ended December 31, 2002, decreased $1.4 million from $2.1 million for the year ended December 31, 2001, because average cash balances were lower in 2002 compared to 2001, interest rates were lower, and the balances in interest earning long-term notes receivable were less in 2002.

     Other-net—Other-net decreased $0.7 million for the year ended December 31, 2002. The balance in 2001 was primarily the result of insurance settlements of claims on various vessels during the year ended December 31, 2001.

     Income Tax Benefit—The income tax benefit of $1.4 million for the year ended December 31, 2002, represents a reversal of an accrual for taxes provided for at the time of the spin-off in 1998. All tax years through the time we were spun-off in 1998 have been closed.

     Equity in Operations of Joint Ventures—Equity in operations of joint ventures decreased by $0.2 million for the year ended December 31, 2002, compared to the year ended December 31, 2001. The reduction was from the winding down of a joint venture in prior years.

Segment Information-Detailed Results of Operations

     OMI’s segment information is detailed by its two operating segments, its crude oil and product carrier fleets. OMI also manages its performance by category in the tables that follow.

Comparative Year Ended December 31, 2002, Versus Year Ended December 31, 2001 Results

  Crude Oil Fleet Results Of Operations

     Vessel Operating Income decreased $46.5 million for the year ended December 31, 2002, compared to the year ended December 31, 2001. The net decrease in Vessel Operating Income during 2002 was primarily attributable to a decrease of $31.9 million in the Suezmax fleet Vessel Operating Income as a result of declines in charter rates for Suezmaxes coupled with waiting/slow steaming days and 237 fewer operating days during 2002 due to the sale of a Suezmax vessel in June 2001 and chartered in vessels redelivered in 2001. Charter hire expense in the Suezmax fleet increased $7.3 million for the year ended December 31, 2002, related to the sale and leaseback of two vessels, one in December 2001 and one in June 2002. The decrease of $7.8 million in operating income for the ULCC resulted from a decline in charter rates coupled with the unemployment of the ULCC vessel for a significant part of the year. The decrease of $9.8 million in Vessel Operating Income of the Panamax was attributable to a decline in charter rates coupled with waiting/slow steaming days. Decreases were offset by the increase of $3.1 million in Vessel Operating Income attributable to two handysize crude oil carriers acquired in June 2001 (with 340 more operating days in 2002) that continued on long-term time charters.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For the Years
	Ended December 31,
(Unaudited)	2002	2001

Suezmaxes:
TCE Revenue	$41,730	$69,628
Vessel Expenses	8,678	10,642
Charter Hire Expense	15,703	8,416
Depreciation and Amortization	9,694	10,972

Vessel Operating Income	$7,655	$39,598

Average daily TCE (Spot)	$17,952	$29,212
Average daily TCE (Time Charter Out)	—	$17,232
Average daily vessel expense	$4,821	$4,631
Number of vessels owned-end of period(1)	6	4
Number of vessels chartered-in end of period(2),(3)	2	2
Number of TCE revenue days (Spot)	2,326	2,169
Number of TCE revenue days (Time Charter Out)	—	234

ULCC:
TCE Revenue	$328	$8,752
Vessel Expenses	2,141	3,176
Depreciation and Amortization	2,012	1,626

Vessel Operating (Loss) Income	$(3,825)	$3,950

Average daily TCE	$898	$27,787
Average daily vessel expense	$5,866	$8,701
Number of vessels owned-end of period	1	1
Number of TCE revenue days	365	315

	For the Years
	Ended December 31,
	2002	2001

Panamaxes(4):
TCE Revenue	$12,509	$20,452
Vessel Expenses	6,515	6,630
Depreciation and Amortization	5,396	3,432

Vessel Operating Income	$598	$10,390

Average daily TCE	$11,835	$21,980
Average daily vessel expense	$5,950	$6,055
Number of vessels owned-end of period	3	3
Number of TCE revenue days	1,057	928

Handysize Product Carriers on Time Charter:
TCE Revenue	$11,924	$6,317
Vessel Expenses	2,363	1,136
Depreciation and Amortization	2,855	1,534

Vessel Operating Income	$6,706	$3,647

Average daily TCE	$16,334	$16,179
Average daily vessel expense	$3,237	$2,913
Number of vessels owned-end of period(5)	2	2
Number of TCE revenue days	730	391

Total Vessel Operating Income	$11,134	$57,585

______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

(1)	In September and October 2002, two Suezmax newbuildings were delivered. In June 2001, a Suezmax vessel was sold.
During January 2001, a Suezmax newbuilding was delivered.

(2)	In December 2001, a vessel was sold and leased back.

(3)	In January and March 2001, OMI redelivered two chartered-in vessels.

(4)	All deployed in the spot market.

(5)	In June 2001, two handysize crude oil tankers were acquired with time charters.

  Product Carrier Fleet Results Of Operations

     Vessel Operating Income increased $4.2 million for the year ended December 31, 2002, compared to the year ended December 31, 2001. The increase in Vessel Operating Income for product carriers on time charters increased $24.7 million (TCE revenue increased $46.0 million and vessel expenses increased $12.1 million) which was attributable to the acquisition of ten vessels (seven in 2001 and three in 2002), all of which began time charters upon delivery, coupled with increased profit sharing earned in 2002 by five vessels, three of which were acquired in 2001. Vessel expenses and depreciation expense also increased as a result of the acquisition of vessels. Increases were offset by decreases for products carriers on spot. This group had a decrease of $20.5 million in Vessel Operating Income, consisting of a decrease of $21.5 million in TCE revenue and a $1.2 million decrease in vessel expenses. Decreases in revenue resulted from the sale of one vessel and the decline in spot rates for single hulled vessels in 2002.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For the Years
	Ended December 31,
(Unaudited)	2002	2001

Products-on-spot:
TCE Revenue	$18,538	$40,018
Vessel Expenses	10,647	11,849
Charter Hire Expense	951	—
Depreciation and Amortization	6,416	7,106

Vessel Operating Income	$524	$21,063

Average daily TCE	$8,321	$15,451
Average daily vessel expense	$4,701	$4,410
Number of vessels owned-end of period(1)	6	7
Number of vessels chartered-in end of period(2)	1	—
Number of TCE revenue days	2,224	2,595

Products-on time charter:
TCE Revenue	$78,438	$32,468
Vessel Expenses	21,307	9,228
Depreciation and Amortization	16,841	7,686

Vessel Operating Income	$40,290	$15,554

Average daily TCE(3)	$14,802	$13,806
Average daily vessel expense	$4,006	$3,918
Number of vessels owned-end of period(4),(5)	15	12
Number of TCE revenue days	5,319	2,356

Total Vessel Operating Income	$40,814	$36,617

_______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

(1)	A vessel was sold in April 2002. A vessel acquired in March 2001 was sold in May 2001.

(2)	A vessel was chartered-in during October 2002 for a one year period.

(3)	During 2002, OMI recognized profit sharing of approximately $4.4 million for the year ended December 31, 2002.

(4)	During 2001, seven handysize product carriers were acquired. In JanuaryT and March 2002, two handymax product carriers and one handysize product carrier were acquired.

(5)	A vessel operating on spot during the first quarter of 2001 began a time charter-in July 2001.

For the Year Ended December 31, 2001 Compared to the Year Ended December 31, 2000

  Consolidated Results

     Our Net income was $82.3 million for the year ended December 31, 2001, compared to net income of $53.1 million for the year ended December 31, 2000.

During 2001, we completed the following transactions:

•	Acquired a Suezmax newbuilding in January 2001.

•	Redelivered two vessels previously chartered-in during January and March 2001.

•	Acquired three secondhand handysize product carriers in February and March 2001.

•	Sold one product carrier purchased in March 2001 during May 2001 for a gain of $0.6 million.

•	Acquired a 2000 built handysize product carrier in April 2001 (time chartered until April 2004).

•	Sold and leased back a Suezmax vessel in June 2001 for a gain of $17.4 million.

•	Acquired two handysize crude oil tankers in June 2001 (time chartered until May/July 2005 not including options).

•	Acquired three handysize product tankers in September 2001 (two have been time chartered until September 2004 and one until September 2006).

•	Acquired three handysize product tankers in October, November and December 2001. Two have been time chartered for three years and one for five years.

•	Sold a Suezmax vessel in December 2001, which is being chartered back from the purchaser for a period of five years (not including options) for a gain of approximately $4.9 million. The gain is being amortized over the five-year term of the charter.

     The following table summarizes our results of operations for the year ended December 31, 2001, compared to the year ended December 31, 2000.

	For the Years Ended December 31,		Net
	2001	2000	Change

(In thousands)
Voyage and time charter revenue	$209,463	$187,044	$22,419
Voyage expenses	31,730	25,919	5,811

Time charter equivalent revenue	177,733	161,125	16,608
Other revenue	473	—	473
Vessel expenses and charter hire expense	50,760	45,481	5,279
Depreciation and amortization	32,688	18,323	14,365
General and administrative expenses	12,420	11,269	1,151
(Gain) loss on writedown/disposal of assets	(19,516)	10,814	(30,330)

Operating income	101,854	75,238	26,616

Interest expense	(20,921)	(27,260)	6,339
Interest income	2,071	2,893	(822)
Loss on disposal/writedown of investments	(1,617)	(2,971)	1,354
Other-net	735	1,958	(1,223)
Equity in operations of joint ventures	222	3,227	(3,005)

Net income	$82,344	$53,085	$29,259

     Time charter equivalent revenue. TCE revenue of $177.7 million for the year ended December 31, 2001, increased by $16.6 million from $161.1 million for the year ended December 31, 2000. The net increase in our results in 2001, was primarily due to additional earnings from the acquisition of vessels.

     The net increase in TCE revenue for the year ended December 31, 2001, over the comparable period in 2000 was attributable primarily to increases in the product carrier fleet due to higher daily TCE rates for the vessels in the spot market and the acquisition of nine vessels since September 1, 2000 that operated on time charters. Increases in earnings in the Crude Oil Fleet were due to:

•	an increase in the average TCE revenue for Panamax vessels,

•	earnings in 2001 for three Suezmaxes; two delivered during the second quarter 2000 and one in January 2001,

•	revenue earned by the ULCC purchased by OMI on June 30, 2000 and

•	increased earnings from two handysize crude oil carriers acquired in June 2001 that are continuing on long-term time charters until mid-2005, not including options.

     The net increase in TCE revenue was offset in part by decreases due to a decline in charter rates coupled with increased waiting days for Suezmax and ULCC vessels, 280 fewer operating days due to the early termination of two vessels chartered-in and redelivered during the first quarter of 2001 and an additional 209 offhire days related to drydock in 2001 compared to 2000.

     Vessel expenses and charter hire expense—Vessel expenses and charter hire expense increased $5.3 million for the twelve months ended December 31, 2001.

•	Vessel expenses—Vessel expenses increased approximately $13.0 million primarily from additional vessel costs for the vessels acquired.

•	Charter hire expense—Charter hire expense decreased $7.8 million during 2001 compared to
2000 primarily due to the early termination during the first quarter of 2001 of two Suezmax vessels chartered in.

     Depreciation and amortization—Depreciation and amortization increased $14.3 million due the acquisition of sixteen new vessels since April 2000 offset by depreciation not being recorded for the five vessels classified as Vessels to be disposed of in 2000.

     General and administrative—G & A increased $1.2 million due to an increase in expenses as a result of a larger fleet.

     (Gain) loss on disposal/writedown of assets-net—(Gain) loss on disposal/writedown changed by $30.3 million from a loss of $10.8 million for the year ended December 31, 2000, to a gain of $19.5 million in 2001. The gain on disposal in 2001 of $19.5 million resulted from the sale of two vessels. The sale of a Suezmax vessel resulted in a gain of $17.4 million while the sale of a product carrier resulted in a gain of $0.6 million. There was also a gain of $1.5 million from the early termination of two time charters.

     A loss on disposal/writedown of assets in 2000 of $14.0 million relates to the disposals of four vessels and the write down of two vessels in 2000. Adjustments for three vessels previously classified as Assets to be disposed of at December 31, 1999, resulted in additional losses on the sale dates aggregating $6.2 million. Two similar vessels’ net realizable values, which were also classified as Assets to be disposed of at December 31, 1999, were adjusted during the first quarter of 2000 by an aggregate of $3.0 million. A vessel sold in May 2000 resulted in a loss on disposal of $4.8 million.

     Losses in 2000 were offset in part by the gain recorded of $3.2 million from the early termination of two time charters, one part of this gain was from the accelerated amortization of the provision for loss on a lease obligation, discussed above. The gain on early termination of the second charter resulted from accelerated amortization on the deferred gain on sale of the vessel by us to its current owner.

     Loss on disposal/writedown of investments—Loss on disposal/writedown of investments was approximately $1.6 million for the year ended December 31, 2001. The 2001 loss relates to the reserve for a loss on investment during the winding down of the International Product Carriers joint venture.

     The 2000 loss on disposal of investments of approximately $3.0 million resulted from the sale of a joint venture and the write down of a long-term investment.

     Interest expense—Interest expense decreased $6.3 million for the year ended December 31, 2001, in comparison to the year ended December 31, 2000. The decrease is due to reduced interest margin, increased capitalized interest (related to the construction of newbuildings) and reduced LIBOR, offset by financing for vessel acquisitions.

     Other-net—Other of $0.7 million primarily represents insurance settlements of claims on various vessels during the year ended December 31, 2001. During the same period in 2000 an aggregate of approximately $2.0 million for insurance settlements was recorded.

     Equity (loss) in operations of joint ventures—Equity in operations of joint ventures decreased by $3.0 million for the year ended December 31, 2001, compared to the year ended December 31, 2000. The reduction was from the winding down of the joint ventures disposed of in prior years. As of December 31, 2001, we had one active joint venture.

Segment Information—Detailed Operating Results

     OMI’s segment information is detailed by its two operating segments, its crude oil and product carrier fleets. OMI also manages its performance by category in the tables that follow.

Comparative Year Ended December 31, 2001 Versus The Year Ended December 31, 2000

  Crude Oil Fleet Results Of Operations

     Vessel Operating Income decreased $20.0 million for the year ended December 31, 2001, compared to the year ended December 31, 2000. The Suezmax fleet Vessel Operating Income decreased $16.5 million primarily due to the sale of one vessel in June 2001. Other decreases were due to a decline in charter rates coupled with increased waiting days, offset by the delivery of one vessel in January 2001. The Panamax fleet Vessel operating income decreased $4.9 million primarily due to fewer operating days in 2001 including an additional 167 off hire days for drydock compared to 2000. Increases in Vessel Operating Income offset decreases in the Other crude group of $2.8 million from the purchase of the two 1993 built crude oil carriers that were delivered in June 2001.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For the Years
	Ended December 31,
(Unaudited)	2001	2000

Suezmaxes:
TCE Revenue	$69,628	$89,248
Vessel Expenses	10,642	8,295
Charter Hire Expense	8,416	16,184
Depreciation and Amortization	10,972	8,626

Vessel Operating Income	$39,598	$56,143

Average daily TCE (Spot)	$29,212	$36,648
Average daily TCE (Time Charter Out)	$17,232	$13,929
Average daily vessel expense	$4,631	$4,228
Number of vessels owned-end of period(1),(2)	4	5
Number of vessels chartered-in(3)	2	3
Number of TCE revenue days	2,403	2,599

ULCC:
TCE Revenue(4)	$8,752	$7,123
Vessel Expenses	3,176	1,115
Depreciation and Amortization	1,626	631

Vessel Operating Income	$3,950	$5,377

Average daily TCE	$27,787	$38,708
Average daily vessel expense	$8,701	$6,027
Number of vessels owned-end of period	1	1
Number of TCE revenue days(5)	315	185

	For the Years
	Ended December 31,
	2001	2000

Panamaxes:
TCE Revenue(6)	$20,452	$21,648
Vessel Expenses	6,630	5,598
Depreciation and Amortization	3,432	808

Vessel Operating Income	$10,390	$15,242

Average daily TCE	$21,980	$19,715
Average daily vessel expense	$6,055	$5,098
Number of vessels owned-end of period	3	3
Number of TCE revenue days	928	1,098

Other Crude:
TCE Revenue	$6,317	$989
Vessel Expenses	1,136	124
Depreciation and Amortization	1,534	—

Vessel Operating Income	$3,647	$865

Average daily TCE	$16,179	—
Average daily vessel expense	$2,913	—
Number of vessels owned-end of period(7)	2	—
Number of TCE revenue days	391	81

Total Vessel Operating Income	$57,585	$77,627

______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

(1)	In June 2001, a Suezmax vessel was sold. During January 2001, a Suezmax newbuilding was delivered.

(2)	During March and May 2000, two newly built Suezmax vessels were delivered and started their first voyage charters in the second quarter.

(3)	In January and March 2001, OMI redelivered two chartered-in vessels. One vessel was offhire 77 days in drydock in second quarter 2000.

(4)	The vessel was in drydock for 50 days in 2001.

(5)	On June 30, 2000, OMI acquired a ULCC from its joint venture partner.

(6)	During 2001, two Panamax vessels were in drydock for 167 days (82 days in the third quarter and 85 days in the fourth quarter).

(7)	In June 2001, two handysize crude oil tankers were acquired with time charters. In March 2000, an aframax vessel was delivered to new owners.

  Clean Fleet Results Of Operations

     Vessel Operating Income increased $16.4 million for the year ended December 31, 2001, compared to the year ended December 31, 2000. The product carriers on time charter Vessel Operating Income increased $9.8 million primarily due to the purchase of seven vessels in 2001 and two vessels in 2000. The product carriers on spot Vessel Operating Income increased $6.6 million primarily due increases in revenue associated with the purchase of vessels in 2001, which were offset by decreases from the sale of vessels in 2000. Other increases in revenue were attributable to higher spot market rates, offset by 69 fewer operating days due to drydock.

BREAKDOWN BY FLEET
In thousands, except daily TCE rates & expenses, number of vessels and days

	For the Years
	Ended December 31,
(Unaudited)	2001	2000

Products-on-spot:
TCE Revenue(1)	$40,018	$30,472
Vessel Expenses	11,849	10,636
Depreciation and Amortization	7,106	5,363

Vessel Operating Income	$21,063	$14,473

Average daily TCE	$15,451	$10,889
Average daily vessel expense	$4,410	$3,829
Number of vessels owned-end of period(2),(3)	7	6
Number of TCE revenue days	2,595	2,778

Products-on Time Charter:
TCE Revenue	$32,468	$11,645
Vessel Expenses	9,228	3,309
Depreciation and Amortization	7,686	2,557

Vessel Operating Income	$15,554	$5,779

Average daily TCE	$13,806	$13,562
Average daily vessel expense	$3,918	$3,861
Number of vessels owned-end of period(4),(5)	12	4
Number of TCE revenue days	2,356	857

Total Vessel Operating Income	$36,617	$20,252

______________

Note: Average daily vessel expenses are computed using the number of days in the period which OMI owned the vessel. Number of TCE revenue days, used to compute Average daily TCE, includes the number of days a vessel is owned or chartered-in, including waiting days and is reduced only for the days the vessels are in drydock.

(1)	During 2001, three vessels had an aggregate of 69 days of offhire because of drydock.

(2)	During February and March 2001 three vessels were acquired (two built in 1990 and one in 1989), one was sold May 2001.

(3)	One vessel was sold in August 2000, and three vessels were sold in the second quarter 2000.

(4)	During 2001, seven handysize product carriers were acquired (one in April, October, November and December and three in
September).

(5)	The 2001 results include two handymax vessels delivered on September 27, 2000 and November 29, 2000.

Liquidity and Capital Resources

  Cash Flows

     Cash and cash equivalents of $20.9 million at September 30, 2003, decreased $20.0 million from cash and cash equivalents of $40.9 million at December 31, 2002. Our working capital increased by $4.4 million from December 31, 2002, to $12.5 million at September 30, 2003. Current assets decreased a net of $0.5 million resulting primarily from the decrease in Cash and cash equivalents of $20.0 million, which was offset in part by increases in Vessels held for sale of $15.4 million, Traffic receivables of $2.3 million and Other prepaid expenses and current assets of $2.0 million at September 30, 2003. Current liabilities decreased $4.9 million at September 30, 2003, primarily because of the reduction in current portion of long-term debt of $11.2 million discussed above in “—Balance Sheet” offset by increases in accrued liabilities as a result of timing of expenses relating to year end compared to the interim period of September 30, 2003.

     As of September 30, 2003, the available debt undrawn under all credit facilities was $78.8 million. Currently, approximately $259.5 million of undrawn debt is available. Our debt to total capitalization (total debt plus stockholders’ equity) at September 30, 2003, was 53 percent and net debt to net capitalization was 52 percent (net debt is total debt less cash and cash equivalents and net capitalization is total debt plus stockholders’ equity less cash and cash equivalents). Our management believes that cash flow from operations, along with available borrowing capacity under our credit facilities, will be sufficient to meet capital requirements.

     The following were the net changes in Operating, Investing and Financing Activities for the periods presented:

	For the Nine Months
	Ended September 30,
(in millions) (Unaudited)	2003	2002	Change

Condensed Cash Flows
Provided (used) by:
Operating Activities	$113.2	$36.7	$76.5
Investing Activities	(195.6)	(83.9)	(111.7)
Financing Activities	62.4	60.8	1.6

Net (Decrease) Increase in Cash and
Cash Equivalents	(20.0)	13.6	(33.6)
Cash and Cash Equivalents at the
Beginning of the Year	40.9	17.7	23.2

Cash and Cash Equivalents at the
End of the Period	$20.9	$31.3	$(10.4)

  Operating Activities

     Net cash provided by operating activities increased $76.5 million to $113.2 million for the nine months ended September 30, 2003, compared to net cash provided by operating activities of $36.7 million for the nine months ended September 30, 2002 (see “—Results of Operations”).

  Investing Activities

     Cash used by investing activities was $195.6 million for the nine months ended September 30, 2003, compared to cash used by investing activities of $83.9 million for the nine months ended September 30, 2002. During 2003, $205.3 million was used for the additions to vessels (see “—Balance Sheet”):

•	$41.6 million was used for the purchase of two product carriers delivered during the first quarter,
•	$56.5 million was used for the purchase of two Panamax vessels in April and July 2003,
•	$86.5 million was used for the purchase of two Suezmax tankers in August 2003,
•	$19.0 million was paid for vessels under construction, and
•	$1.7 million was used for capital expenditures for improvements to existing vessels and capitalized interest.

     Cash was used during the nine months ended September 30, 2002, primarily for additions to vessels of $162.5 million:

•	$97.9 million was used for the purchase of three product carriers and one Suezmax vessel,
•	$44.9 million was used to purchase a vessel previously chartered-in, the COLUMBIA,
•	$15.8 million was used installment payments for vessels under construction, and

•	$3.9 million was used for capital expenditures for improvements to existing vessels and capitalized interest.

     During the nine months ended September 30, 2003, we sold two product carriers from which we received proceeds from dispositions aggregating approximately $9.6 million. During the nine months ended September 30, 2002, we received proceeds of approximately $58.0 million as a result of the sale and lease back of a Suezmax vessel (the COLUMBIA) and the sale of a product carrier.

  Expected Additional Capital Expenditures

  2003 Fourth Quarter and 2004 Drydocks

     We anticipate drydocking up to three vessels during the fourth quarter of 2003 (certain drydocks, however, may not be performed until 2004) for an estimated aggregate cost of $1.6 million, and the vessels will incur approximately 59 off-hire days. We anticipate drydocking up to eleven vessels during 2004 for an estimated aggregate cost of $6.3 million, and the vessels will incur approximately 271 off-hire days.

  Capital Expenditures for Vessel Purchases

     We have commitments to purchase six handysize ice class 1A product carriers currently under construction with contract costs aggregating $169.6 million. In 2004, we will take delivery of four vessels and in 2005 we will take delivery of the remaining two sister ships. Five of the vessels will begin five-year time charters upon delivery. The remaining construction and delivery payments will aggregate approximate $149.9 million, $11.3 million to be paid in the remaining fourth quarter of 2003, $90.1 million to be paid in 2004, which includes the delivery of four vessels, and $48.5 million in 2005, which includes the delivery of two vessels. Bank financing will provide most of the amounts to be paid.

  Financing Activities

     Cash provided by financing activities was $62.4 million for the nine months ended September 30, 2003, compared to cash provided by financing activities of $60.8 million for the nine months ended September 30, 2002. During the nine months ended September 30, 2003, there was $107.8 million in principal payments ($14.2 million were scheduled payments and $93.6 million were unscheduled prepayments on the revolving lines of credit) and there was $172.3 million in proceeds from the issuance of debt for the purchase of five vessels and construction in progress payments.

     During the nine months ended September 30, 2002, there were $56.3 million in principal payments ($30.4 million were scheduled payments and $25.9 million were unscheduled prepayments on a revolving line of credit). Payments on debt refinanced of $49.4 million were for two vessels that were refinanced under a new credit facility in March 2002, $6.0 million for a vessel sold in April 2002, and $20.0 million paid down on the liquidity facility. There was $102.9 million in proceeds from the issuance of debt for the purchase of four vessels and construction in progress payments and $65.0 million was drawn down on the new credit facility for the refinancing of two vessels.

     All of our loan agreements contain restrictive covenants as to certain cash, net worth, maintenance of specified financial ratios and collateral values. They also restrict our ability to make certain payments, such as dividends and repurchase its stock. As of September 30, 2003, we were in compliance with the covenants in our loan agreements.

     We have pledged all of the vessels in our fleet as collateral under our existing credit facilities. For more information on our existing indebtedness and the risks associated with that indebtedness, you should carefully review the information contained in this prospectus under “Risk Factors—Risks Related to the Notes and the Offering” and “Description of Other Indebtedness”.

  2003 Financing Arrangements

     At September 30, 2003, we had $575.0 million in debt outstanding. The following describes changes to our debt during the nine months ended September 30, 2003 and financing arrangements which were in place at December 31, 2002:

  Reducing Revolving Facilities

     In March 2003, we consolidated, amended and restated two loan agreements (the $310 Facility and $78 Facility—see below for description of these facilities). The modification resulted in a reducing revolving credit facility in the amount of $245.0 million (“$245 Facility”), which matures on March 14, 2010. The modification of these two facilities resulted in several benefits for us: removal of certain restrictive covenants, reduction of margin, additional liquidity and extending the facility for an additional five years. The loan bears interest at LIBOR plus a fixed margin of 1.625% reduced from a weighted average margin of 2.40%. The loan initially provided additional liquidity of $16.0 million and $19.0 million in 2003 and 2004, respectively, from the reduced quarterly amortization amounts and extended the balloon payment from 2005 to 2010. As of September 30, 2003, we had drawn $206.1 million and the available debt undrawn was $22.6 million. This facility is collateralized by 15 vessels after the disposal of three single hulled product carriers in April, May and November 2003. After the disposal of the vessel in November 2003,

•	the available amount of the facility was reduced by $4.62 million,

•	the next 17 quarterly reductions became $4.54 million,

•	the last 7 quarterly reductions became $3.86 million and

•	the balloon and final payment is $115.3 million.

     On July 27, 2001, we entered into a six year $348.0 million reducing revolving credit facility (the “$348 Facility”). The $348 Facility had been used to provide up to 65 percent financing of pre-delivery installments and final payments at delivery for eleven newbuilding vessels delivered through July 2003, acquisition financing and refinancing of four secondhand vessels purchased in the first half of 2001 and for general corporate purposes up to the available amount. This loan includes interest rate margins based on a pricing ratio grid (currently 1.375% over LIBOR). The availability of the facility reduces by $5.28 million per quarter (after the disposal of two vessels in the fourth quarter of 2003) until July 27, 2007, at which time the outstanding balance is due. At September 30, 2003, we had drawn $166.6 million, with $56.2 million available.

     On March 27, 2002, we entered into a $78.0 million reducing revolving credit facility (the “$78 Facility”) secured by first mortgages on two vessels and second mortgages on 16 vessels. As of December 31, 2002, the line had been reduced to $70.7 million and we had $22.6 million available under the line. On March 14, 2003, this facility was rolled into the amended and restated $245 Facility described above.

  Term Loans

     In August 2003, we obtained two eight-year term loans aggregating $68.8 million (which was the outstanding balance at September 30, 2003) to partially finance two 2000 built double hulled Suezmax tankers, delivered in August 2003. The loans bear interest at LIBOR plus a fixed margin of 1.25%. One loan will be repaid in 16 semi-annual payments of $1.33 million plus a balloon payment of $13.2 million upon maturing in August 2011. The other loan requires 32 quarterly payments of $0.65 million plus a balloon payment of $13.5 million when the loan matures in August 2011.

     In June 2003, we obtained an eight-year $64.8 million term loan to partially finance the purchase of two Panamax newbuildings, delivered in April and July of 2003. The loan comprises two tranches; each tranche of $32.4 million is being repaid in 32 quarterly installments (the first 20 at $0.87 million and next 12 at $0.5 million) plus a balloon of $9.0 million due with the last installment. At September 30, 2003, the balance of the loan was $63.9 million. The outstanding balance of the loan bears interest at LIBOR plus a margin of 0.90%.

     In November 2001, we obtained a seven-year $44.0 million term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on December 17, 2001 and the other of which was delivered on March 26, 2002. The loan was split into two $22.0 million tranches. At September 30, 2003, the balance of the loan was $35.6 million. Each tranche is being repaid in 28 quarterly installments (the first 12 at $0.65 million and next 16 at $0.35 million) plus a balloon payment of $8.2 million due with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin. During the first three years of this loan the margin is 1.00% as long as the secured vessels remain on time charter. During the remaining four years, the margin will be based on our ratio of consolidated funded debt to consolidated EBITDA on a trailing four quarter basis.

     In September 2001, we obtained an eight-year $40.0 million term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on September 10, 2001 and the other on October 12, 2001. The loan is split into two $20.0 million tranches. At September 30, 2003, the balance of the loan was $33.7 million. The loan for each tranche is being repaid in 32 consecutive quarterly installments, the first 20 in the amount of $0.45 million each and the next 12 in the amount of $0.35 million each, with a balloon payment in the amount of $6.8 million due and payable together with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin based on our ratio of consolidated funded debt to consolidated adjusted EBITDA on a trailing four quarter basis. At September 30, 2003, our interest rate margin was 1.375% over LIBOR.

     We had a term loan agreement, secured by 16 vessels, in the original amount of $310.0 million (the “$310 Facility”), which had a balance of $164.3 million at December 31, 2002. On March 14, 2003, the $310 Facility was amended and restated. See $245 Facility described above.

     In December 2003, we obtained an eight year $50.4 million term loan to partially finance the purchase of two product carrier newbuildings, one of which will be delivered in March 2004 and the other in August 2004, both vessels will begin five year time charters upon delivery. The loan is split into two $25.2 million tranches. Each tranche will be repaid in 32 quarterly installments of approximately $0.45 million plus a balloon payment of $10.8 million due with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin 0.85% while the vessels have time charters.

  Interest rates

     As of September 30, 2003, interest rates ranged from 2.0625% to 3.75% (including margins).

  Financial Instruments

     As of September 30, 2003, we had interest rate swaps and FRA’s to effectively convert a portion of its debt from a floating to a fixed-rate basis. The swaps and FRA’s are designated as cash flow hedges. These swap contracts and FRA’s were effective hedges and therefore no ineffectiveness was recorded in the Condensed Consolidated Statements of Income.

     We entered into interest rate swap and FRA agreements to manage interest costs and the risk associated with changing LIBOR interest rates. As of September 30, 2003, we had various interest rate swaps/FRAs aggregating $395.5 million (which includes a notional amount of $57.8 million on an interest rate swap that commences in 2004) on various debt tranches within a range of 1.172% to 4.86% expiring from December 2003 to October 2008. We pay fixed-rate interest amounts and receive floating-rate interest amounts based on three month LIBOR settings (for a term equal to the swaps’ reset periods). As of September 30, 2003, we had recorded a liability which is included in Other liabilities on our Consolidated Balance Sheet of $3.7 million related to the fair market value of these hedges and a corresponding charge to Other comprehensive income.

  Off-Balance Sheet Arrangements and Contractual Obligations

     The following table lists off-balance sheet arrangements, which are all contractual obligations by required payment periods as of September 30, 2003:

Payments Due By Period

(in millions) (Unaudited)		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long Term(1)	$575.0	$21.4	$95.5	$216.5	$241.6
Operating Leases(2)	98.9	23.6	39.5	20.3	15.5
Purchase Obligations	149.9	81.6	68.3	—	—

(1)	Contractual obligations relating to debt reflect the modification of certain of our debt in March 2003.

(2)	Contractual obligations relating to future minimum rental payments are off- balance sheet arrangements, required by year, under operating leases subsequent to September 30, 2003, include leases for the chartering-in of three vessels and the lease obligation for the office space.

  Other Commitments and Contingencies

     For capital expenditures relating to vessel purchases under current construction contracts see Capital Expenditures Section.

     We are cooperating with a criminal investigation by the U.S. Attorney’s office in Newark, New Jersey of an allegation that crew members of one or more of our vessels, in the past, by-passed systems designed to prevent impermissible discharges of certain wastes into the water, presented false statements to the government and obstructed the government’s investigation. As well as being violations of the MARPOL (Maritime Pollution) Convention and U.S. law, the activities under investigation violate our policies and directives. We are continuing our review of those policies, and we have implemented additional safeguards. We received a subpoena requesting information with respect to other vessels in our fleet, and we have provided the information requested. On May 10, 2002 a former master and former chief engineer of one of our vessels entered guilty pleas in the U.S. District Court in Newark, New Jersey, to violations of U.S. law involving false statements to the U.S. Coast Guard during a vessel’s port call in New Jersey on September 10, 2001. We expect, but cannot assure, that a substantial portion of the costs relating to this incident will be covered by our insurers, who have been duly notified.

     We and certain of our subsidiaries are defendants in various actions arising from shipping operations. Such actions are covered by insurance or, in the opinion of management, are of such nature that the ultimate liability, if any, would not have a material adverse effect on the consolidated financial statements.

  Restricted Stock

     In September 2003, we awarded and issued 498,314 shares of restricted stock to employees, executive officers and directors for a total value at the date of grant of approximately $3.4 million, which was recorded to Unearned compensation restricted stock. Restrictions lapse for one third of the shares at the end of year three, the next third at the end of year four, and the remaining third of the shares at the end of year five.

     In April 2002, we awarded and issued 20,000 shares of restricted stock to a new director for a total value at the date of grant of approximately $0.1 million. Restrictions lapse for 25 percent of the shares at the end of year three, the next 25 percent at the end of year five, and the remaining 50 percent of the shares at varying years in accordance with years of service at the individuals’ retirement date (if the director remains with us for at least five years from the date of grant).

Effects of Inflation

     We do not consider inflation to be a significant risk to the cost of doing business in the current or foreseeable future. Inflation has a moderate impact on operating expenses, drydocking expenses and corporate overhead.

Newly Issued Accounting Standards

     The Financial Accounting Standards Board “FASB” recently issued Statements of Financial Accounting Standards (“SFAS”), which are summarized as follows:

     SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” was issued in May 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and is effective for financial instruments entered into or modified after May 31, 2003 and for all such instruments on July 1, 2003. The provisions of SFAS 150, which we adopted in 2003, did not have an effect on our financial statements.

     SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” was issued in April 2003. SFAS 149 amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. SFAS 149 will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The provisions of SFAS 149, adopted by us effective July 1, 2003 did not have an effect on our financial statements.

     SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” was issued in December 2002. SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS 148 does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123 or the intrinsic value method of APB Opinion 25. As allowed by SFAS 123, we have elected to continue to utilize the accounting method prescribed by APB Opinion 25 and has adopted the disclosure requirements of SFAS 123 for stock options existing prior to January 1, 2003. We have also elected the prospective method for recognizing fair value on stock options granted after January 1, 2003. The disclosure provisions under SFAS 148, effective for fiscal years ending after December 15, 2002, have been adopted by us, with the appropriate disclosures under “Stock-Based Compensation.”

     In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), which addresses financial reporting requirements for variable interest entities, also referred to as special purpose entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (1) does not have equity investors with voting rights; or (2) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property and may be essentially passive or it may engage in research and development or other activities on behalf of another company. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN 46 did not have an effect on our financial statements.

Market Risks

     Our major market risk exposure is changing interest rates. The majority of our debt was floating rate debt at September 30, 2003 and December 31, 2002. At September 30, 2003, the floating rate debt was $574.7 million ($395.5 million, which includes a notional amount of $57.8 million on an interest rate swap that commences in 2004, of which was fixed with interest-rate swaps) of the $575.0 million total debt, and at December 31, 2002, the floating rate debt was $509.6 million ($115.0 million of which was fixed with interest-rate swaps) of the $510.6 million total debt. Based on the floating rate debt at September 30, 2003, a one-percentage point increase in the floating interest rate would increase interest expense by $2.4 million per year.

     The fair market value of the fixed rate debt on the balance sheet was $0.3 million as of September 30, 2003, and $1.0 million as of December 31, 2002, respectively. Based on the fixed rate debt at December 31, 2002, if interest rates were to increase (decrease) by one percent with all other variables remaining constant, the market value of the fixed rate debt would have an immaterial change.

     Our policy is to manage interest rate risk through the use of interest rate derivatives based upon market conditions. We use interest rate swaps and FRAs to manage the impact of interest rate changes on borrowings under our variable rate credit facilities. The interest rate swaps and FRAs are entered into with a group of financial institutions with investment grade credit ratings, thereby minimizing the risk of credit loss. We have entered into certain interest rate derivative transactions with certain financial institutions to manage the impact of interest rate changes on variable rate debt.

THE TANKER INDUSTRY

Overview

     The tanker industry provides seaborne transportation services for crude oil and refined petroleum products. Tanker charter rates, the price for transporting crude oil and refined petroleum products, are determined in highly competitive markets and depend on the demand for, and supply of, tanker capacity in a given market. Demand for tankers is primarily a factor of the volume of crude oil and petroleum products transported and the distance over which they are carried. Such demand depends on world economic conditions, world oil production and consumption patterns, crude oil and refined petroleum product inventories, as well as events that interrupt oil production, trade routes and consumption. The distance over which oil is transported is determined by changing oil distribution and consumption patterns. The supply of tankers is primarily a factor of the level of the orderbook, the fleet age profile, the rate of tanker scrappings and government regulations, as well as the operating efficiency of the existing fleet.

Tanker Categories

     Tankers are generally divided into the following eight types of vessels, based on the vessel carrying capacity measured in dwt:

Type	Dwt Range

Ultra Large Crude Carriers (ULCCs)	320,000+
Very Large Crude Carriers (VLCCs)	200,000 – 320,000
Suezmax	120,000 – 200,000
Aframax	80,000 – 120,000
Panamax	50,000 – 80,000
Handymax	40,000 – 50,000
Handysize	25,000 – 40,000
Small tankers	10,000 – 25,000

Industry Participants and Competition

     Seaborne crude oil and petroleum products transportation services are provided by two main types of operators: major oil company captive fleets, including private and state-owned, and independent shipowner fleets. These operators transport oil under short-term contracts in the spot market and longer-term time charters with oil companies, oil traders, petroleum product producers and government agencies. The oil companies use their captive fleets not only to transport their own oil, but also to transport oil for third-party charterers in direct competition with independent owners in the tanker charter market. In recent years, major oil companies have been outsourcing non-core business, such as ocean shipping, which has caused the number of tankers owned by major oil companies to decrease. As a result, independent tanker owners now own most of the world tanker fleet.

     The tanker industry is highly fragmented, with the largest tanker owner owning less than 5% of the world tanker fleet tonnage. Currently, no single company exerts substantial influence in the industry. Competition for tonnage is intense and depends on price, location, size, age, condition and acceptability of vessels and operators to the charterers.

Demand for Tankers

     Tanker demand is expressed in tonne-miles, which is the product of the volume of oil carried and the distance over which it is transported. Therefore, two primary factors drive the demand for tankers; the global demand for oil and the distance such oil must be transported.

     The global demand for oil is expected to increase by a compounded annual growth rate of 1.4% for the 1995–2003 period. During 2003, world oil demand is expected to increase by about 1.2 million barrels per day, or 1.5%, from 2002 levels. This increase reflects increased world economic activity, particularly in the U.S. and Asia. Oil inventories in three of the major consuming areas, the U.S., Western Europe and Japan, were as of September 30, 2003 at their lowest levels in many years, and we expect them to remain at low levels through 2004.

     Oil production has fallen in the U.S., the world’s largest consumer and importer of oil, but has increased in other areas, especially Latin America, West Africa, the Middle East and the former Soviet Union (FSU). Oil production in the Middle East has a more significant effect on world tonne-mile demand than North Sea or Latin America oil production, because of the longer hauling distance between the source of the oil and the refineries and consuming areas in the West.

     The following tables provide a geographical breakdown of the demand for and supply of oil since 1995.

	World Oil Demand (Million B/D)
										1995-03
	1995	1996	1997	1998	1999	2000	2001	2002	2003E	CAGR

U.S	17.7	18.3	18.6	18.9	19.5	19.7	19.7	19.8	20.0	1.5%
W. Europe	14.0	14.2	14.3	14.6	14.5	14.4	14.5	14.4	14.5	0.4
Asia(1)	11.6	12.4	13.3	13.2	14.0	14.4	14.7	15.4	15.9	4.0
Pacific(2)	6.7	6.7	6.7	6.5	6.6	6.5	6.4	6.3	6.5	(0.4)
Rest of World	20.5	20.8	21.4	21.5	21.6	21.5	21.9	21.8	22.0	0.9

Total	70.5	72.4	74.3	74.7	76.2	76.5	77.2	77.7	78.9	1.4%

____________
E = Estimate
CAGR = Compounded annual growth rate.
(1) South Asia, Southeast Asia and China.
(2) Australia, New Zealand and Japan.
Source: PIRA Energy Group, September 2003.

	World Oil Supply (Million B/D)
										1995-03
	1995	1996	1997	1998	1999	2000	2001	2002	2003E	CAGR

U.S	9.4	9.5	9.5	9.2	9.0	9.1	9.0	9.0	8.8	(0.8)%
North Sea	5.8	6.2	6.2	6.1	6.3	6.3	6.2	6.2	5.9	0.2
Latin America	8.9	9.7	10.3	10.6	10.4	10.7	10.9	10.6	10.2	1.7
West Africa	3.5	3.8	4.0	4.0	4.0	4.1	4.2	4.1	4.2	2.3
Middle East OPEC	16.8	17.1	18.3	19.0	18.4	19.5	18.9	17.7	19.0	1.6
Asia/Pacific	7.3	7.5	7.6	7.6	7.6	7.8	7.8	7.9	7.8	0.8
Former Soviet Union	7.1	7.1	7.2	7.3	7.5	7.9	8.6	9.4	10.3	4.8
Rest of World	10.8	10.9	11.3	11.5	11.3	12.0	11.9	12.2	12.8	2.1

Total	69.6	71.8	74.4	75.3	74.5	77.4	77.5	77.1	79.0	1.6%

____________________

E = Estimate
CAGR = Compounded annual growth rate.
Note: Chart includes crude oil, condensate, natural gas liquids, synthetics and processing gains.
Source: PIRA Energy Group, September 2003.

     From 1995 through 2003 tonne-mile demand in the tanker market will have increased from 9,169 billion to an expected 10,385 billion, representing a compound annual growth rate of 1.6%. During the same period, tanker capacity (including combined carriers employed in the tanker market) will have increased by a compound annual growth rate of 1.1%. The difference was met by an increase in fleet utilization.

     Management expects world oil demand to continue to steadily increase in the coming years, while oil production is expected to fall gradually in the North Sea and remain stable in the U.S. Since most of the world oil reserves and excess crude oil production capacity is in the long-haul Middle East, if consumption of oil continues to be concentrated in the U.S., Western Europe and Asia, tanker tonne-mile demand will increase. Such an increase would create the need for new vessels capable of operating over medium- and long-haul routes, to accommodate the additional seaborne transportation requirements.

Supply of Tankers

     The supply of tankers is measured by the amount of tonnage available to transport oil. The supply depends on the aggregate tonnage of the existing world tanker fleet, including tankers in storage, drydocked or otherwise unavailable for use, the number of newbuildings and the scrapping of older tankers. Tanker capacity may be further affected by changes in the operating efficiency of the fleet. The world tanker fleet totaled 288.8 million dwt at the end of September 30, 2003.

     New Vessel Delivery

     The tanker orderbook for delivery totaled approximately 76.2 million dwt, or 26.4% of the existing tanker fleet, as of September 30, 2003. This compares to approximately 45.4 million dwt, or 15.7% of the existing fleet, which is 20 or more years old and face increasingly stricter environmental regulations. Approximately 8.0 million dwt of the orderbook is scheduled for delivery in the fourth quarter of 2003, 26.4 million dwt in 2004, 29.8 million dwt in 2005 and most of the balance in 2006.

     On average, it takes approximately 1.5 years from the time a tanker is contracted to the time it is delivered. This time frame may increase, however, if shipyards are already committed to other buildings. Shipyard births for 2004, 2005 and part of 2006 have already been committed. As a result, tankers ordered now are not likely to be delivered until late 2006, at the earliest.

     Deletions

     Deletions include scrappings, total losses and conversions of vessels to other uses. The rate of deletions of older tankers depends primarily on prevailing and expected market conditions, as well as government and industry regulations. Stricter enforcement of existing tanker regulations by classification societies, stricter inspections by charterers and new tanker regulations by the International Maritime Organization (IMO), the U.S. (OPA 90), and the European Union (EU) make employment of older tankers more difficult and force disposals of non-compliant tonnage. As of September 30, 2003, there were 120 million dwt of tankers, or 41.6% of the total tanker fleet, that will be affected by the IMO, OPA 90 or EU regulations. See “Business—Regulations” for a more complete description of such regulations.

Note: As of August 2003. Includes combined carriers and excludes chemical tankers.
* “Planned Phase Out” is the expected removal of tonnage based on age at which vessels fail to comply with existing IMO
Regulation 13G.
** EU restrictions apply only to tankers trading into or out of EU member ports.
*** Analysis is estimated subject to the available details of individual ships.
Source: Clarkson Research Studies, London (please see disclaimer in "Industry & Market Data")

     A substantial amount of tonnage will have to be replaced in the upcoming years. In 1999, the rate of tanker deletions increased as tanker charter rates dropped to low levels. High levels of tanker deletions continued from 1999 through September 30, 2003, notwithstanding a substantial improvement in tanker charter rates in 2000 and the first half of 2001, as well as in the winter of 2002-03, due to the tanker fleet demographics and the regulatory factors listed above. Tanker deletions totaled 71.1 million dwt in the 1999–2002 period, or an average aggregating approximately 17.8 million dwt per year. Such deletions totaled about 15.1 million dwt through September 30, 2003, representing an annualized rate of 20.1 million dwt. As of September 30, 2003, the average age of the world tanker fleet was approximately 10.0 years, and about 16% of the total tonnage was 20 years old or older. Tanker deletions are expected to continue at high levels in the coming years given the tanker fleet age demographics and stricter environmental regulations.

     The following chart indicates the level of tanker newbuilding deliveries and deletions, measured by percentage, since 1980:

Note: * Percent of total tanker fleet at the beginning of the year. For 2003 deliveries and deletions through September 30
Source: Fearnleys, Oslo

     Freight Rates

     Tanker rates are determined by the market based on the supply of, and demand for, tankers at given time. Beginning in mid-1995 and through early 1998, rates in the tanker market improved as a result of increased demand due to economic growth. Tanker rates weakened in 1998 and the weakness continued through the end of 1999 due to the Asian financial crisis, mild winters in the Northern Hemisphere that reduced the demand for oil, and OPEC oil production cuts that lessened the demand for tankers.

     In the 2000-2002 period, tanker rates were impacted substantially by fluctuations in OPEC’s oil production (first increasing its quota by 3.7 million b/d in 2000, then decreasing its quota by 5.0 million b/d in 2001), fluctuating from the highest level since the early 1970s at the end of 2000 to very low levels in the third quarter of 2002. Since the fall of 2002, the following factors have contributed to increase freight rates to very high levels:

•	higher demand for oil due to improving world economic activity;

•	colder than normal weather in the Northern Hemisphere;

•	substitution of oil for gas in the U.S. due to a tight natural gas market;

•	higher oil consumption by Japanese utilities caused by problems with their nuclear power plants;

•	the increasing movements of long-haul Middle East oil replacing the loss of Iraqi oil production through a pipeline to the Mediterranean as well as the persistent shortfall of oil production in
Venezuela due to worker strikes; and

•	very low oil inventory levels.

     Although tanker rates declined in the third quarter of 2003, they have risen early in the fourth quarter and we expect them to continue strong through the 2003-04 winter months.

The chart below presents average tanker rates for the 1990-2003 period:

(1)	“TCE Rate” is the spot market rate adjusted to equate to a time charter measured in US dollars per day before deducting brokerage commissions and excluding off-hire and idle time.
(2)	Curacao-New York voyage for 1988 built 39,000 dwt vessel for 30,000 tons cargo.
(3)	Bonny-Philadelphia voyage for 1990/91 built 140,000 dwt single hull vessel in 1990-1996 period, and 1998/99 built 150,000 dwt double hull vessel beginning in 1997.
Source: Clarkson Research Studies, London (please see disclaimer in “Industry & Market Data”)

Suezmax Tanker Market

     Suezmax tankers are capable of transporting approximately one million barrel lots of crude oil. Such tankers are flexible and engage in long-haul crude oil trades, as well as in medium-haul crude oil trades, such as from West Africa, the North Sea or the Mediterranean to the East or Gulf Coasts of the United States. Suezmaxes can load cargo at virtually all major load areas in the world. Due to its demand for oil and local port restrictions on vessel size, the United States is one of the largest destinations of Suezmax cargos.

     As of September 30, 2003, the supply of Suezmax tankers totaled approximately 37.3 million dwt (excluding 41 Suezmaxes aggregating approximately 5.4 million dwt that were built specifically for the U.S. and Norwegian Coastal trades and are not expected to enter the rest of the world tanker trades due to the very high cost structure), or 12.9% of the world tanker fleet by dwt. In the three months ending September 30, 2003, approximately 71% of the Suezmax tanker fleet described above was employed in the Atlantic/Mediterranean basin.

     The Suezmax tanker orderbook totaled approximately 13.0 million dwt as of September 30, 2003, or 34.9% of the existing Suezmax tanker fleet. Furthermore, 22 Suezmax tankers aggregating approximately 3.1 million dwt, or 8.3% of the existing Suezmax tanker fleet, was 20 or more years old.

Product Carrier Market

     Product carriers transport petroleum products, such as gasoline, jet fuel, kerosene, naphtha and gas oil from refineries to distribution points. The demand for product carriers has more than doubled in size since the early 1980’s. The product carrier market operates in a more stable rate environment than the crude oil market and has traditionally provided shipowners with a predictable stream of revenues.

     The product carrier fleet is divided into the following five types of vessels based on the vessel carrying capacity, measured in dwt. The larger sizes include vessels equipped to switch more efficiently between petroleum products and crude oil and usually trade in dedicated routes:

Type	Dwt Range

Small Product Carriers	10,000 – 25,000
Handysize	25,000 – 40,000
Handymax	40,000 – 50,000
Panamax	50,000 – 80,000
Large Product Carriers	80,000+

     The supply of product carriers (excluding U.S. flag vessels, government owned vessels and chemical tankers) totaled approximately 51.7 million dwt as of September 30 2003. As of September 30, 2003, approximately 22.6% of the fleet was 20 years old or older.

     The product carrier orderbook totaled approximately 20.6 million dwt as of September 30, 2003, or 39.8% of the existing fleet. Approximately 48.7% of the orderbook was for handysize and handymax vessels, corresponding to 31.9% of their existing fleet. The handysize and handymax groups totaled approximately 31.5 million dwt as of September 30, 2003, or 60.9% of the total product carrier fleet.

     Product carrier seaborne trade, measured by tonne-miles, increased at a compound rate of approximately 3.3% per annum during the 1980-2003 period. This was the result of increased world oil consumption, shortage of refinery capacity in major consumption areas and increased refinery capacity in oil exporting regions.

     Source: Fearnleys, Oslo

     Management believes that product carrier tonne-mile demand will continue to increase for at least four reasons. First, world oil demand in the upcoming years is expected to increase at a higher rate compared to the 1990’s. Second, the major oil consuming areas—the U.S., Western Europe and Asia—have a shortage of refinery capacity, while the Middle East, Latin America and Africa have a surplus. Third, refinery capacity is expected to expand in the FSU, Latin America and the Middle East while the shortage of refinery capacity in the major oil consuming areas is expected to persist. Finally, there have been some fundamental changes in the pattern of product trades toward long-haul movements.

BUSINESS

     We are a leading seaborne transporter of crude oil and refined petroleum products operating in the international shipping markets. We believe our fleet of 36 vessels is one of the youngest in the world, with an average age based on deadweight tons, or dwt, as of September 30, 2003 of approximately 5.8 years, compared to an industry average of approximately 10 years. Our customers include many of the world’s largest commercial and government-owned oil companies and oil trading companies.

     To serve our customers with high-quality, modern vessels, we embarked on a fleet renewal program beginning in 1998 that has substantially reduced the age of our fleet, while at the same time expanding the fleet and concentrating our vessels into two core categories: Suezmax tankers and petroleum product carriers. As a result of our renewal program, our fleet now comprises 20 product carriers, which transport primarily refined petroleum products from refinery locations to consuming locations, and 16 crude oil tankers, including 10 Suezmax tankers (approximately 160,000 dwt each), which transport oil from production and storage locations to refinery locations. Our product carriers are smaller to mid-size tankers, namely, handysizes (25,000-40,000 dwt), handymaxes (40,000-50,000 dwt) and Panamaxes (50,000-80,000 dwt). The remaining six vessels in our crude oil fleet include one ULCC (approximately 322,000 dwt), three Panamax tankers (approximately 65,000 dwt each) and two handysize tankers (approximately 36,000 dwt each).

     The following sets forth a summary of our current fleet in chart format:

Crude Oil Fleet:	Number of Vessels	Aggregate dwt

1998-2002 built Suezmaxes	10(1)	1,585,871
1986 built ULCC	1	322,466
1987-1984 built Panamaxes	3	198,244
1993 built handysizes	2	72,707

Total	16	2,179,288

Product Carrier Fleet:

1999-2002 built handysizes	10	363,194
2000-2003 built handymaxes	6	282,216
2003 built Panamaxes	2	140,659
1988-1991 built handysizes	2	59,995

Total	20	846,064

Total Fleet	36	3,025,352

____________
(1) Two Suezmax tankers are chartered-in. One charter expires December 2006 and the other expires June 2010.

     We expect to take delivery of four new, double hulled, handysize ice class 1A product carriers in 2004, and two more in 2005.

     We have grown since our fleet renewal program commenced, both in dwt and number of vessels, while substantially reducing the age of our fleet. At June 30, 1998, our fleet consisted of 26 vessels (including three jointly owned and four time chartered) aggregating 2.5 million dwt and the average of the owned and jointly owned vessels was approximately 15.1 years. In comparison, our fleet currently totals 36 vessels aggregating 3.0 million dwt with an average age of approximately 5.8 years

Our Competitive Strengths

     We have a number of competitive strengths that help us maintain a leading industry position, improve our financial performance and implement our strategies. These strengths include:

     One of the industry’s youngest large fleets and primarily doubled hulled

     Our fleet had an average age of approximately 5.8 years as of September 30, 2003, compared with an industry average of approximately 10 years. Our core vessel categories are even younger. As of September 30, 2003, the average age of our Suezmax tanker fleet was approximately 3.2 years, compared to an industry average of approximately 9.2 years, and the average age of our product carrier fleet was approximately 2.5 years, compared to an industry average of approximately 12 years. Young vessels generally are less costly to operate and maintain, spend less time off hire, and are more fuel efficient.

     Currently, we have 28 double hulled vessels, representing 78.4% of our aggregate dwt and six additional double hulled vessels are on order. Double hulled vessels have certain important advantages over non-double hulled vessels, including:

•	increased protection against environmental risks arising from potential damage to the vessels;
and

•	compliance with new laws and regulations being adopted by an increasing number of countries that restrict non-double hulled vessels from using their ports.

     As a result, there is greater demand from our customers and potential customers for double hulled vessels, particularly in the case of customers entering into time charters. Accordingly, maintaining a double hulled fleet is central to our strategy of seeking time charters, which provide a more consistent level of revenue.

     Significant contracted revenue

     Twenty-one of our vessels are covered by time charters with major oil companies, oil traders or other owners. These time chartered vessels generated $90.4 million of revenue in the year ended December 31, 2002, which represented 55.3% of our TCE revenue calculated as our voyage revenue less voyage expenses. We expect to generate approximately $115 million of TCE revenue in 2003 from existing time charters and, even if none of our current charters are renewed, $109 million in 2004, with additional TCE revenue possible from profit sharing arrangements associated with certain of the charters. The steady and predictable revenue we generate from our time charters enables us to achieve a more stable cash flow than we would if we operated only in the spot market.

     Low cost operations

     We have structured our operations to reduce costs while maintaining our high operating standards. Our crewing and much of our technical operations, or vessel running operations, are outsourced to a company in India, which results in a lower cost of these services relative to sourcing them from North America or Europe. At the same time, our modern fleet allows us to operate with relatively low maintenance costs, and our vessel concentration affords us economies of scale in crew training, supplies and technical expertise. As a result, we believe that our vessel costs are low compared to the costs of our competitors.

     Experience and reputation in the industry

     Our senior management team has an average of 27 years of experience in the shipping industry and our chief executive officer has over 32 years of experience in the industry. We believe that we have an excellent reputation in the industry for customer service and quality vessel operation. Our operations are ISM quality assurance compliant and are rated ISO 9002 and ISO 14001, the highest ratings available in the respective categories of organizational management and environmental management systems. Our corporate staff, experienced ships’ officers and well-trained crews enable us to provide efficient and reliable services. We believe that our reputation, knowledge of the industry and high quality operations will continue to provide us with chartering opportunities.

Our Strategy

     Our strategy includes the following initiatives:

     Balanced chartering in spot and time chartering markets

     We actively manage the balance between our spot and time chartering to maintain cash flow stability without losing our ability to participate in strong spot markets. Our general objective is for TCE revenue from our time chartered vessels to cover the following fixed expenses: company-wide general and administrative expense, total interest expense and operating expenses. For the twelve months ending September 30, 2003, our time charter revenues exceeded 100% of such fixed expenses. Our balanced chartering strategy helped us to be profitable even in the weak market conditions which prevailed from the second quarter of 2001 into the fourth quarter of 2002. If attractive rates are available, we plan to keep most of our product carriers on time charters for the foreseeable future. We were recently able to extend the charter periods for two of our vessels by one year. Additionally, of the six product carriers on order, five will begin five-year charters upon delivery from the shipyard. However, in excess of two-thirds of our dwt, including all of our Suezmax tankers, operate in the spot market, which allows us to capitalize from a strong charter rate environment, as was the case when market conditions improved during the first half of 2003.

     Concentration in two vessel categories

     We have chosen to concentrate our fleet in two categories: Suezmax tankers, because they offer size advantages over aframax tankers and geographic flexibility relative to VLCCs, and product carriers because new refineries are not generally being built near the areas of greatest demand for petroleum products. The large scale of our product carrier and Suezmax fleets relative to many of our competitors enables us to realize economies of scale and increase vessel utilization, and concentrated fleets more efficiently spread overhead costs, including costs associated with our customers inspecting and approving, or “vetting”, our vessels and complying with environmental and other regulations. By gaining expertise in operating, supplying and maintaining selected vessel classes, our crews and management are more efficient and effective. Large and concentrated fleets also improve utilization by affording greater opportunities for back hauls, which are voyages from areas near discharge locations to areas of normal load location. Back hauls reduce the amount of ballast time, or voyages without cargo.

     Continued acquisition of modern vessels while improving our balance sheet

     Our strategy is to continue building our fleets of Suezmax tankers and product carriers as market conditions and opportunities warrant, while maintaining a prudent debt-to-total capitalization ratio. Since December 31, 1999, we have invested $778 million in acquiring modern vessels, while at the same time we decreased our net debt to net capitalization ratio from 60.3% as of December 31, 1999 to 51.7% as of September 30, 2003. This was aided by the issuance of approximately $148 million in equity during the period. We will continue to monitor opportunities to acquire modern vessels at attractive returns on capital and to dispose of old vessels.

     Enter into strategic alliances

     Working with other business enterprises in our industry provides us with superior market information, scheduling efficiencies and access to expertise. It provides opportunities to reduce ballast time which may result in higher earnings for our vessels. All 10 of our Suezmax tankers are marketed through a marketing alliance with another large Suezmax tanker owner, and commencing in December 2003, our Suezmax tankers will be pooled with a European shipowner. Our 3 Panamax tankers are also in a pool with other Panamax shipowners.

Our Fleet

     The following tables set forth additional detail about our fleet. Our current fleet consists of crude oil tankers and product carriers.

EXISTING FLEET
			Charter	Hull
Name of Vessel	Year Built	Dwt	Expiration	Type (A)

CRUDE OIL TANKERS:

Suezmax
SOMJIN	2001	160,183	SPOT	D
POTOMAC	2000	159,999	SPOT	D
HUDSON	2000	159,999	SPOT	D
DELAWARE	2002	159,452	SPOT	D
DAKOTA	2002	159,435	SPOT	D
SACRAMENTO	1998	157,411	SPOT	D
PECOS	1998	157,406	SPOT	D
SABINE	1998	157,332	SPOT	D
OLIVER JACOB (B)	1999	157,327	SPOT	D
MAX JACOB (C)	2000	157,327	SPOT	D

Panamax
ELBE	1984	66,800	SPOT	S
NILE	1981	65,755	SPOT	S
VOLGA	1981	65,689	SPOT	S

Handysize
TANDJUNG AYU	1993	36,362	5/2005	DS
BANDAR AYU	1993	36,345	7/2005	DS

ULCC
SETTEBELLO	1986	322,466	SPOT	S

		2,179,288

PRODUCT CARRIERS:

Panamax
TAMAR	2003	70,362	7/2008	D
OTTAWA	2003	70,297	4/2008	D

Handymax
NECHES	2000	47,052	9/2004	D
SAN JACINTO	2002	47,038	3/2005	D
GUADALUPE	2000	47,037	11/2004	D
AMAZON	2002	47,037	1/2005	D
MOSELLE	2003	47,037	2/2006	D
ROSETTA	2003	47,015	3/2006	D

			Charter	Hull
Name of Vessel	Year Built	Dwt	Expiration	Type

Handysize
ORONTES	2002	37,383	3/2005	D
OHIO	2001	37,278	12/2004	D
ASHLEY	2001	37,270	11/2004	D
MARNE	2001	37,230	9/2004	D
TRINITY	2000	35,834	10/2006	D
MADISON	2000	35,828	9/2006	D
RHONE	2000	35,775	4/2005	D
CHARENTE	2001	35,751	9/2004	D
ISERE	1999	35,438	9/2004	D
SEINE	1999	35,407	7/2005	D
SHANNON	1991	29,999	SPOT	S
ALMA	1988	29,996	6/2004	S

		846,064

Total Current Fleet		3,025,352

VESSELS ON ORDER
	Date To Be		Charter	Hull
Name of Vessel	Delivered	Dwt	Expiration	Type

LOIRE	3/2004	37,000	3/2009	D
GARONNE	4/2004	37,000	4/2009	D
SAONE	8/2004	37,000	8/2009	D
GANGES	11/2004	37,000	SPOT	D
FOX	6/2005	37,000	6/2010	D
TO BE NAMED	8/2005	37,000	8/2010	D

Total Vessels on Order		222,000

(A)	“D” is double hulled, “S” is single hulled and “DS” is double sided.

(B)	In June 2002, we acquired the COLUMBIA (which we had sold and chartered back in 1999) and simultaneously resold the vessel to an unrelated third party. We then chartered the vessel back
(which had been renamed the OLIVER JACOB) for a period of eight years. The owners of the
OLIVER JACOB provide crewing and all other technical operations for the vessel.

(C)	In December 2001, we sold the SOYANG to a third party. We then chartered the vessel back
(which had been renamed the MAX JACOB) for a period of five years. The owners of the MAX
JACOB provide crewing and all other technical operations for the vessel.

Operations

     There are two central aspects to the operation of our fleet:

•	Commercial Operations, which involves chartering a vessel; and

•	Technical Operations, which involves maintaining, crewing and insuring a vessel.

     Commercial operations

     We arrange voyage charters for vessels that we operate in the spot market and time charters for vessels for which we seek longer term commitments. Under a voyage charter, the owner of a vessel provides the vessel for the transport of goods between specific ports in return for the payment of an agreed-upon freight per ton of cargo or, alternatively, a specified total amount. All operating costs are borne by the owner of the vessel. A single voyage charter is often referred to as a “spot market” charter, which generally lasts from two to 10 weeks. Our vessels in the spot market may spend time idle waiting for business, or may have to be “laid up” if the markets are especially weak for protracted periods.

     Under a time charter, the owner of the vessel provides the vessel to the charterer to use for a fixed period of time in return for the payment of a specified daily or monthly hire rate. Operating costs, such as for crews, maintenance and insurance, are typically paid by the vessel owner, while voyage costs, such as fuel and port charges, are paid by the charterer. Once we have time chartered a vessel, trading of the vessel and the commercial risk shift to our customers.

     We charter our vessels for varying periods, ranging from a single voyage, as in the case of our spot market charters, to multiple years, as in the case of our long-term time charters. In general, our time charters afford us greater assurance that we will be able to cover a fixed portion of our costs. In addition, there is also a profit sharing element in five of our existing time charters that allows us to further capitalize on the upside of the spot market without undue risk. By September 30, 2005, we expect to have as many as eight time charters with profit sharing arrangements. Operating vessels in the spot market affords us greater speculative opportunity to capitalize on fluctuations in the spot market: when vessel demand is high we earn higher rates, but when demand is low our rates are lower and potentially insufficient to cover costs. Spot market rates are volatile and are affected by world economics, international events, weather conditions, strikes, governmental policies, supply and demand, and other factors beyond our control.

     Crude oil tankers

     Our Suezmax tankers are commercially managed by Alliance Chartering LLC, a marketing alliance we operate in conjunction with Frontline Ltd., another large Suezmax tanker owner and operator. Alliance currently manages approximately 36 Suezmax tankers, including the Suezmax fleets of Frontline Ltd. and several smaller owners. The overall size and quality of the fleet give us access to market information and improve our vessel utilization.

     Alliance operates through Frontline’s offices in Oslo, Norway and through our offices in Stamford, Connecticut. The Oslo office commences trading at the time of its opening and transfers trading to our Stamford office later in the day. Typical voyages chartered through Alliance for our Suezmax tankers are for loading crude oil in North Sea or West African ports and discharging it at refineries in the East or Gulf Coasts of the United States. Alliance employs objective criteria when it selects a vessel for a particular charter. Each vessel owner receives the revenues from voyages it performs.

     Under an arrangement that will commence in December 2003, we have agreed to pool our 10 Suezmax tankers with two Suezmax tankers owned by a European shipowner. Alliance will commercially manage the vessels in the pool and revenues will be paid into a pool for the vessel owner performing the charter. Revenues received by the pool will be shared by the Company and the European shipowner according to an agreed formula.

     Our three Panamax crude oil tankers are time chartered into the Star Tankers Pool. Star Tankers Inc. is a tanker pool that operated, as of September 30, 2003, 42 Panamax vessels, the largest pool in this class of vessel. The pool is operated by Heidenreich Marine Inc., an unaffiliated third party that charters the vessels to customers as it deems appropriate. This pool distributes revenues to participants according to an agreed formula. This pool enables us to place our vessels with an operator with greater knowledge of the Panamax market segment. We believe that our vessels receive a better rate than we would be able to achieve by chartering the vessels in the spot market on our own.

     Product carriers

     Our product carriers are available for spot market voyages or time charters and are commercially managed by us from our Stamford office. All but one of our 20 product carriers currently are on time charter. The charterers of time chartered vessels decide where to send the vessels to load and discharge. We trade our remaining product carrier in the spot market.

     Technical operations

     All of our owned vessels are operated and managed on a technical basis by our wholly owned subsidiary, OMI Marine Services LLC, which has offices in Houston, Texas and Stamford, Connecticut. Technical management involves crewing, maintaining and insuring the vessels and arranging for vetting by customers, potential customers and others. OMI Marine Services currently obtains crews through Orinoco Maritime Consultancy India Pvt. Ltd. (OMCI), an unaffiliated crewing agent in Mumbai, India. OMCI provides crews primarily to us, most of whom are from India. In addition to operating the vessels during voyages, the crews perform general maintenance, sometimes with the help of additional personnel. A portion of our technical management is subcontracted to the crewing agent as well, as the crewing agent has access to many seamen who have previously served on our vessels and therefore have knowledge of our ships and experience with our operations.

     Our vessels are inspected often by customers, potential customers, regulatory authorities and by us. We also drydock our vessels periodically as required by applicable regulations or earlier, as appropriate. Our employees prepare specifications for and observe the performance of the drydockings to ensure proper performance. Insurance is arranged and administered by personnel in our Stamford, Connecticut office. The two vessels we charter-in, the OLIVER JACOB and the MAX JACOB, are managed by their respective owners, who provide crews and all technical services for these vessels and also obtain required vettings from major oil companies.

Competition

     The international shipping industry is highly competitive with many market participants. There are approximately 3,000 tankers aggregating approximately 289 million dwt, and the largest tanker owner has less than 5.0% of the total market dwt. The refined petroleum products transport segment is even more fragmented than the crude oil transport segment.

     In the spot market, our vessels compete with all other vessels that satisfy the size and availability requirements specified by a customer. Competition in the spot market is based primarily on price, although many charterers are becoming more selective with respect to the quality of vessel they charter, focusing on a number of factors, including age, ship specifications, such as double hulls, reliability and quality of operations. Our competitors in the crude oil and products transport market are mainly privately owned fleets and some government owned fleets. We also compete with oil companies and traders who own or charter-in vessels. Competition for voyage charters may also include vessels that are in other classes. For example, our Suezmax tankers compete with VLCC tankers in certain markets and aframax tankers in other markets.

     As in the spot market, the time charter market is price sensitive and also depends on our ability to demonstrate the high quality of our vessels and operations to chartering customers. However, because of the longer term commitment, customers entering time charters are more concerned about their exposure and image from chartering vessels that do not comply with environmental regulations or that will be forced out of service for extensive maintenance and repairs.

Ship Management and Crewing

     We have historically experienced good labor relations with our crews and we expect these positive relationships to continue. As of September 30, 2003, we and our subsidiaries had approximately 1,000 employees, including approximately 50 office employees and approximately 950 seagoing personnel. Each of our vessels employs a crew, including officers, of approximately 25 persons.

Our office staff provides the following services:

•	commercial operations and technical supervision;

•	safety monitoring;

•	vessel acquisition, construction management and oversight; and

•	financial, accounting and information technology services.

     Contractual arrangements between us and our Indian agent provide us with the ability to ensure that the standards of recruiting and training that we require are followed and that the training of crew members includes continuous updating and emphasizes awareness of, and adherence to, applicable environmental and safety regulations. As part of this relationship, we jointly sponsor and hold monthly training seminars for crew members in India to discuss and promote environmental and safety compliance. Many of our crew members frequently crew on our vessels and have attended our jointly sponsored seminars to improve their shipboard skills and heighten their environmental awareness.

     Our agent signs labor contracts in India with labor organizations that represent seagoing personnel. At any one time up to 950 persons are employed on our vessels through contracts arranged by our agent in India. We are not a party to these contracts. One of these contracts is with a union representing the ratings, or non officer, seagoing personnel. Our agent also has entered into a contract for officers for our vessels. Our labor relations historically have been very good with our Indian crews and we expect these positive relations to continue.

Customers

     Our customers include major oil companies, petroleum products traders, government agencies and various other entities that utilize the crude oil tanker market and the product carrier market. Through the nine months ending September 30, 2003, our largest customers by revenues were Chartering and Shipping S.A., a subsidiary of Total S.A. ($25,953,000 or 11% of our consolidated revenue) and El Paso Marine Company ($29,475,000 or 13% of our consolidated revenue).

Regulations

     Environmental regulations

     Our operations are affected by U.S. federal, state and foreign environmental protection laws and regulations, particularly OPA 90, CERCLA, the U.S. Port and Tanker Safety Act, the Act to Prevent Pollution from Ships, regulations adopted by the IMO and the European Union, various volatile organic compound emission requirements, the IMO/U.S. Coast Guard pollution regulations and various Safety of Life at Sea (“SOLAS”) amendments, as well as the regulations described below. Compliance with these laws and regulations entails additional expense, including vessel modifications and implementation of certain operating procedures.

     United States requirements

     OPA 90 affects all vessel owners and operators shipping oil or hazardous material to, from, or within U.S. waters. The law phases out the use of tankers having single hulls and effectively imposes on vessel owners and operators unlimited liability in the event of a catastrophic oil spill. OPA 90 requires that tankers over 5,000 gross tons calling at U.S. ports have double hulls if contracted after June 30, 1990 or delivered after January 1, 1994. Furthermore, OPA 90 calls for the phase out of all single hulled tankers by the year 2015 according to a schedule that is based on size and age of the vessel, unless the tankers are retrofitted with double hulls. OPA 90 permits single hulled tankers to operate until the year 2010 if they discharge at the Louisiana Offshore Oil Port (“LOOP”) or off-load, or lighter, at approved lightering areas more than 60 miles offshore.

     Under OPA 90, a vessel owner or operator is liable, without regard to fault, for removal costs and damages, including economic loss without physical damage to property for oil pollution in U.S. waters. Liability is limited to $1,200 per gross ton of the vessel unless the spill is caused by gross negligence, willful misconduct or a violation of certain regulations, in which case liability is unlimited. In addition,

OPA 90 does not preempt state law; therefore states may and have enacted laws imposing additional liability. Coastal states have enacted pollution prevention, liability and response laws, many providing for unlimited liability.

     OPA 90 also requires owners and operators of vessels to adopt contingency plans for reporting and responding to oil spill scenarios up to a “worst case” scenario and to identify and ensure, through contracts or other approved means, the availability of necessary private response resources to respond to a “worst case discharge.” In addition, periodic training programs for shore and response personnel and for vessels and their crews are required. Our vessel response plans have been approved by the U.S. Coast Guard.

     CERCLA applies to the discharge of hazardous substances whether on land or at sea. CERCLA contains liability aspects similar to those of OPA 90 and also imposes liability for cleanup, removal and natural resource damages. Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million unless the spill is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.

     Under the financial responsibility regulations issued under OPA 90, all vessels entering U.S. waters are required to obtain Certificates of Financial Responsibility or COFRs in the amount of $1,500 per gross ton for tankers, combining the OPA 90 limitation of liability of $1,200 per gross ton with the CERCLA liability of $300 per gross ton as discussed above. Under the regulations, owners or operators of fleets of vessels are required to demonstrate evidence of financial responsibility of the tanker having the maximum aggregate liability under OPA 90 and CERCLA. All of our vessels that need COFRs have them.

     We believe that we are in substantial compliance with OPA 90, CERCLA and all applicable state regulations in U.S. ports where our vessels call.

     International requirements

     As described in the table below, similar laws and regulations have been adopted by the EU and by the IMO, which phase out non-double hulled tankers at different periods from OPA 90. As a result, some vessels that are eligible to trade internationally will be unable to carry cargo to or from the United States, and some vessels that may trade in the U.S. will be unable to trade elsewhere.

     In April 2001, the IMO adopted regulations that require new tankers of 5,000 dwt and over, contracted for construction since July 6, 1993 to have double hulled, mid–deck or equivalent design. The regulations also require the phase out of non-double hulled tankers by 2015, with tankers having double sides or double bottoms permitted to operate until the earlier of 2017 or when the vessel reaches 25 years of age. Existing single hulled tankers will be phased out unless they are retrofitted with double hulled, mid–deck or equivalent design no later than 30 years after delivery. The regulations also require existing single hulled crude oil tankers larger than 20,000 dwt and product tankers over 30,000 dwt without segregated ballast tanks to perform substantial upgrades to minimize oil outflow in the event of casualty. The U.S. has not adopted the 2001 IMO regulations, which, unlike OPA 90, allow designs other than double hulls to satisfy the regulatory requirements.

     The European Parliament’s new Regulation No. 1726/2003, effective October 21, 2003, provides for an accelerated phase out of non-double hulled tankers. Specific phase-out dates depend upon the year of construction and whether the tanker has segregated ballast tanks, among other factors. In addition, non-double hulled tankers cannot carry heavy grades of oil to or from member ports, and commencing in 2005 all single hulled tankers above 15 years of age must comply with a condition assessment program to enter or leave member states’ ports. The IMO is currently considering the EU proposal that the IMO also adopt the more stringent requirements of the EU regulation.

     Our six single hulled vessels (one ULCC, three Panamax tankers and two handysize product carriers) and two double sided handysize crude oil tankers will be phased out under OPA 90, IMO and EU regulations in accordance with the following table, by which times they would have been depreciated down to close to their respective scrap values. However, commercial considerations arising from customer preference for double hulled vessels will likely cause all of them to be non-competitive before the required phase-out dates. For that reason, we sell non-double hulled vessels whenever a good opportunity presents itself.

			Phase Out Dates (Month/Year)

Name of Vessel	Year Built	Dwt	OPA 90	IMO	EU

ULCC
SETTEBELLO	1986	322,466	7/09	7/07	7/05

Panamax
ELBE	1984	66,800	6/07	6/07	6/10
NILE	1981	65,755	10/04	10/07	10/07
VOLGA	1981	65,689	6/04	6/07	6/07

Handysize
TANDJUNG AYU	1993	36,362	1/15	10/17	10/15
BANDAR AYU	1993	36,345	1/15	5/17	5/15
SHANNON	1991	29,999	1/10	8/15	8/10
ALMA	1988	29,996	1/10	9/14	9/10

      Other regulations

     We are also required by various other governmental and quasi–governmental agencies to obtain permits, licenses and certificates for our vessels, depending upon such factors as the country of registry, the commodity transported, the waters in which the vessel operates, the nationality of the vessel’s crew, the age of the vessel and our status as owner or charterer. We believe that we have, or can readily obtain, all permits, licenses, approvals and certificates necessary to permit our vessels to operate.

     Industry regulations require that a vessel be “in class” as a condition to its initial and continued registration under a country flag. Being certified as “in class” means that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the country of registry of the vessel and the international conventions to which that country is a member. Each vessel is inspected by a surveyor of the classification society in three types of surveys: annual surveys, intermediate surveys every two to three years and special surveys every five years. A vessel may be required to be drydocked as part of an intermediate survey for inspection of the underwater parts. A vessel is required to be drydocked for special surveys. Should any defects be found during any survey, the classification surveyor will issue a recommendation for appropriate repairs to be made by the shipowner, which have to be made within required time periods. Our vessels have all been certified as being in class by their respective classification societies.

     The requirements contained in the International Safety Management Code, or ISM Code, promulgated by the IMO also affect our operations. The ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies. OMI Marine Services LLC, our wholly owned subsidiary that is the technical operator of all of our owned vessels, is certified as an approved ship manager under the ISM Code.

     The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a Document of Compliance, issued by the vessel’s flag state, or by an appointed classification society, under the ISM Code. All of our vessels and OMI Marine Services LLC have received ISM Certification.

     Non-compliance with the ISM Code and other IMO regulations may subject the shipowner to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. Both the U.S. Coast Guard and EU authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in U.S. and EU ports, as the case may be. All of our vessels comply with the IMO regulations which pertain to them.

     Inspections

     Our vessels are subject to both scheduled and unscheduled inspections by a variety of governmental and private entities, each of which may have unique requirements. These entities include the local port authorities such as the U.S. Coast Guard, harbor master or equivalent, classification societies, flag state administration or country of registry, charterers, and particularly terminal operators and major oil companies which conduct frequent vessel inspections.

Insurance

     We believe that our current insurance coverage is adequate to protect us against the accident-related risks involved in the conduct of our business and that we maintain appropriate levels of environmental damage and pollution insurance coverage, consistent with currently prevailing industry practice at commercially acceptable rates. However, not all risks can be insured against and we cannot assure that any specific claim will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future.

     We have arranged for insurance covering our vessels in line with currently prevailing industry practice for fleets comparable to ours. Our insurance policies include:

     Hull and Machinery. We maintain marine hull and machinery and war risks insurance, and increased value coverage, which includes the risk of actual or constructive total loss for all of our vessels. Each of our vessels is insured for at least its fair market value, with deductibles generally ranging from $100,000 to $150,000 per vessel per incident.

     Protection and Indemnity Insurance. We maintain P&I insurance for pollution and spillage of up to $1 billion, and for war and terrorist-related acts of $200 million, in each case per occurrence per vessel. P&I insurance is provided by mutual marine indemnity associations, or “P&I Clubs”, formed by shipowners to provide protection from large financial loss to one member by contribution towards that loss by all members. Each P&I Club has capped its exposure to each of its members at $4.25 billion; each member’s potential exposure to the P&I Club is not otherwise limited. Deductibles vary up to $25,000 per claim, depending on the nature of the claim. As with other forms of mutual insurance, the members of each P&I Club share in the benefits if the overall results of the P&I Club are favorable and are liable for additional payments when and if required.

Taxation of Operating Income

     The following discussion is based upon the provisions of the Code, existing and proposed U.S. Treasury Department regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date of this offering, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed herein.

     In General

     We anticipate that substantially all of our gross income will be derived from the use and operation of tankers in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease income from qualifying time or voyage charters and the performance of services directly related thereto (“shipping income”). Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United

States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to U.S. federal income tax.

     Application of Section 883 of the Code

     Under Section 883 of the Code, we will generally be exempt from U.S. federal income taxation on our U.S.-source shipping income, if:

(i)	we are organized in a qualified foreign country which is one that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883 of the Code (the “country of organization requirement”);

(ii)	we satisfy any of the following 3 stock ownership requirements:

	(A)	more than 50% of our stock, in terms of value, is beneficially owned, or treated as owned through attribution, for at least half of the number of days of our taxable year, by qualified shareholders within the meaning of the Section 883 regulations;

	(B)	we are a “controlled foreign corporation” within the meaning of Section 957 of the Code and more than 50% of our shipping income is includable in the gross income of certain
U.S. persons; or

	(C)	our stock is “primarily traded and regularly traded” on an “established securities market”, within the meanings of the Section 883 regulations, located in the United States (the
“publicly-traded requirement”); and

(iii)	we satisfy certain substantiation and reporting requirements.

     The U.S. Treasury Department has recognized the Republic of the Marshall Islands, our country of incorporation, as a qualified foreign country. We intend to undertake reasonable efforts to comply with, to the extent practicable, applicable substantiation and reporting requirements. Based on the Section 883 regulations in their current form, our ability to qualify for exemption under Section 883 of the Code will depend on our being able to satisfy the publicly-traded requirement.

     We believe that we currently satisfy the publicly-traded requirement, since, among other things, our common shares are listed on the New York Stock Exchange.

     Notwithstanding the foregoing, the Section 883 regulations provide, in pertinent part, that our stock generally will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of our stock is actually or constructively owned within the meaning of the Section 883 regulations, for more than half the number of days during the taxable year, by persons who each own 5% or more of our stock (the “5% override rule”). The 5% override rule will not apply for the taxable year if we can establish and document that among the 5% shareholders, which we refer to as the “5% closely-held group”, there are sufficient 5% shareholders that are considered to be qualified shareholders for purposes of Section 883 of the Code to preclude non-qualified 5% shareholders in the 5% closely-held group from owning 50% or more of our stock for more than half the number of days during such taxable year.

     Based on our existing shareholdings, we are not presently subject to the 5% override rule. However, we can give no assurance that we will not be subject to the 5% override rule at some time in the future.

     To the extent we are unable to qualify for exemption from tax under Section 883 of the Code, our U.S.-source shipping income will become subject to the 4% gross basis tax regime or, alternatively, to the net basis and branch tax regime described below.

     The current Section 883 regulations generally will be applicable to us only for the taxable years following the taxable year 2003. We believe, however, that we qualified for the Section 883 exemption for previous taxable years as well.

     Taxation in Absence of the Section 883 exemption

     4% gross basis tax regime

     To the extent the benefits of Section 883 of the Code are unavailable with respect to any item of U.S.-source shipping income, our U.S.-source shipping income to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business as discussed below, will be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions.

     Net basis and branch tax regime

     To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax (currently imposed at rates of up to 35%). In addition, we may be subject to the 30% “branch-level” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to our U.S. trade or business.

     Our U.S.-source shipping income generally will be considered “effectively connected” with the conduct of a U.S. trade or business only if:

(i)	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

(ii)	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation.

     We do not intend to have, or permit circumstances to exist that will result in having, any of our tankers operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected form of our shipping operations and other activities, we believe that substantially all of our U.S.-source shipping income will not be “effectively connected” with the conduct of a U.S. trade or business.

Gain on Sale of Tankers and Other Non-Shipping U.S.-Source Income

     To the extent we are considered to be engaged in the conduct of a U.S. trade or business, any U.S.-source gain on the sale of a tanker, except to the extent the gain on the sale of a tanker is incidental to our shipping income, and certain other non-shipping U.S.-source income (which we do not believe to be substantial) may be partly or wholly subject to U.S. federal income tax as “effectively connected” income (determined under rules different from those discussed above) under the net basis and branch tax regime described above.

Republic of the Marshall Islands Taxation

     Under current law, we will not be subject to income taxation under the laws of the Republic of the Marshall Islands, and distributions to us by our subsidiaries also will not be subject to any Republic of the Marshall Islands tax.

Legal Proceedings

     We and certain of our subsidiaries are defendants in various actions arising in the ordinary course of business from shipping operations for monetary relief arising principally from personal injuries, collision or other casualty and from claims under charter parties. All such personal injury, collision and casualty claims against us are fully covered by insurance, subject to deductibles which are not material. In addition, we are subject from time to time to other claims and actions arising in the ordinary course of business. Except as described below, the other claims involve an amount which, if determined adversely to our interests would not have, in our opinion, a material adverse effect on our operations or financial condition.

     We are cooperating with a criminal investigation by the U.S. Attorney’s office in Newark, New Jersey of an allegation that crew members of one or more of our vessels, in the past, by-passed systems designed to prevent impermissible discharges of certain wastes into the water, presented false statements to the government and obstructed the government’s investigation. As well as being violations of the MARPOL (Maritime Pollution) Convention and U.S. law, the activities under investigation violate our policies and directives. We are continuing our review of those policies, and we have implemented additional safeguards. We received a subpoena requesting information with respect to other vessels in our fleet, and we have provided the information requested. On May 10, 2002 a former master and former chief engineer of one of our vessels entered guilty pleas in the U.S. District Court in Newark, New Jersey, to violations of U.S. law involving false statements to the U.S. Coast Guard during a vessel’s port call in New Jersey on September 10, 2001.

     We recently reached an agreement in principle with the Department of Justice (DOJ) pursuant to which we would plead guilty to one count of knowingly violating regulations promulgated under the Act to Prevent Pollution from Ships by failing to maintain an “oil record book” on one of our vessels. Additionally, the tentative agreement provides for the Company and DOJ to recommend to the Federal Court’s sentencing discretion that the Company pay a $4.2 million fine and serve a probationary period of three years. There can be no assurance that we will be able to reach a definitive agreement with DOJ or that any such agreement would be approved by the court. We expect, but cannot assure you, that a substantial portion of the costs relating to this incident will be covered by our insurers, who have been duly notified.

MANAGEMENT AND DIRECTORS

     Set forth below is certain information with respect to our executive officers and directors as of March 28, 2003.

Name	Age	Position

Craig H. Stevenson, Jr.	49	Chairman of the Board, Chief Executive Officer

Robert Bugbee	42	President and COO; Director

Kathleen C. Haines	48	Senior Vice President, Chief Financial Officer
		and Treasurer

Henry Blaustein	60	Senior Vice President, OMI Marine Services LLC

Fredric S. London	55	Senior Vice President, General Counsel

Stavros Skopelitis	56	Vice President

Mark A. Lowe	62	Vice President—Legal Administration

Edward Spiegel	64	Director

James D. Woods	71	Director

James N. Hood	68	Director

Michael Klebanoff	82	Director

Philip J. Shapiro	50	Director

Donald C. Trauscht	69	Director

     There is no family relationship by blood, marriage or adoption between any of the above individuals and any other executive officer or any OMI director.

     The term of office of each officer is until the first meeting of directors after the annual stockholders’ meeting next succeeding his election and until his respective successor is chosen and qualified.

     There are no arrangements or understandings between any of the above officers and any other person pursuant to which any of the above was elected as an officer.

     The following descriptions of occupations or positions that the executive officers and directors of the Company have held during the last five years:

     Craig H. Stevenson, Jr. was appointed President and Chief Executive Officer of the Company and elected Chairman of the Board in 1998, when the Company was spun off from OMI Corp. (Old OMI). He was President until January 2002 when Mr. Bugbee was promoted from Executive Vice President to President of the Company. Mr. Stevenson had been Chief Executive Officer of Old OMI since January 1997 and President of Old OMI since November 1995.

     Robert Bugbee was elected President effective January 25, 2002. He was previously elected Executive Vice President effective January 1, 2001, Director and Senior Vice President in 1998 and Chief Operating Officer in March 2000. He was Senior Vice President of Old OMI from August 1995 to June 1998. Mr. Bugbee joined Old OMI in February 1995.

     Kathleen C. Haines was elected Senior Vice President in January 2001 and Chief Financial Officer in August 2000. She was elected Vice President and Controller of the Company in 1998. She had been Vice President of Old OMI since January 1994.

     Henry Blaustein was elected Senior Vice President of OMI Marine Services LLC in 1998. He had been Senior Vice President/Technical of Old OMI since July 1997. Prior thereto he was an independent consultant.

     Fredric S. London was elected Senior Vice President, Secretary and General Counsel of the Company in 1998. He had been Senior Vice President, Secretary and General Counsel of Old OMI since December 1991.

     Stavros Skopelitis was elected Vice President and Economist of the Company in 1998. He had been Vice President and Economist of Old OMI since May 1996. He was elected Assistant Vice President and Economist of Old OMI in January 1994.

     Mark A. Lowe was elected Vice President—Legal Administration in January 2002. He had been Vice President and General Counsel of OSG Ship Management, Inc. and its predecessor Maritime Overseas Corporation since July 1997. Prior thereto, he was Vice President and Associate General Counsel of Maritime Overseas Corporation since 1970.

     Edward Spiegel was a general partner of Goldman Sachs from 1984 to 1996. Mr. Spiegel is a Chartered Financial Analyst and a member of the New York Society of Security Analysts.

     James D. Woods is Chairman Emeritus of Baker Hughes Inc., one of the largest companies in the oil–services industry, and worked for its predecessor from 1955 to 1997. From January 1989 until January of 1997 Mr. Woods was Chairman of the Board and Chief Executive Officer of Baker Hughes Inc. Mr. Woods is also a director of Varco International Inc., Integrated Electrical Services, Inc., Esco Technologies, Inc., United States Energy Company, Inc., and Foster Wheeler, Ltd.

     James N. Hood was President and Chief Executive Officer of Teekay Shipping Corporation from 1992 to 1998, Director of Teekay Shipping Corporation from 1993 to 1998 and consultant to Teekay Shipping Corporation from 1998 to 2000. In addition to his 23 years of shore service in various senior management positions, Captain Hood served at sea for 19 years, including four years of command experience.

     Michael Klebanoff is a private investor. He was President of Old OMI from 1969 to 1983 and was Chairman of the Board of Old OMI from 1983 until November 1995.

     Philip J. Shapiro was elected director on April 3, 2002. Since 1998 he has been the President and Chief Executive Officer of Liberty Maritime Corporation, the largest privately held independent operator of U.S. flag dry bulk vessels. Mr. Shapiro is also a Director of The Steamship Mutual Protection and Indemnity Club and is an elected member of the American Bureau of Shipping.

     Donald C. Trauscht was elected director on December 1, 2000. He has been Chairman, BW Capital Corporation since 1966. From 1967 to 1995, Mr. Trauscht held a number of positions at Borg Warner Corporation, including Chairman and Chief Executive Officer. Mr. Trauscht is a director of Esco Technologies, Inc., Global Motorsports, Inc., Integrated Electrical Services, Inc. and Bourns, Inc.

DESCRIPTION OF OTHER INDEBTEDNESS

     At September 30, 2003, we had $575.0 million in debt outstanding. The following paragraphs describe our debt facilities:

Reducing Revolving Facilities

     In March 2003, we consolidated, amended and restated two loan agreements (the $310 Facility and $78 Facility—see below for description of these facilities). The loan bears interest at LIBOR plus a fixed margin of 1.625%. As of September 30, 2003, we have drawn $206.1 million and the available debt undrawn was $22.6 million. This facility is secured by 15 vessels after the disposal of three single hulled product carriers in April, May and November 2003. Following the disposal of another vessel in November 2003,

•	the available amount of the facility was reduced by $4.62 million,

•	the next 17 quarterly reductions became $4.54 million,

•	the last 7 quarterly reductions became $3.86 million and

•	the balloon payment and final quarterly payment are $115.3 million.

     On July 27, 2001, we entered into a six-year $348.0 million reducing revolving credit facility (the “$348 Facility”). The $348 Facility had been used to provide up to 65% financing of pre-delivery installments and final payments at delivery for eleven newbuilding vessels delivered through July 2003, acquisition financing and refinancing of four secondhand vessels purchased in the first half of 2001 and for general corporate purposes up to the available amount. This loan includes interest rate margins based on a pricing ratio grid (currently 1.375% over LIBOR). The availability of the facility reduces by $5.28 million per quarter (after the disposal of two vessels in the fourth quarter of 2003) until July 27, 2007 at which time the outstanding balance is due. At September 30, 2003, we had drawn $166.4 million, with $56.2 million available at September 30, 2003.

     On March 27, 2002, we entered into a $78.0 million reducing revolving credit facility (the “$78 Facility”) secured by first mortgages on two vessels and second mortgages on 16 vessels. As of December 31, 2002, the line had been reduced to $70.7 million and we had $22.6 million available under the line. On March 14, 2003, this facility was rolled into the amended and restated $245 facility described above.

  Term Loans

     In August 2003, we obtained two eight-year term loans aggregating $68.8 million (which was the outstanding balance at September 30, 2003) to partially finance two 2000 built double hulled Suezmax tankers, delivered in August 2003. The loans bear interest at LIBOR plus a fixed margin of 1.25%. One loan will be repaid in 16 semi-annual payments of $1.33 million plus a balloon payment of $13.2 million upon maturing in August 2011. The other loan requires 32 quarterly payments of $0.65 million plus a balloon payment of $13.5 million when the loan matures in August 2011.

     In June 2003, we obtained an eight-year $64.8 million term loan to partially finance the purchase of two Panamax newbuildings, delivered in April and July of 2003. The loan comprises two tranches; each tranche of $32.4 million is being repaid in 32 quarterly installments (the first 20 at $0.87 million and next 12 at $0.5 million) plus a balloon payment of $9.0 million due with the last installment. At September 30, 2003, the balance of the loan was $63.9 million. The outstanding balance of the loan bears interest at LIBOR plus a margin of 0.90%.

     In November 2001, we obtained a seven-year $44.0 million term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on December 17, 2001 and the other of which was delivered on March 26, 2002. The loan was split into two $22.0 million tranches. At September 30, 2003, the balance of the loan was $35.6 million. Each tranche is being repaid in 28 quarterly installments (the first 12 at $0.65 million and next 16 at $0.35 million) plus a balloon payment of $8.2 million due with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin. During the first three years of this loan the margin is 1.00% as long as the secured vessels remain on time charter. During the remaining four years, the margin will be based on our ratio of consolidated funded debt to consolidated EBITDA on a trailing four quarter basis.

     In September 2001, we obtained an eight-year $40.0 million term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on September 10, 2001 and the other on October 12, 2001. The loan is split into two $20.0 million tranches. At September 30, 2003, the balance of the loan was $33.7 million. The loan for each tranche is being repaid in 32 consecutive quarterly installments, the first 20 in the amount of $0.45 million each and the next 12 in the amount of $0.35 million each, with a balloon payment in the amount of $6.8 million due and payable together with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin based on our ratio of consolidated funded debt to consolidated adjusted EBITDA on a trailing four quarter basis. At September 30, 2003, our interest rate margin was 1.375% over LIBOR.

     We had a term loan agreement, secured by 16 vessels, in the original amount of $310.0 million (the “$310 Facility”), which had a balance of $164.3 million at December 31, 2002. On March 14, 2003, the $310 Facility was rolled into the amended and restated $245 facility described above.

     In December 2003, we obtained an eight year $50.4 million term loan to partially finance the purchase of two product carrier newbuildings, one of which will be delivered in March 2004 and the other in August 2004, both vessels will begin five year time charters upon delivery. The loan is split into two $25.2 million tranches. Each tranche will be repaid in 32 quarterly installments of approximately $0.45 million plus a balloon payment of $10.8 million due with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin 0.85% while the vessels have time charters.

Other

     As of September 30, 2003 we had 7.00% Convertible Notes due February 2004 with a balance of $0.35 million.

Collateral

     All of the vessels in our fleet are pledged as collateral under our existing credit facilities. If we defaulted on one or more of these credit facilities, it could result in the foreclosure of our fleet. For more information on our existing indebtedness and the risks associated with that indebtedness, you should carefully review the information contained in this prospectus under “Risk Factors—Risks Related to the Notes and the Offering”.

Restrictive Covenants

     All of our loan agreements contain restrictive covenants as to cash, net worth, maintenance of specified financial ratios and collateral values. They also restrict our ability to make certain payments, such as dividends and repurchase its stock. As of September 30, 2003, we were in compliance with its covenants.

Interest Rates

     The variable interest rates (including margins) at September 30, 2003 were 2.0625% to 3.75%. The margins ranged from 0.90% to 1.625%. As of September 30, 2003, we had various interest rate swaps and future Rate Agreements that fix notional amounts aggregating $395.5 million (which includes a notional amount of $57.8 million on an interest rate swap that commences in 2004) on various debt tranches within a range of 1.172% to 4.86% expiring from December 2003 to October 2008.

     See “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Market Risks.”

THE EXCHANGE OFFER

Purpose of the Exchange Offer

     In connection with the sale of the outstanding notes, we entered into the Registration Rights Agreement with the initial purchaser of the outstanding notes. In that agreement, we agreed to use our best efforts to file and have declared effective no later than 180 days after the Closing Date (as defined in the Registration Rights Agreement) the registration statement relating to an offer to exchange the exchange notes for the outstanding notes. We also agreed to use our best efforts to commence and complete the exchange offer for the outstanding notes promptly, but no later than 45 days after the effective date of the registration statement. We are offering the exchange notes under this prospectus in the exchange offer for the outstanding notes to satisfy our obligations under the Registration Rights Agreement. We refer to our offer to exchange the exchange notes for the outstanding notes as the “exchange offer.”

Resale of Exchange Notes

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if, among other things:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

•	you are not an affiliate of the Company.

     If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes or you are an affiliate of the Company, you:

•	cannot rely on such interpretations by the SEC staff, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes and such secondary resale transaction must be covered by an effective registration statement under the Securities Act of 1933 containing the selling security holder’s information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act.

     This prospectus may be used for an offer to resell, resale or otherwise transfer exchange notes only as specifically described in this prospectus. Only those broker-dealers that acquired outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where that broker-dealer acquired such outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, there is $200 million principal amount of outstanding notes, all of which are subject to exchange pursuant to the exchange offer. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

•	will remain outstanding,

•	will continue to accrue interest, and

•	will be entitled to the rights and benefits that holders have under the indenture relating to the outstanding notes and, under limited circumstances, the Registration Rights Agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees And Expenses” for more details about fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

     The exchange offer will expire at 5:00 p.m., New York City time, on January 27, 2004, unless in our sole discretion we extend it. We do not currently intend to extend the Expiration Date.

Extensions, Delay in Acceptance, Termination Or Amendment

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer.

     We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the Registration Rights Agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC, or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Your Representations To Us.”

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the Exchange Notes under the Securities Act of 1933.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture relating to the notes under the Trust Indenture Act of 1939.

Exchange Agent

     We have appointed HSBC Bank USA as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

BY HAND DELIVERY:

HSBC Bank USA
One Hanson Place
Lower Level
Brooklyn, New York 11243
Attn: Paulette Shaw

BY OVERNIGHT COURIER:

HSBC Bank USA
452 Fifth Avenue
New York, New York

BY FIRST CLASS MAIL:

HSBC Bank USA
452 Fifth Avenue
New York, New York

TO CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY:

FAX #:	(718) 488-4488

FAX CONFIRMATION #:	(718) 488-4475

Procedures for Tendering

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender, described below, or (2) comply with the automated tender offer program procedures of The Depository Trust Company, or “DTC,” described below.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender If You Are a Beneficial Owner

     If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name, or

•	obtain a properly completed bond power from the registered holder of your outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Procedures for Physical Tender

To complete a physical tender, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

•	mail or deliver or facsimile the letter of transmittal to the exchange agent prior to the expiration date, and

•	deliver the outstanding notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “—Exchange Agent” prior to the expiration date.

Signatures and Signature Guarantees

     You must have signatures on a letter of transmittal or a notice of withdrawal described below under “—Withdrawal Of Tenders” guaranteed by an eligible institution unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

     An eligible institution is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements or Bond Powers Are Needed

     If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the outstanding notes. An eligible institution must guarantee that signature.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

     An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation,

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

•	we may enforce the agreement against such participant.

     To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding Notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

Determinations under The Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding Notes not properly tendered or any outstanding notes our acceptance of which might, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities of tenders or conditions of the exchange offer as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue Exchange Notes

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of transfer of such outstanding Notes into the exchange agent’s account at DTC, and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted Or Exchanged

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or nonexchanged outstanding notes without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such nonexchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes you receive will be acquired in the ordinary course of your business,

•	you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act of 1933,

•	you are not our affiliate, as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act,

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes, and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading >activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers,

Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

	•	stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

	•	stating that the tender is being made thereby,

	•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent’s message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “—Exchange Agent,” or

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn,

•	identify the outstanding notes to be withdrawn, including the registration number and the principal amount of such outstanding notes,

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

•	specify the name in which such outstanding notes are to be registered, if different from that of the person who tendered the outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under “—Procedures For Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include:

•	SEC registration fees for the exchange notes,

•	fees and expenses of the exchange agent and trustee,

•	accounting and legal fees,

•	printing costs, and

•	related fees and expenses.

Transfer Taxes

     If you tender your outstanding notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered,

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of exchange notes for outstanding notes in the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Consequences of Failure To Exchange

     If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act of 1933 or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

     The tender of outstanding notes in the exchange offer will reduce the outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any outstanding notes that you continue to hold.

Accounting Treatment

     We will amortize our expenses of the exchange offer and the offering of the outstanding notes over the term of the exchange notes under accounting principles generally accepted in the United States of America.

Other

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action, if any, to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the Registration Rights Agreement.

DESCRIPTION OF NOTES

     The outstanding notes were issued, and the exchange notes will be issued, by OMI Corporation under an Indenture dated as of November 26, 2003 (the “Indenture”) among us, our subsidiaries that will be party thereto and HSBC Bank USA, as Trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     Certain terms used in this description are defined under the subheading “—Certain Definitions” and elsewhere in this description. In this description, the word “Company” refers only to OMI Corporation and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as Holders of the notes. The Indenture and the Registration Rights Agreement have been filed as exhibits to the registration statement of which this prospectus is a part. You may request copies of these agreements at our address set forth under the heading “Available Information”.

     The notes will constitute a single series of debt securities under the Indenture. If the exchange offer is consummated, any holders of outstanding notes who do not exchange their outstanding notes for exchange notes will vote together with all other holders of the notes for all relevant purposes under the Indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the other notes, and the holders of the outstanding notes and the other notes will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the notes mean, at any time after the exchange offer is consummated, the percentages in aggregate principal amount of the outstanding notes and the exchange notes.

General

The notes

•	are unsecured senior obligations of the Company;

•	rank equally and ratably in right of payment with all existing and future unsecured senior indebtedness of the Company;

•	are senior in right of payment to any future subordinated debt of the Company;

•	are effectively subordinated to any future secured debt of the Company to the extent of the collateral securing such debt; and

•	are guaranteed on an unsecured basis by each Subsidiary Guarantor; however, such guarantees are effectively subordinated to any current or future secured debt of, or guaranteed by, any Subsidiary Guarantor to the extent of the collateral securing such debt; and

     At September 30, 2003, after giving effect to the application of the net proceeds of the offering of the outstanding notes on a pro forma basis:

•	the Company’s senior indebtedness would have been approximately $580.0 million;

•	of this amount, approximately $380.0 million would have been guaranteed by secured guarantees from the Subsidiary Guarantors; and

•	the balance of approximately $200.0 million of such undebtedness, represented by the notes, would have been guaranteed by the unsecured guarantees of the Subsidiary Guarantors.

Principal, Maturity and Interest

     In this exchange offer, the Company will issue the exchange notes with a maximum aggregate principal amount of up to $200.0 million. The Indenture provides for the issuance of other notes having terms and conditions similar to those of the notes, including, without limitation, waivers, amendments, redemptions and offers to purchase and the Subsidiary Guaranties. The Company will issue the exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on December 1, 2013.

     Interest on the notes will accrue at the rate of 7.625% per annum and will be payable semiannually in arrears on June 1 and December 1, commencing on June 1, 2004. We will make each interest payment to the Holders of record of the notes on the immediately preceding May 15 and November 15. Interest on the notes will accrue from November 26, 2003, or if interest has already been paid on the notes from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. Additional interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

     Except as set forth below under “—Redemption for Changes in Withholding Taxes”, we will not be entitled to redeem the notes at our option prior to December 1, 2008.

     On and after December 1, 2008, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price

2008	103.813%

2009	102.542%

2010	101.271%

2011 and thereafter	100.000%

Selection and Notice of Redemption

     If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis, by lot, or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will redeem notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

     We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the caption “—Change of Control”. We may at any time and from time to time purchase notes in the open market or otherwise.

Guaranties

     The Subsidiary Guarantors have jointly and severally guaranteed, on a senior unsecured basis, our obligations under these notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty is limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law.

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States of America.

     If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors—Certain events may delay payment on, lead to subordination of or void our and our subsidiaries’ obligations under the notes.”

     Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “Certain Covenants—Consolidation, Merger and Sale of Assets”; provided, however, that if such other Person is not the Company, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, subject to the following paragraph.

The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1)	upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; or

(2)	upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor,

in each case other than to the Company or an Affiliate of the Company and the sale or disposition is permitted under “—Certain Covenants – Consolidation, Merger and Sale of Assets.”

     Notwithstanding anything to the contrary, the Subsidiary Guaranty of a Subsidiary Guarantor will also be released at any time a Subsidiary Guarantor ceases to own property or assets having an aggregate fair market value (as reasonably determined by two Officers) in excess of $10,000.

Additional Amounts

     We are required to make all our payments under or with respect to the notes free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of the government of the Republic of the Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

     If we are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the notes, we will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted. Our obligation, however, to pay Additional Amounts does not apply to:

(1)	any Taxes that would not have been so imposed but for the existence of any present or former >connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Republic of the Marshall Islands of such note); or

(2)	any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge.

     In addition, we will not pay Additional Amounts if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period).

     Upon request, we will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in the Indenture there is mentioned, in any context:

(1)	the payment of principal (and premium, if any);

(2)	purchase prices in connection with a purchase of notes;

(3)	interest; or

(4)	any other amount payable on or with respect to any of the notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     We will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the notes (excluding such taxes, charges or similar levies imposed by any jurisdiction outside of: (1) the Republic of the Marshall Islands, (2) the jurisdiction of incorporation of any successor of the Company, or (3) any jurisdiction in which a paying agent is located), and we will agree to indemnify the Holders for any such taxes paid by such Holders.

     The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply with equal effect (mutatis mutandis) to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

     For a discussion of the Republic of the Marshall Islands withholding taxes applicable to payments under or with respect to the notes, see “Tax Considerations”.

Redemption for Changes in Withholding Taxes

     We are entitled to redeem the notes, at our option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, and any other amounts owed to the Holders of the notes under the terms of the Indenture or the notes (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of:

(1)	a change in or an amendment to the laws (including any regulations promulgated thereunder) of the Republic of the Marshall Islands (or any political subdivision or taxing authority thereof or therein); or

(2)	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this prospectus and we cannot avoid such obligation by taking reasonable measures available to us; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts.

     Before we publish or mail notice of redemption of the notes as described above, we will deliver to the Trustee an Officers’ Certificate to the effect that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us. We will also deliver an opinion of independent legal counsel of recognized standing stating that we would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Change of Control

     The Indenture provides that upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Company to repurchase such Holder’s notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. A “Change of Control” or similar event may also constitute an event of default under certain of the Company’s other debt agreements, including the Credit Agreements. There can be no assurance that the Company will have sufficient funds to pay the purchase price referred to above at the time of the Change of Control. The existence of a Holder’s right to require the Company to repurchase notes upon the occurrence of a Change of Control may deter a third party from acquiring the Company in a transaction which would constitute a Change of Control.

Certain Covenants

     Insurance

     The Company will maintain, and cause its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are at that time customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties including general liability insurance and (but without duplication) protection and indemnity insurance, including oil pollution coverage, and hull and machinery insurance.

     Limitation on Liens

     If subsequent to the date of original issuance of the notes, the Company or any Restricted Subsidiary shall Incur any Debt, or any existing Debt shall become, secured by a Mortgage on any property or assets owned or leased by the Company or any Restricted Subsidiary or on any shares of stock, membership interests or Debt of any Subsidiary, the Company will secure, or cause such Restricted Subsidiary to secure, the notes equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto the aggregate amount of all such secured Debt Incurred after the date of the Indenture and then outstanding (including preexisting Debt that becomes secured after the date of the Indenture) together with all Attributable Debt Incurred after the date of the Indenture and then outstanding in respect of sale and leaseback transactions involving any property or assets owned or leased by the Company or a Restricted Subsidiary would not exceed 15% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries. This restriction will not apply to, and therefore the following shall be excluded in computing secured Debt for the purpose of such restriction: Debt secured by (a) Mortgages on property of, or on any shares of stock, membership interests or Debt of, any corporation existing at the time such corporation becomes a Subsidiary, (b) Mortgages in favor of the Company or any Restricted Subsidiary, (c) Mortgages on property, shares of stock, membership interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money Mortgages and construction cost Mortgages (including those incurred or committed under a binding agreement within 365 days following the purchase or completion of the construction of the property in question), provided that such Mortgages shall be limited to all or part of such property, stock, or membership interests and (d) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through (c) inclusive whether existing on the date of the Indenture or thereafter or of any Mortgage existing on the date of the Indenture; provided, that such extension, renewal or replacement Mortgage shall be limited to the same property, shares of stock, membership interests or Debt that secured the Mortgage extended, renewed or replaced and that the Debt secured by such Mortgage is not more than (A) 70% of the fair market value of the property or assets securing such Mortgage (as reasonably determined by an independent appraiser) in the case of any property or assets subject to a time-charter contract for a period extending at least three (3) years beyond the date of closing of such Mortgage extension, renewal or replacement or (B) 60% of the fair market value of the property or assets securing such Mortgage (as reasonably determined by an independent appraiser) in all other cases.

     Limitation on Sales and Leasebacks

     Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any property or assets owned or leased by the Company or any Restricted Subsidiary, the acquisition of which, or completion of construction and commencement of full operation of which, has occurred more than 120 days prior to such sale and leaseback transaction, unless (a) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on such property or assets in accordance with the immediately preceding paragraph in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the notes or (b) the Company or such Restricted Subsidiary, within 120 days after the sale or transfer of such property, applies to (i) the purchase, acquisition or construction of property or assets to be used in the business of the Company and its Restricted Subsidiaries (which includes the entering into, within such 120 day period, of an agreement for such purchase, acquisition or construction of property or assets) or (ii) to the retirement of Funded Debt of the Company or any Restricted Subsidiary, an amount not less than the greater of (A) the net proceeds of the sale of the assets or property sold and leased back pursuant to such arrangement or (B) the fair market value of the property or assets so sold and leased back (as determined by any two Officers), subject to credits for certain voluntary retirements of Funded Debt. This restriction will not apply to any sale and leaseback transaction (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (y) involving a lease for a period of three years or less.

     Limitation on Incurrence of Indebtedness by Restricted Subsidiaries

     The Company will not permit any of its Restricted Subsidiaries to Incur any Funded Debt unless after giving effect to the Incurrence of such Funded Debt by such Restricted Subsidiary and the receipt and application of the proceeds thereof, the aggregate outstanding amount of Funded Debt of all Restricted Subsidiaries of the Company does not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Funded Debt at the time of any computation under this provision of the Indenture, (a) any Funded Debt owed to the Company or any other Restricted Subsidiary, (b) any Funded Debt of a Restricted Subsidiary outstanding on the date of the Indenture, (c) any Funded Debt that (i) is supported in full by a direct-pay or standby letter of credit or letter of guarantee on which the Company (but not any of its Restricted Subsidiaries) is the account party and as to which the terms of the related reimbursement agreement do not permit the issuing bank any recourse against any Restricted Subsidiary of the Company and (ii) is not supported by any other letter of credit, letter of guarantee or similar instrument in respect of which any Restricted Subsidiary of the Company has any obligation, and (d) any Funded Debt secured by a Mortgage permitted pursuant to clause (a), (c) or (d) under “—Limitation on Liens.”

     The Indenture does not contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction or similar transaction involving the Company. Except as specified above, the Indenture will not restrict the Incurring of Debt by the Company or its Subsidiaries.

     Restricted Subsidiaries

     Every Subsidiary of the Company existing on the date of the Indenture shall be a Restricted Subsidiary. The Board of Directors may designate any Person as an Unrestricted Subsidiary if and only if (A) the Company has delivered to the Trustee an Officer’s Certificate within 60 days after such Person became a Subsidiary (the “Notice Period”) designating such Person as an Unrestricted Subsidiary and (B) (i) such Person is not a Subsidiary on the date of the Indenture, (ii) such Person was not a Restricted Subsidiary prior to the commencement of the Notice Period, (iii) an Officers’ Certificate is delivered to the Trustee stating that the Board of Directors has determined that at the time of such Person’s acquisition or formation it was not contemplated that such Person would own, acquire or lease under a lease which would be considered a Capitalized Lease any ocean going vessel designed to carry cargo in bulk which vessel was originally contracted for by the Company or one of its Subsidiaries, (iv) neither the Company nor any Restricted Subsidiary has guaranteed or in any other manner become liable for or otherwise created a Mortgage on its property as security for any Funded Debt of such Person, and (v) such Person does not own or hold, directly or indirectly, any Funded Debt or equity securities of any Restricted Subsidiary or own, lease or operate any assets or properties (other than cash, cash equivalents or marketable securities) transferred to it by the Company or any Restricted Subsidiary.

     The Company may change the designation of any Subsidiary from Unrestricted Subsidiary to Restricted Subsidiary by giving written notice to the Trustee that the Board of Directors has made such change, provided that no such change shall be effective if after giving effect to such change the aggregate amount of Funded Debt of all Restricted Subsidiaries of the Company then outstanding (after giving effect to the exclusions provided in the first paragraph of “—Limitation on Incurrence of Indebtedness by Restricted Subsidiaries”) would exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries. If at any time (1) the Company or a Restricted Subsidiary guarantees or in any other manner becomes liable for or otherwise creates a Mortgage on its property as security for any Funded Debt of an Unrestricted Subsidiary, (2) an Unrestricted Subsidiary owns or holds, directly or indirectly, any Funded Debt, membership interests or equity securities of any Restricted Subsidiary or (3) an Unrestricted Subsidiary owns, leases or operates any assets or properties (other than cash, cash equivalents and marketable securities) transferred to it by the Company or any Restricted Subsidiary, the designation of such Unrestricted Subsidiary shall thereupon, without further action, but subject to the condition set forth in the proviso to the first sentence of this paragraph, be deemed to have been changed to a Restricted Subsidiary. The Company will not itself, and will not permit any Subsidiary to, take any of the actions referred to in clauses (1), (2) or (3) of the preceding sentence unless the Unrestricted Subsidiary referred to in such sentence can be designated a Restricted Subsidiary in conformity with the provisions of the Indenture.

     The acquisition of a Restricted Subsidiary or the change of designation of an Unrestricted Subsidiary to a Restricted Subsidiary shall, as of the date of such acquisition or change, constitute an Incurrence by Restricted Subsidiaries of the Company of Funded Debt in the amount of the Funded Debt of such Restricted Subsidiary as of such date, and, for purposes of determining Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of such date, pro forma effect shall be given to such acquisition or change.

     Future Subsidiary Guarantors

     After the date of the issuance of the notes, the Company will cause each Restricted Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guaranty.

     Consolidation, Merger and Sale of Assets

     The Company will not consolidate with or merge into or convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its properties and assets to, any Person, and will not permit any Person (other than a Subsidiary Guarantor) to merge into, or convey, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its properties and assets to, the Company or any Subsidiary Guarantor, unless:

(1)	the successor Person expressly assumes the obligations of the Company on the notes and under the Indenture,

(2)	immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing,

(3)	if properties or assets of the Company become subject to a Mortgage not permitted by the Indenture, the Company or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all Debt secured thereby,

(4)	we shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred,

(5)	we shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of the Company and an Opinion of Counsel in the jurisdiction of the successor Person (if such jurisdiction is different from our jurisdiction) to the effect that the Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction or series of transactions and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred, and

(6)	we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with these provisions.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

     The successor Person will be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power we have under the Indenture, and the predecessor company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

SEC Reports

     If at any time in the future we are no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and, in any event, will provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

     At any time that any of our Subsidiaries are Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Results of Operations and Financial Condition”, of the results of operations and financial condition of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, we will furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders or investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default

Each of the following will constitute an Event of Default under the Indenture:

(1)	a default in the payment of principal of (or premium, if any, on) any notes when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption or otherwise;

(2)	a default in the payment of interest or any Additional Amounts on any notes when the same becomes due and payable, continued for 30 days;

(3)	a default in the payment of principal and interest on any notes required to be purchased upon the occurrence of a Change of Control when due and payable;

(4)	the failure to perform any other covenant of our or of any Subsidiary Guarantor in the Indenture, continued for 30 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the outstanding notes, as provided in the Indenture;

(5)	the acceleration of any indebtedness for money borrowed by us or any Restricted Subsidiary having an aggregate principal amount outstanding of at least $10,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the outstanding notes, as provided in the Indenture;

(6)	any final judgment or order (not covered by insurance) for the payment of money in excess of $10,000,000 individually or $20,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against us or any Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order in excess of $10,000,000 individually or that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; and

(8)	certain events in bankruptcy, insolvency or reorganization.

     If an Event of Default (other than an Event of Default described in clause (8) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes by notice as provided in the Indenture may declare the principal amount of, premium, if any, and accrued interest on, the notes to be due and payable immediately. If an Event of Default described in clause (8) above shall occur, the principal amount of, premium, if any, and accrued interest on, all the notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “—Modification and Waiver”.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

     No Holder of a note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes, (2) the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request, within 60 days after such notice, request and offer.

     However, such limitations do not apply to a suit instituted by a Holder of a note for the enforcement of payment of the principal of, or any premium or interest on, such note on or after the applicable due date specified in such note.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the notes affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each note affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or any premium or interest on, any note;

(3)	reduce the amount of principal payable upon redemption or acceleration of the Stated Maturity of any note or change the time at which any note may be redeemed as described under “—Optional Redemption” above;

(4)	change the coin or currency of payment of principal of, or any premium or interest on, any note;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

(6)	make any change in, or release other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Holders of the notes;

(7)	make any change in the provisions of the Indenture described under “—Additional Amounts” that adversely affects the rights of any Holder or amend the terms of the notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder;

(8)	reduce the percentage in principal amount of outstanding notes, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(10)	modify such provisions with respect to modification and waiver.

     The Holders of 66-2/3% in principal amount of the outstanding notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the outstanding notes may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding note affected.

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding notes entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. To be effective, such action must be taken by Holders of the requisite principal amount of such notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance

     The Indenture provides that the Company will be discharged from all its obligations with respect to the notes (except for certain obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their Stated Maturity in accordance with the terms of the Indenture and the notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     The Indenture provides that the Company may omit to comply with its obligations under “—Change of Control” and certain restrictive covenants, including those described under “—Certain Covenants”, and the occurrence of certain Events of Default, which are described above in clauses (3), (4) and (5) under “—Events of Default”, will be deemed not to be or result in an Event of Default. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of the notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their Stated Maturity in accordance with the terms of the Indenture and the notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercises this option with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

Notices

     Notices to Holders of notes will be given by mail to the addresses of such Holders as they may appear in the Note Register.

Title

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a note is registered as the absolute owner thereof (whether or not such note may be overdue) for the purpose of making payment and for all other purposes.

No Recourse

     No director, officer, employee or stockholder of the Company or Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guaranty or the Indenture. Each Holder by accepting a note waives and releases all such liability subject to any liability imposed by the Securities Act or the Trust Indenture Act.

Governing Law

     The Indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

Consent to Jurisdiction

     The Company has irrevocably appointed CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the notes brought in any federal or state court located in New York City and has submitted to such jurisdiction.

Enforceability of Judgments

     Since most of our operating assets and the operating assets of the Subsidiaries are situated outside the United States, any judgment obtained in the United States against us or a Subsidiary, including judgments with respect to the payment of principal, interest, Additional Amounts, redemption price and any purchase price with respect to the notes, may not be collectible within the United States.

     We have been informed by Dennis J. Reeder, Attorney-At-Law, our counsel in the Republic of the Marshall Islands, that in such counsel’s opinion the laws of the Republic of the Marshall Islands applicable therein permit an action to be brought in a court of competent jurisdiction in the Republic of the Marshall Islands on a final and conclusive judgment in personam of a United States Federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (a “New

York Court”), respecting the enforcement of the notes or the Indenture, that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if:

(1)	the New York Court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Republic of the Marshall Islands and in accordance with its conflict of laws rules (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for this purpose);

(2)	such judgment was not obtained by fraud or in a manner contrary to natural justice, and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Republic of the Marshall Islands applicable therein;

(3)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, public or penal laws;

(4)	no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Republic of the Marshall Islands; and

(5)	the action to enforce such judgment is commenced within six years after the date of such judgment.

     Furthermore, we have been advised by such counsel that they do not know of any reason under present laws of the Republic of the Marshall Islands applicable therein for avoiding recognition of such judgment of a New York Court under the Indenture or on the notes based upon a reasonable interpretation of public policy.

Regarding the Trustee

     HSBC Bank USA is the Trustee under the Indenture. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstance in the conduct of such person’s own affairs.

     In the normal course of business, the Company and the Subsidiaries conduct banking transactions with the Trustee, and the Trustee conducts banking transactions with the Company and the Subsidiaries. Additionally, the Trustee acts as trustee with respect to certain other of our debt securities of the Company and is a party to one of the Company’s Credit Agreements. A portion of the net proceeds from the sale of the notes will be applied to reduce the outstanding indebtedness under such Credit Agreements. See “Use of Proceeds.”

Book-Entry, Delivery and Form

     We will issue the exchange notes by one or more global notes in registered form (the “Global notes”). The Global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. The Global notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct at DTC.

     Except as set forth below, the Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global notes for Certificated notes”. Except in the limited circumstances described below, owners of beneficial interests in the Global notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in DTC) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it ownership of the interests in the Global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global notes).

     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of an interest in the Global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions set forth under “Notice to Investors”, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global notes for Certificated notes

     A Global note is exchangeable for Certificated notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated notes; or

(3)	there has occurred and is continuing a default with respect to the notes.

     In addition, beneficial interests in a Global note may be exchanged for Certificated notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases,

Certificated notes delivered in exchange for any Global note or beneficial interests in Global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors”, unless that legend is not required by applicable law.

Exchange of Certificated notes for Global notes

     Certificated notes may not be exchanged for beneficial interests in any Global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors”.

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest and supplemental interest, if any, and Additional Amounts, if any) by wire transfer of immediately available funds to the accounts specified by a Global Note holder. The Company will make all payments of principal, interest and premium and supplemental interest, if any, and Additional Amounts, if any, with respect to Certificated notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

     “Affiliate” of any specified Person will be defined as any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Attributable Debt” will be defined, as to any sale and leaseback transaction relating to any property or assets under which any Person is at the time liable and which is not permitted under clause (b) under “Certain Covenants—Limitation on Sales and Leasebacks,” at any date as of which the amount thereof is to be determined, as the lesser of (i) the fair market value of the assets subject to such transaction as determined by any two Officers or (ii) the total net amount of Rentals required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with generally accepted accounting principles in the United States of America.

     “Capitalized Lease” will be defined as any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles in the United States of America.

     “Capitalized Rentals” of any Person will be defined as of the date of any determination thereof as the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with generally accepted accounting principles in the United States of America.

“Change of Control” will be defined as the occurrence of any of the following events:

(1)	any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	individuals who on the date of original issuance of the notes constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the date of original issuance or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

     “Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries” will be defined as the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt) and (b) all goodwill, trade names, trademarks, patents, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expenses, deferred charges (other than unamortized deferred dry dock costs, unterminated voyage expenses, prepaid insurance, prepaid taxes, prepaid charter hire and other prepaid items properly excludable from intangibles under generally accepted accounting principles) and other like intangibles, all as set forth on or included in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, such balance sheet to be prepared (except for the exclusion of Subsidiaries which are not Restricted Subsidiaries) in accordance with generally accepted accounting principles in the United States of America.

     “Credit Agreements” will be defined as the 7% series A convertible note in the original amount of US$3 million to the order of General Electric Capital Corporation, dated February 29, 1996; the secured reducing revolving credit facility in the original amount of $348 million by Den Norske Bank, ASA and the banks and financial institutions identified therein as lenders, dated as of July 27, 2001; the secured term loan facility in the original amount of $40 million by Deutsche Schiffsbank Aktiengesellschaft and the banks and financial institutions identified therein, dated as of September 7, 2001; the secured term loan facility in the original amount of $44 million by ING Bank NV and the banks and financial institutions identified therein, dated as of December 13, 2001; the amended and restated secured reducing revolving credit facility in the original amount of $245 million by Nordea Bank Finland PLC and the banks and financial institutions identified therein as lenders, dated as of March 14, 2003; the senior secured term loan in the original amount of $64.8 million by ING Bank NV and the banks and financial institutions identified therein as lenders, dated as of June 10, 2003; the senior secured loan facility in the original amount of $34.475 million by Nordea Bank Finland PLC and the banks and financial institutions identified therein as lenders, dated as of August 11, 2003; the secured term loan facility in the original amount of $34.3 million by Deutsche Schiffsbank Aktiengesellschaft and the banks and financial institutions identified therein, dated as of August 12, 2003.

     “Debt” of a Person will be defined as, without duplication, (i) any indebtedness for money borrowed whether or not evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, (ii) all Capitalized Rentals of such Person (other than Rentals owing from the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary), and (iii) all Guaranties by such Person of any obligation described in clause (i) or (ii) of any other Person (other than any such obligation of the Company or any Subsidiary).

     “Exchange Act” will be defined as the U.S. Securities Exchange Act of 1934, as amended.

     “Exchange notes” will be defined as the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the outstanding notes, in compliance with the terms of the Registration Rights Agreement.

     “Funded Debt” will be defined as all Debt having (a) a maturity of more than 12 months from the date as of which the amount thereof is to be determined or (b) a maturity of less than 12 months and that is (i) by its terms renewable or extendable beyond 12 months from such date at the option of the borrower or (ii) included in long-term Debt on the consolidated balance sheet of the Company in accordance with generally accepted accounting principles.

     “Guaranties” by any Person will be defined as all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation, or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under the Indenture, a Guaranty in respect of any indebtedness for borrowed money will be deemed to be indebtedness equal to the principal amount of such indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend will be deemed to be indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     “Holder” will be defined as the Person in whose name a note is registered on the Registrar’s books.

     “Incur,” with respect to any Debt, will be defined to mean to incur, create, issue, assume, guarantee or otherwise become liable for any such Debt (“Incurrence,” “Incurred,” “Incurrable” and “Incurring” will have meanings correlative to the foregoing).

     “Mortgage” will be defined as any pledge of, conditional sale or other title retention of, or mortgage or other lien or security interest or encumbrance of any kind on, any property or assets owned or leased by the Company or any Subsidiary, or any shares of stock or Debt of any Subsidiary.

     “Officer” will be defined as the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     “Officers’ Certificate” will be defined as a certificate signed by two Officers.

     “Opinion of Counsel” will be defined as a written opinion from counsel who may be counsel to the Company.

     “Person” will be defined as any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “Rentals” will be defined as of the date of any determination thereof, as all rent payable by the lessee under a lease of any property or assets, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Rents under any “percentage leases” shall be computed solely on the basis of minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     “Restricted Subsidiary” will be defined as any Subsidiary existing on the date of the Indenture and any Subsidiary existing, created or acquired subsequent to the date of the Indenture unless designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the provisions set forth in “—Certain Covenants—Restricted Subsidiaries.”

     “SEC” will be defined as the U.S. Securities and Exchange Commission.

     “Securities Act” will be defined as the U.S. Securities Act of 1933, as amended.

     “Stated Maturity” will be defined as, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     “Subsidiary” will be defined as a business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     “Subsidiary Guarantor” will be defined as each Subsidiary that owns property or assets having an aggregate fair market value (as reasonably determined by two Officers) in excess of $10,000 that is in existence on the original date of issuance of the notes and each other such Subsidiary that thereafter guarantees the notes pursuant to the terms of the Indenture.

     “Subsidiary Guaranty” will be defined as a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes.

     “Trust Indenture Act” will be defined as the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of issuance of the notes.

     “Unrestricted Subsidiary” will be defined as any Subsidiary that is not a Restricted Subsidiary.

     “U.S. Government Obligations” will be defined as direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

     “Voting Stock” of a Person will be defined as all classes of stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Registration Rights; Special Interest

The Company, the Subsidiary Guarantors and the Initial Purchaser have entered into the Registration Rights Agreement pursuant to which the Company and the Subsidiary Guarantors agreed to file with the SEC this exchange offer registration statement with respect to the exchange notes (the “Exchange Offer Registration Statement”). Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders who are able to make certain representations the opportunity to exchange their outstanding notes for exchange notes (the “Exchange Offer”).

     If:

(1)	prior to the consummation of the Exchange Offer, existing SEC interpretations are changed such that the exchange notes generally would not be freely transferable without restriction under the Securities Act,

(2)	the Exchange Offer is not completed within 225 days following the original issuance date of the notes or

(3)	the Exchange Offer is not available to any Holder,

then the Company will file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Subsidiary Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     The Registration Rights Agreement provides that:

(1)	the Company will file an Exchange Offer Registration Statement with the SEC on or prior to 60 days after the original issuance date of the notes;

(2)	the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the original issuance date of the notes;

(3)	the Company will use its best efforts to commence and complete the Exchange Offer within 45 days after the Exchange Offer Registration Statement becomes effective; and

(4)	if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 days after the date the Shelf Registration Statement is filed.

     If:

(1)	the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

(3)	the Company fails to consummate the Exchange Offer within 45 days of the initial effective date of the Exchange Offer Registration Statement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”),

then the Company will pay special interest (“Special Interest”) to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.50% per annum of the principal amount of notes held by such Holder.

     The amount of the Special Interest will increase by an additional 0.50% per annum of the principal amount of the notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 2.0% per annum of the principal amount of the notes. We will pay Special Interest on regular interest payment dates. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

     Holders of notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer. In addition, Holders will be required to deliver certain information to be used in connection with the Shelf Registration Statement and will need to provide comments, if any, on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement. Holders of notes will be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

TAX CONSIDERATIONS

United States Federal Income Taxation

     The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes. The discussion set forth below is based upon currently existing provisions of the Code, existing regulations thereunder (“Treasury Regulations”), current administrative rulings and judicial decisions, all as in effect on the date hereof and all of which may be repealed, revoked or modified, including, possibly, with retroactive effect, so as to make the ensuing description inapplicable. The following discussion does not address all of the tax consequences that may be relevant to a particular holder or holders subject to special treatment under U.S. federal income tax laws, such as:

—	financial institutions;

—	insurance companies;

—	real estate investment trusts;

—	regulated investment companies;

—	grantor trusts;

—	tax-exempt organizations;

—	dealers or traders in securities or currencies;

—	holders that hold or will hold an outstanding or exchange note as part of a position in a straddle or as part of a hedging, conversion, integrated or constructive sale transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar;

—	controlled foreign corporations or owners directly, indirectly or by attribution, of 10% or more of the voting power of our capital stock; and

—	persons investing in, owning, or disposing of the outstanding or exchange notes through a pass-through entity.

     Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership or retirement of the exchange notes. In addition, this summary does not discuss any state or local taxes or federal taxes other than income taxes. This discussion is limited to holders who hold their exchange notes as capital assets. No opinion of counsel or ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below. Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, holding and disposing the exchange notes.

     For purposes of this description, a “U.S. holder” is a beneficial owner of notes who, for U.S. federal income tax purposes, is:

—	a citizen or resident of the United States, within the meaning of the Code;

—	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that was created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

—	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

—	a trust, the administration of which is subject to the primary supervision of the U.S. courts and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996 and properly elected to continue to be treated as a U.S. person.

     As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is not any of the persons set forth above.

     If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are, or hold your notes through, a partnership or other pass-through entity, we urge you to consult your own tax advisor.

     THE DISCUSSION BELOW IS A SUMMARY FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS ALL POTENTIAL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PROSPECTIVE PURCHASER OR HOLDER OF EXCHANGE NOTES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AS TAX CONSEQUENCES MAY SIGNIFICANTLY VARY FROM INVESTOR TO INVESTOR DEPENDING UPON THE PARTICULAR CIRCUMSTANCES CONCERNING EACH INVESTOR.

     The Exchange Offer

     The exchange of the outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable exchange for United States federal income tax purposes. Consequently, a U.S. Holder will not recognize taxable income or loss as a result of exchanging the outstanding notes for exchange notes pursuant to the exchange offer. For U.S. federal income tax purposes, the exchange notes will be treated as a continuation of the outstanding notes in the hands of the U.S. Holder. Accordingly, a U.S. Holder’s tax adjusted basis in the exchange notes immediately after the exchange will be the same as such holder’s adjusted basis in the outstanding notes immediately prior to the exchange, and the U.S. Holder’s holding period for the exchange notes will include its holding period for the outstanding notes.

     Interest

     If you are a U.S. holder, interest paid to you on an exchange note, including any additional amounts, will be includible in your gross income as ordinary interest income in accordance with your usual method of tax accounting for U.S. federal income tax purposes. Interest on the exchange notes will generally be treated as foreign-source income for U.S. federal income tax purposes, but under certain circumstances it might be treated in part as U.S.-source income. Prospective purchasers of the exchange notes should consult their own tax advisors.

     If certain circumstances relating to the registration rights agreement are not satisfied, which we believe to be, and intend to treat as, a remote event, and we are required to pay additional interest to holders of exchange notes, the timing and amount of interest income recognized by a U.S. holder of an exchange note might be different from that set forth above. Prospective purchasers of the exchange notes should consult their own tax advisors.

     Sale, Exchange or Retirement

     If you are a U.S. holder, upon the sale, exchange or retirement of an exchange note you generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement of the exchange note, excluding any amounts attributable to accrued but unpaid interest, and your adjusted tax basis in the exchange note. Your adjusted tax basis in an exchange note generally will equal the cost of the exchange note to you. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the exchange note was held for more than one year. The deductibility of capital losses is subject to limitations.

     If we were to obtain a discharge of the indenture with respect to all of the exchange notes then outstanding, as described above under “Description of Notes—Defeasance”, such discharge would generally be deemed to constitute a taxable exchange of the outstanding exchange notes for other property. In such case, U.S. holders would be required to recognize capital gain or loss in connection with such deemed exchange. In addition, after such deemed exchange, a U.S. holder may be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different from how such U.S. holder would have recognized income in the absence of the discharge. U.S. holders should consult their personal tax advisor as to the specific consequences arising from a discharge with respect to their particular situations.

     Amortizable Bond Premium

     A U.S. holder who purchases an exchange note for an amount in excess of the principal amount generally will be considered to have purchased the exchange note at a “premium”. A U.S. holder may elect to amortize the premium over the remaining term of the exchange note on a constant yield method. A U.S. holder who elects to amortize the premium on an exchange note must reduce its tax basis in the exchange note by the amount of premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the IRS.

     Market Discount

     If a U.S. holder acquires an exchange note in a secondary market transaction for a purchase price that is less than the principal amount of the exchange note, such difference will generally be treated for U.S. federal income tax purposes as market discount. To the extent of the market discount accrued in respect of an exchange note, a U.S. Holder will generally be required to recognize a portion of any gain recognized upon the sale, exchange, retirement or other disposition of such an exchange note as ordinary income rather than as capital gain. Market discount associated with an exchange note generally accrues on a straight-line basis over the remaining term to maturity of the exchange note unless the holder elects to accrue market discount based on a constant-yield method. The deduction of interest paid by a U.S. holder on indebtedness incurred or continued to purchase or carry an exchange note with market discount may be deferred in whole or in part. A U.S. holder may elect to include market discount in gross income as it accrues, in which case such holder generally will not be subject to the limitations on the deductibility of interest discussed above and will not be subject to tax on the accrued market discount upon the sale, exchange, retirement or other disposition of the exchange notes. Such an election, if made, will apply to all of the U.S. holder’s debt instruments acquired with market discount in or after the taxable year in which the election is made and not just to the exchange notes.

     Non-U.S. Holders

     To avoid withholding on payments made with respect to an exchange note, a non-U.S. holder should provide a properly-completed appropriate IRS Form W-8. Subject to the discussion of backup withholding below, payments of interest on an exchange note or proceeds realized upon a sale, exchange, retirement or other disposition of an exchange note will generally not be subject to U.S. federal income tax, unless such income is effectively connected with a non-U.S. holder’s trade or business within the United States or if a non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the income is realized.

     Backup Withholding Tax and Information Reporting

     In general, information reporting requirements apply to payments of interest on an exchange note within the United States to non-corporate U.S. holders and, under certain circumstances, to the proceeds of a sale or other disposition of an exchange note. Backup withholding will apply to such payments if a U.S. holder fails to comply with certain certification requirements.

     Non-U.S. holders will be required to provide certifications of their status as non-U.S. holders (usually on an IRS Form W-8BEN) in order to be exempt from backup withholding tax and information reporting requirements on payments made in the United States. Payors must not have actual knowledge or reason to know that such certifications are incorrect.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability if the required information is properly furnished to the IRS.

Marshall Islands Tax Consequences

     Based on the advice of Dennis J., Reeder, Attorney-At-Law, our Republic of the Marshall Islands counsel, because we and our subsidiaries do not, and we do not expect that we and our subsidiaries will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to the exchange offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law no taxes or withholding will be imposed by the Republic of the Marshall Islands on interest or principal payments made to holders of the exchange notes, so long as such persons do not reside in, maintain offices in, nor engage in business in the Republic of the Marshall Islands. Furthermore, no stamp, capital gains or other taxes will be imposed by the Republic of the Marshall Islands on the ownership or disposition by such persons of the exchange notes. Such persons will also not be required by the Republic of the Marshall Islands to file a tax return in connection with the ownership or disposition by such persons of the notes, or in respect of any interest or principal payments made in respect thereof.

PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

     We have agreed to pay all our expenses incident to the exchange offer, including reasonable fees of not more than one counsel retained by the holders of outstanding notes in connection with the filing of a shelf registration statement, if required, but excluding commissions or concessions of any brokers or dealers and the fees of any other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the Registration Rights Agreement, and will indemnify the holders of outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

     The validity of the notes being offered hereby will be passed upon for the Company by Fredric S. London, Senior Vice President, General Counsel and Secretary of the Company.

EXPERTS

     The consolidated balance sheets of OMI Corporation as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

GLOSSARY OF SHIPPING TERMS

Aframax	means a tanker of 80,000 to 120,000 dwt.

b/d	means barrels per day.

Charter	is a contract entered into with a customer for the use
of a vessel for a specific voyage at a specific rate per
unit of cargo, or for a specific period of time at a
specific rate per unit (day or month) of time.

Charterer	means the customer who hires a vessel to perform a
Charter.

Chartered-in	means a Charter from another owner of a vessel for
use by the Company.

Classification societies	are organizations that establish and administer
standards for the design, construction and operational
maintenance of vessels. As a practical matter, vessels
cannot trade unless they meet these standards.

Combined carriers	vessel capable of carrying either liquid or dry cargos
in bulk.

Commercial operations	refers to the process of employment, or chartering,
of a vessel and associated functions, including
seeking and negotiating employment, billing and
collecting revenues, issuing voyage instructions,
purchasing fuel and appointing port agents.

Crude oil tanker	means a tanker vessel designed to carry crude oil or
low grade oil products.

Double bottomed	refers to a vessel with an inner and outer bottom
separated by void space.

Double hulled	refers to a vessel with an inner and outer side and
bottom separated by void space.

Double sided	refers to a vessel with an inner and outer side
separated by void space.

Drydocking	is the performance of repairs and maintenance while
a vessel has been taken out of the water. During
drydockings, which are required to be carried out
periodically, certain mandatory Classification society
inspections are carried out and relevant certifications
issued. Normally, as the age of a vessel increases,
the cost of drydocking increases.

dwt	means deadweight ton, which is a unit of a vessel’s
capacity for cargo, fuel oil, stores and crew. A vessel’s
dwt or total deadweight is the total weight the vessel
can carry when loaded to a particular load line.

Gross ton	means the volume of the interior of a vessel
including all spaces except the void areas related to
a double hulled, double sided or double bottomed
vessel, expressed in a ton equal to 100 cubic feet.

Handymax	is a vessel of 40,000 to 50,000 dwt.

Handysize	is a vessel of 25,000 to 40,000 dwt.

Hull and machinery insurance	is the basic asset coverage insurance for repair or replacement of a damaged or lost vessel.

Ice Class 1A	refers to a vessel designed and built to be able to
trade in areas in which ice is not greater than 80cm
thick. This is the highest standard for vessels able to
trade in ice bound waters.

IMO	the abbreviation for International Maritime
Organization, an agency of the United Nations, which
is the body that is responsible for the administration of
internationally developed maritime safety and pollution
treaties, including MARPOL 73/78.

Lay-up	means taking a vessel out of service, generally for
an extended period.

Lightering	is the process of discharging a vessel’s cargo into
smaller vessels.

Lightweight	means the weight of the hull and superstructure in
long tons.

MARPOL 73/78	is the International Convention for the Prevention of
Pollution from Ships, 1973, as modified by the
Protocol of 1978 relating thereto, which includes
regulations aimed at preventing and minimizing
pollution from ships by accident and by routine
operations.

Newbuilding	means a newly constructed vessel.

OPA 90	is the abbreviation for the U.S. Oil Pollution Act of 1990.

Off-hire	is any period in which a vessel under charter is not
earning revenue.

Orderbook	refers to vessels under contract to be constructed,
usually expressed by number of vessels or dwt.

Panamax	means a vessel of 50,000 to 80,000 dwt.

Pool	is a grouping of vessels in which the financial results
are aggregated, then distributed among pool
members according to an agreement.

Product carrier	means a tanker that is used to transport refined oil
products, such as gasoline, jet fuel or heating oil.

P&I Insurance	is insurance obtained through a mutual association
or “P&I Club” formed by shipowners to provide
protection from large financial loss to one member
by contribution towards that loss by all members.

Scrapping	is the process by which a vessel is stripped of
equipment and broken up, generally for reprocessing
of its steel.

Sister ship	is a vessel built to the same plans and specifications
as another vessel.

Slow steaming	means slowing the vessel to save fuel.

Special survey	refers to the inspection of a vessel by a
Classification Society surveyor which takes place
every four to five years.

Spot market	is the market for immediate chartering of a vessel.

Suezmax	means a vessel of 120,000 to 160,000 dwt, which
generally transports about one million barrels of oil.

Tanker	means a vessel designed to carry liquid bulk
commodities.

Technical operations	refers to the process of operation of a vessel,
including physically maintaining the vessels,
maintaining certifications, and supplying stores,
spares, and lubricating oils. Responsibilities also
generally include selecting, engaging and training
crew, and arranging insurance coverage.

Time charter	is a charter under which a Charterer pays a fixed
daily or monthly rate for a fixed period of time for use
of the vessel. Subject to any restrictions in the
Charter, the Charterer decides the type and quantity
of cargo to be carried and the ports of loading and
unloading. The Charterer pays all voyage expenses
such as fuel, canal tools, and port charges, while the
shipowner pays all normal vessel expenses.

Time Charter Equivalent or TCE
the abbreviation for Time Charter Equivalent. TCE
revenues, which is time charter revenues and
voyage revenues less voyage expenses, serves as
an industry standard for measuring and managing
fleet revenue.

Tonne-mile	means tonnes carried by a vessel multiplied by the
distance traveled.

Tonne	means a metric ton - 1,000 kilograms or 2,204.6
pounds.

Trading	means finding business and negotiating terms.

ULCC	means an Ultra Large Crude Carrier, of greater than
320,000 dwt.

Vetting	refers to the process by which a vessel or company
is inspected and appraised.

VLCC	means a Very Large Crude Carrier, of 200,000 -
320,000 dwt, which generally transports two million
barrels or more of crude oil.

Voyage Charter	is a charter under which a Charterer pays a
transportation charge for the movement of a specific
cargo between two or more specified ports. The
shipowner pays all vessel and voyage expenses.
Vessels performing voyage charters are said to be in
the spot market.

Voyage Expense	refers to expenses incurred due to a vessel traveling
to a destination, such as fuel cost and port and canal
fees.

War risk insurance	is insurance for repair or replacement of a damaged
or lost vessel due to risks of war.

INDEX TO FINANCIAL STATEMENTS

Page

Audited Financial Statements:
Consolidated Statements of Income for the three years ended December 31, 2002	F-2
Consolidated Balance Sheets as of December 31, 2002 and 2001	F-3
Consolidated Statements of Cash Flows for the three years ended December 31, 2002	F-5
Consolidated Statements of Changes in Stockholders’ Equity for the three years ended
December 31, 2002	F-6
Notes to Consolidated Financial Statements	F-7
Independent Auditors’ Report	F-29

Index to Unaudited Financial Statements
for Periods Ended September 30, 2003 and 2002	F-30

OMI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	For the Years Ended December 31,

	2002	2001	2000

REVENUES	$199,052	$209,936	$187,044

OPERATING EXPENSES:
Voyage	35,457	31,730	25,919
Vessel	51,478	42,344	29,297
Charter hire	16,654	8,416	16,184
Depreciation and amortization	43,583	32,688	18,323
General and administrative	12,689	12,420	11,269
Loss (gain) on disposal/writedown of assets-net (Notes 9 and 11)	289	(19,516)	10,814

Total operating expenses	160,150	108,082	111,806

OPERATING INCOME	38,902	101,854	75,238

OTHER (EXPENSE) INCOME:
Loss on disposal/write down of investments (Notes 4 and 6)	(675)	(1,617)	(2,971)
Interest expense	(24,845)	(20,921)	(27,260)
Interest income	660	2,071	2,893
Other–net	21	735	1,958

Net other expense	(24,839)	(19,732)	(25,380)

Income before income taxes and equity in operations of
joint ventures	14,063	82,122	49,858
Benefit for income taxes	1,406	—	—

Income before equity in operations of joint ventures	15,469	82,122	49,858
Equity in operations of joint ventures (Note 4)	—	222	3,227

NET INCOME	$15,469	$82,344	$53,085

BASIC EARNINGS PER COMMON SHARE (Note 2):
Net income per common share	$0.22	$1.22	$0.94

DILUTED EARNINGS PER COMMON SHARE (Note 2):
Net income per common share	$0.22	$1.21	$0.93

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,628	67,518	56,657
Diluted	70,832	67,892	56,940

See notes to consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
ASSETS

	December 31,

	2002	2001

CURRENT ASSETS:
Cash, including cash equivalents:
2002-$38,883, 2001-$15,168	$40,890	$17,730
Marketable securities	—	6,218

Receivables:
Traffic receivables, net of allowance for doubtful accounts of $1,255 in
2002 and $1,622 in 2001	15,968	14,052
Other	3,380	1,549
Current notes receivable	37	6,775
Current restricted cash (Note 7)	1,000	13,120
Prepaid expenses and other current assets	7,543	5,316

Total current assets	68,818	64,760

VESSELS, CONSTRUCTION IN PROGRESS AND OTHER PROPERTY
Vessels	972,003	779,259
Construction in progress (Note 17)	37,857	84,736
Other property	2,682	2,636

Total vessels, construction in progress and other property	1,012,542	866,631
Less accumulated depreciation	109,732	76,865

Vessels, construction in progress and other property-net	902,810	789,766

DRYDOCK COSTS	6,740	5,743
NON-CURRENT RESTRICTED CASH (Note 7)	3,000	4,000
OTHER ASSETS AND DEFERRED CHARGES	8,253	11,358

TOTAL	$ 989,621	$875,627

See notes to consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,

	2002	2001

CURRENT LIABILITIES:
Accounts payable	$12,144	$8,842

Accrued liabilities:
Deferred charter hire revenue	3,984	5,981
Voyage and vessel	3,090	4,590
Interest	3,501	3,731
Other	3,859	5,859
Deferred gain on sale of vessels (Note 7)	1,557	971
Current portion of long-term debt (Note 5)	32,602	40,238

Total current liabilities	60,737	70,212

OTHER LIABILITIES	6,459	4,341

LONG-TERM DEBT (Note 5)	477,959	392,316

DEFERRED GAIN ON SALE OF VESSELS (Note 7)	6,644	3,842

DEFERRED INCOME TAXES	—	3,100

COMMITMENTS AND CONTINGENCIES (Note 17)
STOCKHOLDERS’ EQUITY:
Common stock, $0.50 par value; 150,000 shares
authorized; shares issued and outstanding: 2002-76,779
2001-70,248 (Notes 3, 10, 14 and 16)	38,390	35,124
Capital surplus (Notes 3, 10, 14 and 16)	321,447	303,117
Unearned compensation-restricted stock	(3,658)	(4,611)
Retained earnings	87,932	72,463
Accumulated other comprehensive loss	(6,289)	(4,277)

Total stockholders’ equity	437,822	401,816

TOTAL	$989,621	$875,627

See notes to consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended December 31,

	2002	2001	2000

CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES:
Net income	$15,469	$82,344	$53,085
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	43,583	32,688	18,323
Loss (gain) on disposal/write down of assets–net	289	(19,516)	10,814
Loss on disposal/write down of investments	675	1,617	2,971
Amortization of deferred gain on sale of vessels	(1,303)	(828)	(3,151)
Amortization of debt issue costs	2,367	1,618	1,454
Amortization of restricted stock awards	1,033	510	—
Provision for loss on lease obligation–net of amortization	—	(231)	(2,501)
Amortization of deferred compensation	—	—	832
Deferred income taxes	(1,406)	—	—
(Equity) loss in operations of joint ventures–net of
dividends received	—	2,272	(2,020)
Changes in assets and liabilities:
(Increase) decrease in receivables and other current assets	(4,814)	8,991	(9,672)
(Decrease) increase in accounts payable and accrued liabilities	(1,865)	12,648	(5,649)
Decrease (increase) in other assets and deferred charges	869	285	(589)
(Decrease) increase in other liabilities	(1,050)	18	(530)
Other	115	(887)	(336)

Net cash provided by operating activities	53,962	121,529	63,031

CASH FLOWS (USED) PROVIDED BY INVESTING ACTIVITIES:
Proceeds from disposition of vessels and other property	58,009	130,874	46,888
Additions to vessels and other property	(206,757)	(363,992)	(142,280)
Payments for drydocking	(5,086)	(6,540)	—
Proceeds from dispositions of joint ventures	106	1,437	3,454
Proceeds (payments) for investments	6,129	(6,358)	(2,967)
Payment for the purchase of a joint venture interest	—	—	(4,809)
Escrow of funds	12,000	(6,000)	(2,500)
Proceeds from notes receivable	6,774	1,225	6,324

Net cash used by investing activities	(128,825)	(249,354)	(95,890)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES:
Payments on debt refinanced	(49,410)	—	(257,850)
Proceeds from debt refinanced	65,000	—	264,500
Proceeds from issuance of debt	134,929	265,391	70,000
Payments on debt	(72,513)	(149,400)	(27,834)
Proceeds from issuance of common stock	21,483	(1,410)	19,020
Payments for debt issue costs	(1,466)	(4,354)	(7,030)

Net cash provided by financing activities	98,023	110,227	60,806

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,160	(17,598)	27,947
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	17,730	35,328	7,381

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 40,890	$17,730	$35,328

See notes to consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For The Three Years Ended December 31, 2002 (In thousands)

								Accumulated
					Unearned			Other Compre-	Total	Compre-
	Common Stock			Retained	Compensation		Deferred	hensive	Stock-	hensive
			Capital	(Deficit)	Restricted	Treasury	Compen-	(Loss)	holders’	Income
	Shares	Amount	Surplus	Earnings	Stock	Stock	sation	Income	Equity	(Loss)

Balance at January 1, 2000	49,394	$24,697	$218,869	$(62,966)		$(8,834)			$171,766
Comprehensive income:
Net income				53,085					53,085	$53,085
Unrealized loss on securities								$(258)	(258)	(258)

Comprehensive income										$52,827

Issuance of common stock	11,710	5,855	20,984						26,839
Exercise of stock options	320	160	1,268						1,428
Issuance of stock options
(Note 14)			2,324				$(1,313)		1,011
Amortization of deferred
compensation (Note 14)							832		832

Balance at December 31, 2000	61,424	30,712	243,445	(9,881)	—	(8,834)	(481)	(258)	254,703
Comprehensive income:
Net income				82,344					82,344	$82,344
Unrealized gain on securities								262	262	262
Derivative losses								(4,281)	(4,281)	(4,281)

Comprehensive income										$78,325

Amortization of deferred
compensation			(481)				481		—
Exercise of stock options
(Note 14)	122	61	401						462
Issuance of common stock
(Note 3)	9,830	4,915	62,901						67,816
Issuance of restricted stock
awards (Note 16)	900	450	4,671		$(5,121)				—
Retirement of treasury stock
(Note 16)	(2,028)	(1,014)	(7,820)			8,834			—
Amortization of restricted stock
awards (Note 16)					510				510

Balance at December 31, 2001	70,248	35,124	303,117	72,463	(4,611)	—	—	(4,277)	401,816
Comprehensive income:
Net income				15,469					15,469	$15,469
Unrealized gain on securities								39	39	39
Reclassification adjustment for
gains realized in net income								(43)	(43)	(43)
Derivative losses								(2,008)	(2,008)	(2,008)

Comprehensive income										$13,457

Issuance of common stock
(Notes 3, 16)	6,511	3,256	18,260						21,516
Issuance of restricted stock	20	10	70		(80)				—
Amortization of restricted stock
awards (Note 16)					1,033				1,033

Balance at December 31, 2002	76,779	$38,390	$321,447	$87,932	$(3,658)	$—	$—	$(6,289)	$437,822

See notes to consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Years Ended December 31, 2002
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies

     Business—OMI Corporation (“OMI” or the “Company”), is a bulk shipping company incorporated January 9, 1998 in the Republic of the Marshall Islands. OMI is a leading seaborne transporter of crude oil and refined petroleum products operating in the international shipping markets. The Company is a successor to Universal Bulk Carriers, Inc. (“UBC”). UBC was a wholly-owned subsidiary of OMI Corp. (“Old OMI”) until June 17, 1998 at which date the Company was separated from Old OMI (renamed Marine Transport Corporation “MTC”) through a tax-free distribution (“Distribution”) to Old OMI shareholders of one share of UBC common stock for each share of Old OMI common stock. The Company trades under the symbol “OMM” on the New York Stock Exchange.

     Reclassifications—Certain reclassifications have been made to the 2001 and 2000 financial statements to conform to the 2002 presentation.

     Principles of Consolidation—The consolidated financial statements include all subsidiaries which are more than 50 percent owned by OMI. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Investments in joint ventures, in which the Company has the ability to exercise significant influence, but does not control, (generally a 20 to 50 percent ownership interest) are accounted for by using the equity method of accounting. All other investments are accounted for at cost.

     Accounting Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Operating Revenues and Voyage Expenses—Under a voyage charter, the revenues and voyage expenses, which are specific costs associated with the voyage such as fuel and port charges, are recognized ratably over the duration of the voyage (the percentage of completion method of accounting). Estimated losses under a voyage charter are provided for in full at the time such losses become evident.

     Under a time charter, the revenues are recognized ratably over the charter. When the time charter contains a profit sharing agreement, such additional revenue is only recognized after meeting a threshold, which is the minimum yearly charter hire.

     OMI’s accounting policy for recognition of voyage freight for vessels operating on voyage charters is on the discharge-to-discharge basis. Under this method, voyage revenue is recognized evenly over the period from the departure of a vessel from its original discharge port to departure from the next discharge port. Management believes that the discharge-to-discharge method is preferable because it eliminates the uncertainty associated with the location of the next load port. The method is the predominant one used by shipowners.

     Cash Equivalents—Cash equivalents represent liquid investments, which mature within 90 days of their purchase. The carrying amount approximates fair value.

     Restricted Cash—Restricted cash is held in escrow accounts pursuant to escrow agreements and is related to sale/leaseback transactions.The escrow accounts are collateral for the Company’s obligations under certain operating lease arrangements (see Note 7).

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies (continued)

     Marketable Securities—Marketable securities are investments classified as available-for-sale and are recorded at fair value.The fair value is determined by reference to quoted market prices.These investments totaled $0 at December 31, 2002 and $6,218,000 at December 31, 2001. Net unrealized gains and losses on these investments are credited or charged to Other comprehensive income and Stockholders’ Equity. The accumulated unrealized gain at December 31, 2002 and 2001 totaled $0 and $394,000, respectively.

     Vessels, Construction in Progress and Other Property—Vessels and other property are recorded at cost. Depreciation for financial reporting purposes is provided on the straight-line method based on the estimated useful lives of the assets up to the assets’ estimated salvage value.The useful lives of the vessels range from 20 to 25 years. Salvage value is based upon a vessel’s lightweight tonnage multiplied by a scrap rate.

     Interest costs incurred during the construction of vessels (until the vessel is substantially complete and ready for its intended use) are capitalized.The amount of interest capitalized was $3,114,000 in 2002, $4,052,000 in 2001 and $946,000 in 2000.

     Other property and leasehold improvements are amortized on the straight-line method over the shorter of the terms of the lease or estimated useful lives of the assets, which range from three to eight years.

     Expenditures for maintenance, repairs and minor renewals are expensed. Major replacements and renewals are capitalized. In the event that facts and circumstances indicate that the carrying amount of a vessel may be impaired, an evaluation of recoverability is performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the vessel are compared to the vessel’s carrying value to determine if a write down to fair value is required.

     Drydock—Drydock costs and special surveys are capitalized and are amortized over the period between drydocks and special surveys, which is generally a two to three year period. The drydock amortization expense was $3,845,000 in 2002, $1,171,000 in 2001 and $305,000 in 2000 and is included in Depreciation and amortization expense.

     Goodwill—During 2000, the unamortized goodwill balance of $1,794,000 was charged to loss on disposal of assets (see Note 11) as a result of the sale of the remaining vessel which had been acquired in a previous business combination.

     Deferred Finance Charges—Deferred finance charges, included in Other assets and deferred charges, were $7,416,000 at December 31, 2002 and $8,316,000 at December 31, 2001. The charges are amortized over the life of the related debt, and the amount of the expense was $2,367,000 in 2002, $1,618,000 in 2001 and $1,454,000 in 2000.

     Earnings Per Common Share—The Company has adopted Statement of Financial Accounting Standards (“SFAS”) 128 “Earnings Per Share.” SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share (“EPS”). Basic EPS excludes the dilutive effect of stock options. It is based upon the weighted average number of common shares outstanding during the period.

     Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

     Federal Income Taxes—The Company is a Marshall Islands Corporation. Pursuant to various tax treaties and the current United States Internal Revenue Code, the Company does not believe its operations prospectively will be subject to income taxes in the United States of America. A benefit for income taxes

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies (continued)

of $1,406,000 was recorded during the year ended December 31, 2002 which represents a reversal of an accrual for taxes provided for at the time of the spin-off in 1998. All tax years through the time of the spin-off of the Company in 1998 have been closed.

     Stock-Based Compensation—The Company grants options to certain employees and directors to acquire a fixed number of shares with an exercise price not less than the fair market value of the Company’s common stock on the date of grant. The Company also makes restricted stock grants to employees and directors, which are valued based on the market price of OMI’s common stock at the measurement dates, the restrictions on which expire in part three years from grant, five years from grant and at retirement. Unearned compensation arising from the restricted stock grants is shown as a reduction in Stockholders’ equity in the consolidated balance sheets and is amortized to expense over the restrictive periods.

     The Company has elected to account for stock-based compensation using the intrinsic value method as prescribed by Accounting Principles Board (“APB”) Opinion 25 and related interpretations. Accordingly, no compensation cost, other than for restricted stock mentioned above, was recognized for these plans for the three years ended December 31, 2002, with the exception of certain 2000 grants, which had met the criteria of compensatory stock options and were fully vested as of December 31, 2002.

     The following table illustrates the effect on net income and earnings per share if the fair value method had been applied to all outstanding and unvested awards in each of the three years ended December 31, 2002.

	For the Years Ended December 31,

	2002	2001	2000

Net income, as reported	$15,469	$82,344	$53,085

Deduct:
Stock based compensation expense determined by using
the fair value method	476	732	2,431

Pro forma net income	$14,993	$81,612	$50,654

Basic earnings per common share:
Net income per common share, as reported	$0.22	$1.22	$0.94

Net income per common share, as pro forma	$0.21	$1.21	$0.89

Diluted earnings per common share:
Net income per common share, as reported	$0.22	$1.21	$0.93

Net income per common share, as pro forma	$0.21	$1.20	$0.89

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies (continued)

     The following table is a summary of the average fair values of options granted during 2002, 2001 and 2000 on the date of grant using the Black-Scholes option pricing model with the assumptions used for the expected volatility, risk free interest rate and dividend yield rate.

	For the Years Ended December 31,

	2002	2001	2000

Average fair value of options granted	$3.93	$5.75	$4.21
Expected volatility	73%	71%	65%
Risk free interest rate	2.71%	4.40%	5.75%
Dividend yield rate	n/a	n/a	n/a
Weighted average expected lives of options	3.70	3.20	3.00

     Derivatives and Hedging Activities—The Financial Accounting Standards Board (“FASB” ) issued SFAS 133 as amended, “Accounting for Derivative Instruments and Hedging Activities”, which is effective for fiscal years beginning after June 15, 2000. The Company adopted SFAS 133 effective January 1, 2001.

     All derivatives are recognized on the Company’s balance sheet at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value” hedge) or (2) a hedge of a forecasted transaction (“cash flow” hedge). The Company does not have foreign currency cash flow or fair-value hedges or a hedge of a net investment in a foreign operation.

     The Company is exposed to market risk, such as changes in interest rates. To manage the volatility relating to this exposure, the Company selectively enters into derivative transactions pursuant to the Company’s policies for hedging practices. Designation is performed on a specific exposure basis to support hedge accounting. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged. The Company does not hold or issue derivative financial instruments for trading purposes.

     As of December 31, 2002 and 2001, the Company had interest rate swaps and Future Rate Agreements (“FRAs”) to effectively convert a portion of its debt from a floating to a fixed-rate basis. The swaps and FRAs are designated and qualify as cash flow hedges. These swap contracts and FRAs were effective hedges and therefore no ineffectiveness was recorded in the Consolidated Statements of Income.

     Newly Issued Accounting Standards—The FASB recently issued statements, which are summarized as follows:

     SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” was issued in October 2001. SFAS 144 replaces FASB Statement 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred.

     SFAS 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS 144 are effective for financial statements issued for interim periods and fiscal years beginning after December 15, 2001 and are to be applied prospectively.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies (continued)

     The Company did not have discontinued operations as of December 31, 2002 and the adoption of this statement had no impact on the financial statements.

     SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” was issued in April 2002. The Statement updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement 44 is no longer necessary. SFAS 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This Statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practices.This Statement is effective for fiscal years beginning after May 15, 2002. Since this new Statement was issued to clarify and simplify existing pronouncements there is no effect on the Company’s financial statements.

     SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities” was issued in June 2002. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS 146 requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF Issue No. 94-3.The Company is required to adopt SFAS 146 for exit or disposal activities that are initiated after December 31, 2002.

     SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” was issued in December 2002. SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS 148 does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123 or the intrinsic value method of APB Opinion 25. As allowed by SFAS 123, the Company has elected to continue to utilize the accounting method prescribed by APB Opinion 25 and has adopted the disclosure requirements of SFAS 123. The disclosure provisions of SFAS 148, effective for fiscal years ending after December 15, 2002, have been adopted by the Company, with the appropriate disclosures under “Stock-Based Compensation,” above.

     In November 2002, the FASB issued Financial Interpretation No. 45 (“FIN 45”), which elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. FIN 45 does not apply to certain guarantee contracts, such as those issued by insurance companies or for a lessee’s residual value guarantee embedded in a capital

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 1—Summary of Significant Accounting Policies (continued)

lease. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations would not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have an effect on the Company’s financial position or results of operations.

     In January 2003, the FASB issued FIN 46, which addresses financial reporting requirements for variable interest entities, also referred to as special purpose entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (1) does not have equity investors with voting rights; or (2) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property and may be essentially passive or it may engage in research and development or other activities on behalf of another company. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest.The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

     Segment Reporting—The Company accounts for its segments in accordance with SFAS 131, “Disclosure About Segments of an Enterprise and Related Information.” SFAS 131 requires that a public company report annual and interim financial and descriptive information about its reportable operating segments. Operating segments, as defined, are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based on the Company’s methods of internal reporting and management structure, the Company has two reportable segments, the Crude Oil Fleet and the Product Carrier Fleet.

Note 2—Earnings Per Common Share

     The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the year.The computation of diluted earnings per share assumes the foregoing and the exercise of all stock options (see Note 14) using the treasury stock method and the conversion of the 7% convertible note due 2004, to the extent dilutive (see Note 5).

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 2—Earnings Per Common Share (continued)

     The components of the denominator for the calculation of basic earnings per share and diluted earnings per share is as follows:

	For the Years Ended December 31,

	2002	2001	2000

Basic earnings per share:
Weighted average common shares outstanding	70,628	67,518	56,657

Diluted earnings per share:
Weighted average common shares outstanding	70,628	67,518	56,657
Options	204	374	283

Weighted average common shares-diluted	70,832	67,892	56,940

Basic earnings per common share:
Net income per common share	$0.22	$1.22	$0.94
Diluted earnings per common share:
Net income per common share	$0.22	$1.21	$0.93

     The effect of the assumed conversion of the 7% convertible note due 2004 was not included in the computation of diluted earnings per share in 2002, 2001 and 2000 because the average price of OMI’s stock was less than the stock conversion price of $7.375.

Note 3—Supplemental Cash Flow Information

     During the years ended December 31, 2002, 2001 and 2000, interest paid totaled $24,472,000, $20,386,000 and $26,460,000, respectively.

     During 2001, OMI issued in aggregate 5,775,000 shares of common stock between $6.00 and $8.00 per share for a total value of $41,300,000 as partial payment for the acquisitions of six vessels, and 4,049,000 shares of common stock were issued at $7.00 per share for a total value of $28,343,000 for two vessels that were under construction at December 31, 2001.

     OMI issued 11,073 shares at $2.89 to one director in lieu of his annual fee of $32,000 in 2002, a total of 6,154 shares at $6.50 to two directors and 26,667 shares at $2.25 to three directors in 2001 and 2000, respectively, in lieu of their annual fees of $20,000 for each director.

     During February 2000, OMI issued 599,998 shares at $2.50 per share for a total value of $1,500,000 as partial payment for the acquisition of a Suezmax newbuilding, which was acquired in March 2000.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 4—Investments in Joint Ventures

     The operating results of the joint ventures have been included in the accompanying consolidated financial statements on the basis of ownership as follows:

Percent of
Ownership

Alliance Chartering LLC (“Alliance”)	50.0(1)
Amazon Transport Inc. (“Amazon’’)	49.0(2)
Geraldton Navigation Company Inc. (“Geraldton’’)	49.9(3)
International Product Carriers Limited (“IPC”)	50.0(4)

(1)	The venture was begun on May 8, 1998.
(2)	Partner’s interest of 51% was acquired on June 30, 2000, and as of that date the entity was consolidated.
(3)	The Company sold its interest to its partner in March 2000.
(4)	The venture was formed on April 15, 1999, and began operating effective May 1, 1999. In the first quarter 2001, all the vessels were redelivered to their owners.

     Alliance—During the year ended December 31, 2002, OMI’s Suezmax fleet was chartered out on the spot market by Alliance, a joint venture OMI operates in conjunction with Frontline Ltd. During 2001 and 2000, all of OMI’s Suezmax vessels, with the exception of one vessel on time charter, were chartered out in the spot market by Alliance. There was no initial investment required for this joint venture to operate.

     Amazon—On June 30, 2000, OMI purchased its partner’s interest in Amazon, a company previously 49 percent owned.The acquisition was based on a nominal ship value for the Company’s ultra large crude carrier (“ULCC”) of $30,000,000. OMI paid the purchase price partially with $7,900,000 in cash and by issuing 1,500,000 shares of its common stock to its partner at a price of $5.125.

     Geraldton—During 2000, OMI sold its 49.9 percent investment in Geraldton to its partner. At December 31, 1999, OMI wrote down its investment in Geraldton to its net realizable value. An adjustment for an additional loss of $536,000 was recorded in the first quarter of 2000 relating to the disposal of this venture.

     IPC—In 2001, the Company had six vessels chartered to IPC and recorded aggregate revenues of $7,626,000 (4% of total revenues). In 2000, the Company had ten vessels (four of which were sold during the year) chartered to IPC and recorded aggregate revenues of $30,643,000 (16% of total revenues).These amounts were included in the revenue of the Company since the operations of IPC were not consolidated. The revenues received by IPC were from numerous customers into a pool, which was divided among the vessels in the pool. During the first quarter 2001, OMI’s partner, Osprey Maritime Limited, following a change in control, sold all of its product tankers (including three to OMI, see Note 10) and the parties agreed to disband IPC. As a result of IPC being dissolved, OMI wrote down its investment by $1,617,000 in 2001.

     Summarized combined financial information pertaining to all affiliated companies accounted for by the equity method is as follows:

	For the Years Ended
	December 31,

	2001	2000

Results of operations:
Revenues	$43,425	$141,222
Operating (loss) income	(131)	628
Net income	—	6,348

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued) (All tabular amounts are in thousands)

Note 4—Investments in Joint Ventures (continued)

December 31,

2001

Net Assets:
Currents assets	$5,157
Vessels and other property-net	2
Other assets	231

Total assets	5,390

Less:
Current liabilities	1,824

Total liabilities	1,824

Shareholders’ and partners’ equity	$3,566

Dividends received from joint ventures were as follows:

	For the Years Ended
	December 31,

	2001	2000

OMI-Heidmar (1)	$2,494	$—
Geraldton	—	1,209

Total	$2,494	$1,209

(1) The Company sold its interest to its partner in 1999. Dividends represent the settlement of the joint venture.

Note 5—Long-Term Debt and Credit Arrangements

Long-term debt consists of the following:

	December 31,

	2002	2001

Term loans under bank credit agreements at a margin plus variable rates
above the London Interbank Offering Rate (“LIBOR”) (1), (2)	$240,140	$311,534
Reducing revolving facilities at a margin plus variable rates above LIBOR (1), (2)	269,410	119,391
7.00% Convertible Note due 2004 (convertible at $7.375 per share)	1,011	1,629

Total	510,561	432,554

Less current portion of long-term debt:
Scheduled amortization payments of debt	32,602	40,238

Long-term debt	$477,959	$392,316

(1)	The interest rates at December 31, 2002 ranged from 3.25 percent to 4.8125 percent (including margins).The margin is based on a ratio of consolidated funded debt to consolidated adjusted EBITDA, as defined, on a trailing four quarter basis.The margins ranged from 1.00%-2.75%.
(2)	The interest rates at December 31, 2001 ranged from 2.863 percent to 6.3675 percent (including margins).The margins ranged from 1.00%-1.75%

       On March 14, 2003, the Company consolidated, amended and restated two loan agreements (the $310 Facility and $78 Facility—see below for description of these facilities).The modification resulted in a reducing revolving credit facility in the amount of $245,000,000 (“$245 Facility”), which matures on March 14, 2010. The loan bears interest at LIBOR plus a fixed margin of 1.625%. This facility is secured by 18 vessels and

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 5—Long-Term Debt and Credit Arrangements (continued)

has a balloon of $111,000,000 in 2010 to be paid with the final quarterly payment. The availability under the $245 Facility reduces by $5,000,000 for the first 20 quarters and then by $4,250,000 for the next eight quarters. Upon the disposal of the two product carriers (see Note 17) in the second quarter 2003, the facility will be reduced by approximately $6,900,000. At March 28, 2003, $222,328,000 was drawn. The consolidated financial statements gives effect for the March 14, 2003 agreement.

Reducing Revolving Facilities

     On July 27, 2001, OMI entered into a six year $348,000,000 reducing revolving credit facility (the “$348 Facility”).The $348 Facility has been and will be used to provide up to 65 percent financing of pre-delivery installments and final payments at delivery for eleven newbuilding vessels, with deliveries scheduled through July 2003, acquisition financing and refinancing of four secondhand vessels purchased in the first half of 2001 and for general corporate purposes up to the available amount.This loan includes interest rate margins based on a pricing ratio grid (currently 2.125% over LIBOR, reducing to 2.00% at March 31, 2003). The availability of the facility reduces quarterly based on a 17-year amortization schedule from delivery of the vessels until September 2003, and thereafter $6,539,000 per quarter until July 27, 2007 at which time the outstanding balance is due. At December 31, 2002, the Company had drawn $221,320,000 with $92,000 available. The remainder of the Facility becomes available when construction and delivery payments are made (see Note 17). As of March 28, 2003, OMI had $22,799,000 available.

     On March 27, 2002, the Company entered into a $78,000,000 (the “$78 Facility”) reducing revolving credit facility secured by first mortgages on two vessels and second mortgages on 16 vessels. As of December 31, 2002, the line had been reduced to $70,678,000 and the Company had $22,588,000 available under the line. On March 14, 2003, this facility was rolled into the amended and restated $245 Facility described above.

Term Loans

     The Company had a term loan agreement, secured by 16 vessels, in the original amount of $310,000,000 (the “$310 Facility”), which had a balance of $164,290,000 at December 31, 2002. In March 2002, this Facility was amended to reduce the then three remaining 2002 quarterly payments from $10,000,000 to $6,250,000 and increase the balloon payment by $11,250,000. In April 2002, the 15 remaining quarterly payments (including the three in 2002) were reduced to $6,051,000 as a result of the sale of a vessel. The balloon payment due at maturity in October 2005 was $91,683,000. At December 31, 2002, the Company’s interest rate margin was 2.25% over LIBOR. On March 14, 2003, the $310 Facility was amended and restated in the $245 Facility (see above).

     In September 2001, the Company obtained an eight-year $40,000,000 term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on September 10, 2001 and the other on October 12, 2001.The loan is split into two $20,000,000 tranches. At December 31, 2002, the balance of the loan was $36,400,000.The loan for each tranche is being repaid in 32 consecutive quarterly installments, the first 20 in the amount of $450,000 each and the next 12 in the amount of $350,000 each, with a balloon payment in the amount of $6,800,000 due and payable together with the last installment.The outstanding balance of the loan bears interest at LIBOR plus an applicable margin based on OMI’s ratio of consolidated funded debt to consolidated adjusted EBITDA, as defined, on a trailing four quarter basis. At December 31, 2002, the Company’s interest rate margin was 2.0% over LIBOR.

     In November 2001, the Company obtained a seven-year $44,000,000 term loan to partially finance the purchase of two product carrier newbuildings, one of which was delivered on December 17, 2001 and the other of which was delivered on March 26, 2002. The loan is split into two $22,000,000 tranches. At

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 5—Long-Term Debt and Credit Arrangements (continued)

December 31, 2002, the balance of the loan was $39,450,000. Each tranche is being repaid in 28 quarterly installments (the first 12 at $650,000 and next 16 at $375,000) plus a balloon of $8,200,000 due with the last installment. The outstanding balance of the loan bears interest at LIBOR plus an applicable margin. During the first three years of this loan the margin is 1.00 percent as long as the secured vessels remain on time charter. During the remaining four years, the margin will be based on OMI’s ratio of consolidated funded debt to consolidated adjusted EBITDA, as defined, on a trailing four quarter basis.

Restrictive Covenants

     All loan agreements contain restrictive covenants as to cash or working capital, net worth, maintenance of specified financial ratios and collateral values. They restrict the Company’s ability to make certain payments, such as dividends and repurchase of its stock. Pursuant to the loan agreements liens against specific assets were granted and other liens against those assets were prohibited. As of December 31, 2002, the Company was in compliance with its covenants.

Maturities

     Aggregate maturities of debt during the next five years from December 31, 2002, after the refinancing described above, are $32,602,000 in 2003, $29,101,000 in 2004, $43,157,000 in 2005, $46,552,000 in 2006 and $170,175,000 in 2007.

Interest-Rate Swaps

     OMI entered into interest-rate swap agreements to manage interest costs and the risk associated with changing LIBOR interest rates. As of December 31, 2002, we had eight interest rate swaps aggregating $267,600,000. All eight swaps have been designated and qualify as cash flow hedges. The swaps fix the interest rate before margins on various debt tranches within a range of 2.07% to 4.86% from October 2001 to October 2005. The Company will pay fixed-rate interest payments and will receive floating-rate interest amounts based on three month LIBOR settings (for a term equal to the swaps’ reset periods). These transactions have been designated as cash flow hedges. As of December 31, 2002 the Company has recorded a liability of $6,175,000 related to the fair market value of these hedges and a charge correspondingly to Other comprehensive income.

The changes in the notional amounts were as follows:

	December 31,

	2002	2002

Notional principal amount, beginning of the year	$175,000	$—
Increase of notional amounts	152,600	175,000
Reductions of notional amounts	(60,000)	—

Notional principal amount, end of the year	$267,600	$175,000

     The Company had one interest-rate swap agreement with a commercial bank at January 1, 2000 which matured in June 2000. The agreement effectively changed the Company’s interest-rate exposure on floating rate loans to a fixed rate of 6.98%.The differential paid/received was recognized as an adjustment to interest expense over the life of the agreement.

     Interest expense pertaining to interest-rate swaps for the years ended December 31, 2002, 2001, and 2000 was $4,128,000, $945,000 and $32,000, respectively.The amount that is expected to be reclassified from Other comprehensive income to the Consolidated Statement of Operations within the next twelve months has been estimated to be approximately $3,291,000.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 5—Long-Term Debt and Credit Arrangements (continued)

Future Rate Agreements

     In February 2002, OMI entered into five FRAs for an aggregate notional value of $95,289,000.The FRAs fixed the interest rate before margins on various debt tranches within a range of 2.355% to 2.50% and expired in December 2002. In October 2002, OMI entered into four more FRAs of the $348 Facility, for an aggregate notional value of $91,000,000, which have been designated and qualify as cash flow hedges.The FRAs fixed the interest rate before margins on various debt tranches within a range of 1.72% to 1.86% beginning May 2003 and expire in December 2003.The Company has recorded a liability of $114,000 related to the fair market value of these hedges and a charge correspondingly to Other comprehensive income. Interest expense pertaining to FRAs recorded to the Consolidated Statement of Operations for the year ended December 31, 2002 was $130,000. The following table summarizes the FRAs:

     The changes in the notional amounts were as follows:

	December 31,

	2002	2001

Notional principal amount, beginning of the year	$—	$—
Increase of notional amounts	186,289	—
Reductions of notional amounts	(95,289)	—

Notional principal amount, end of the year	$91,000	$—

Note 6—Fair Value of Financial Instruments

     The estimated fair values of the Company’s financial instruments are as follows:

	December 31,

	2002		2001

	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Cash and cash equivalents	$40,890	$40,890	$17,730	$17,730
Notes receivable	37	37	6,775	6,775
Investments (net of unrealized loss on securities)	—	—	673	673
Marketable securities (net of unrealized gain on
securities)	—	—	6,218	6,218
Liability for interest-rate swaps and FRAs	6,289	6,289	4,281	4,281
Total debt	510,561	510,561	432,554	432,554

     The fair value of long-term debt is estimated based on current rates offered to the Company for similar debt of the same remaining maturities.The carrying value approximates the fair market value for the variable rate loans.The fair value of interest-rate swaps (used for purposes other than trading) is the estimated amount the Company would pay to terminate swap agreements at the reporting date, taking into account current interest rates and the current credit-worthiness of the swap counter-parties.

     During the year ended December 31, 2002, OMI sold marketable securities and received net proceeds of approximately $6,129,000. The sale resulted in a net gain of $303,000.

     During 2000, OMI recorded a loss on the write down of its investments of $2,435,000. At December 31, 2001, OMI’s investment (net of unrealized loss on securities) in two investments was $673,000. The unrealized loss of these securities, which is charged to Other comprehensive income and Stockholders’ Equity was $132,000 for the year-ended December 31, 2001. During the year ended December 31, 2002,

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 6—Fair Value of Financial Instruments (continued)

OMI wrote off $1,062,000 in the Consolidated Statements of Income, representing the remaining investment in both marketable securities and the reversal of the associated unrealized loss previously recorded.

Note 7—Operating Lease Expense

     Total rental expense was $16,517,000, $9,192,000 and $16,929,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Leases are for vessels and office space.

     The future minimum rental payments required by year, under operating leases subsequent to December 31, 2002, are as follows:

2003	$23,080
2004	19,153
2005	19,102
2006	18,661
2007	9,191
Thereafter	22,631

Total	$111,818

     During October 2002, OMI chartered-in a handymax product carrier, the JAG PRATAP, for a one year period.

     In June 2002, the Company exercised its option to reacquire the COLUMBIA (using approximately $29,000,000 in cash, $12,000,000 of cash in an escrow account and $3,700,000 from an associated note receivable) and simultaneously sold the vessel to an unrelated party for $50,000,000.The vessel, renamed OLIVER JACOB, has been time chartered back for a period of eight years and has been accounted for as an operating lease. The gain on the sale of approximately $4,700,000 is being amortized over the charter period (see Note 10).The COLUMBIA, originally purchased as a newbuilding by OMI in January 1999, was sold in a sale leaseback transaction in June 1999.The lease was also accounted for as an operating lease.

     During December 2001, OMI sold a vessel, the SOYANG, which is being chartered back from the purchaser for a period of five years, not including options. The resulting lease is being accounted for as an operating lease.The gain on the sale of approximately $4,900,000 is being amortized over the five years (see Note 10). As part of the charter hire agreement, the Company deposited $5,000,000 in escrow ($1,000,000 in Current restricted cash and $4,000,000 in Non-current restricted cash), which is being repaid ratably over the charter period. As of December 31, 2002, the balance in escrow was $4,000,000.

Note 8—Time Charter Revenue

     Time charters to third parties of the Company’s owned vessels are accounted for as operating leases. Minimum future revenues (not including profit sharing or charterers’ options) to be received subsequent to December 31, 2002 on these time charters are as follows:

2003	$101,741
2004	99,031
2005	52,405
2006	33,262
2007	23,750
Thereafter	26,093

Total	$336,282

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 9—Early Termination of Operating Lease Obligations

     During October 2000, the owner of the HARRIET and the ALTA, which were Suezmax tankers time chartered to OMI, gave notice of early termination as permitted under the charters; one vessel was redelivered in January 2001 and the other vessel was redelivered to the owner in March 2001. As provided in the charter hire agreements, the early termination of these charters resulted in certain accounting adjustments reflected in the fourth quarter 2000 and first quarter 2001 results. Gains recognized over the remaining lease period upon notice of early termination of $3,237,000 for the year ended December 31, 2000 and $1,440,000 for the year ended December 31, 2001, were due to the accelerated amortization of the deferred gain on the sale/leaseback of one vessel, which was previously owned by OMI, and acceleration of the provision for loss on lease obligation that was being amortized over the original lease term for the other vessel.

Note 10—Acquisitions of Vessels

     The following table summarizes the acquisitions of vessels during the years ended December 31, 2002 and 2001:

		Date	Capitalized
Vessel	Type	Acquired	Cost (1)

2002:

AMAZON	Handymax	January 2002	$29,896
SAN JACINTO	Handymax	March 2002	29,854
ORONTES	Handysize	March 2002	30,396
DAKOTA	Suezmax	September 2002	58,491
DELAWARE	Suezmax	October 2002	58,814

Total			$207,451

2001:

SOMJIN	Suezmax	January 2001	$61,511
RACER	Handysize	February 2001	13,238
RADIANCE	Handysize	March 2001	13,952
RAIN	Handysize	March 2001	14,026
RHONE	Handysize	April 2001	29,041
BANDAR AYU	Handysize	June 2001	21,827
TANDJUNG AYU	Handysize	June 2001	21,818
CHARENTE	Handysize	September 2001	32,111
MADISON	Handysize	September 2001	30,019
MARNE	Handysize	September 2001	30,919
TRINITY	Handysize	October 2001	29,815
ASHLEY	Handysize	November 2001	30,703
OHIO	Handysize	December 2001	30,104

Total			$359,084

(1) Capitalized costs include capitalized interest.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 11—Disposal Of Vessels

     During April 2002, OMI sold a 1988 built product carrier for $9,100,000 and recognized a loss on sale of $302,000.

     During December 2001 and June 2002, OMI sold two vessels, the SOYANG and the COLUMBIA, respectively, and subsequently chartered both vessels back from the purchasers (see Note 7). Both transactions are accounted for as operating leases and the resulting gain on the sale of these vessels aggregating approximately $9,600,000 is being amortized (net of charter hire expense) over the respective lease periods.

     In May 2001, OMI sold one of the 1990 built product carriers purchased in March 2001 for $14,800,000 and recognized a gain on the sale of $635,000.

     In June 2001, the Company sold a 2000 built Suezmax tanker for $64,000,000 and recognized a gain of $17,441,000 from the sale of the vessel.

     In March, May and August 2000, four product carriers and one aframax vessel were sold. Three of the product carriers and the aframax vessel were written down to their estimated net realizable values in the year ended December 31, 1999. Adjustments to the loss on disposal of assets were recorded at the sale dates.

     Loss (gain) on disposal/writedown of assets-net consists of the following:

	For the Years Ended December 31,

	2002	2001	2000

Loss (gain) on disposed of assets	$289	$(18,076)	$11,051
Gain on early termination of lease obligations (see Note 9)	—	(1,440)	(3,237)
Loss on write down of vessels	—	—	3,000

Total	$289	$(19,516)	$10,814

     During March 2000, we wrote down two vessels which were classified as Assets to be disposed of at year end 1999 to reflect values of similar vessels contracted for sale during March 2000. A charge of $3,000,000 was recorded to Loss on disposal/write down of assets during the first quarter 2000.

     As a result of the current market condition, the Company re-evaluated the carrying value of its remaining vessels against the projected undiscounted cash flows as required, under the provisions of SFAS 144 and concluded that no write downs were necessary as of December 31, 2002.

Note 12—Financial Information Relating to Segments

     The Company organizes its business principally into two operating segments. These segments and their respective operations are as follows:

     Crude Oil Fleet—includes vessels that normally carry crude oil and “dirty” products. The current fleet includes four sizes of vessels; Suezmax, ULCC, Panamax and handysize. In 2000, the fleet included one aframax, which was sold in March 2000.

     Product Carrier Fleet—includes vessels that normally carry refined petroleum products such as gasoline, naphtha and kerosene. This fleet includes two sizes of vessels; handymax and handysize vessels.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 12—Financial Information Relating to Segments (continued)

     The following is a summary of the operations by major operating segments for the three years ended December 31, 2002:

	For the Years Ended December 31,

	2002	2001	2000

Revenues:
Crude Oil Fleet	$93,319	$127,111	$145,004
Product Carrier Fleet	105,606	82,353	42,040
Other	127	472	—

Total	$199,052	$209,936	$187,044

Time Charter Equivalent Revenues: (1)
Crude Oil Fleet	$66,491	$105,174	$119,008
Product Carrier Fleet	96,977	72,558	42,117
Other	—	1	—

Total	$163,468	$177,733	$161,125

Operating Income:
Crude Oil Fleet (2)	$9,725	$74,314	$80,146
Product Carrier Fleet (2)	37,764	35,328	5,874

	47,489	109,642	86,020
General and administrative expense not allocated to vessels	(8,716)	(8,447)	(10,224)
Other	129	659	(558)

Total	$38,902	$101,854	$75,238

Identifiable Assets:
Crude Oil Fleet	$416,829	$374,843	$331,177
Product Carrier Fleet	522,795	458,782	194,875

	939,624	833,625	526,052
Investments in, and advances to joint ventures	138	237	5,610
Cash and cash equivalents	40,890	17,730	35,328
Other	8,969	24,035	24,514

Total	$989,621	$875,627	$591,504

Capital Expenditures:
Crude Oil Fleet (3)	$112,530	$155,429	$100,289
Product Carrier Fleet (4)	94,086	286,323	64,052
Other	141	135	55

Total	$206,757	$441,887	$164,396

Depreciation and Amortization:
Crude Oil Fleet	$19,956	$17,564	$10,065
Product Carrier Fleet	23,258	14,793	7,920
Other	369	331	338

Total	$43,583	$32,688	$18,323

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 12—Financial Information Relating to Segments (continued)

	For the Years Ended December 31,

	2002	2001	2000

Interest Expense:
Crude Oil Fleet	$8,355	$10,418	$14,990
Product Carrier fleet	13,246	7,891	8,722

	21,601	18,309	23,712
Other	3,244	2,612	3,548

Total	$24,845	$20,921	$27,260

(1)	The Company uses time charter equivalent revenue, which is voyage revenue less voyage expenses, as a measure of analyzing fluctuations in voyage revenue between financial periods and as a method of equating revenue generated from a voyage charter to time charter.
(2)	Operating income includes loss (gain) on disposal/write down of assets-net (see below).
	For the Years Ended December 31,

	2002	2001	2000

Loss (gain) on disposal/write down of assets-net:
Crude Oil Fleet	$—	$(18,881)	$(3,253)
Product Carrier Fleet	289	(635)	14,067

Total	$289	$(19,516)	$10,814

(3)	Includes progress payments and capitalized interest aggregating $2,081,000 in 2002, $49,849,000 in 2001 and $0 in 2000 for
newbuildings.
(4)	Includes progress payments and capitalized interest aggregating $27,317,000 in 2002, $31,982,000 in 2001 and, $2,905,000
in 2000 for newbuildings.

     For the year ended December 31, 2002 voyage revenues include revenue from two major customers (10% or more of voyage revenues) aggregating $34,045,000 or 17 percent of Consolidated Revenue from Chartering and Shipping S.A. (a subsidiary of TotalFinaElf) and $28,082,000 or 14 percent from El Paso Marine Company. For the year ended December 31, 2000 voyage revenues include revenue from two major customers other than from joint venture pools, (see Note 4) aggregating $43,960,000 or 12 percent of consolidated revenue from each Sun International Limited and Star Tankers Inc.There were no charterers that were considered to be major customers in 2001.

Note 13—Savings Plan

     The Company has a 401(k) Plan (the “Plan’’) which is available to full-time employees who meet the Plan’s eligibility requirements. This Plan is a defined contribution plan, which permits employees to make contributions up to ten percent of their annual salaries with the Company matching up to the first six percent in 2002, 2001 and 2000.The Company may elect to make additional contributions to the Plan at the discretion of the Company’s Board of Directors. The Company also has an Executive Savings Plan for certain key employees.

     The following is a summary of Company contributions to these Plans for the three years ended December 31, 2002:

	2002	2001	2000

401 (k) Plan	$283	$428	$340
Executive Savings Plan	189	97	183

Total	$472	$525	$523

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 14—Stock Option Plan

     The stockholders approved the 1998 Stock Option Plan (“The Plan”) on May 19, 1998.The Plan provides for the granting of options to officers, employees, consultants and Directors for purchase of the Company’s common shares.The total number of shares that may be awarded under the Plan are 2,500,000 not including the replacement options granted in June 1998 to replace those which were previously granted by the Company’s former parent.

     In 2002, the Company granted 30,000 options at $3.93, which is also the weighted average fair value for the options granted. In 2001, the Company granted 17,000 options at $5.75, which is also the weighted average fair value for the options granted. During the year 2000, the Company granted 394,000 options at $1.50; 30,000 options at $4.630; 400,000 options at $4.938; 750,000 options at $5.125 and 55,500 options at $5.75. The 2000 options had a weighted average fair value of $2.31 when issued.

     The following table summarizes activity under the stock option plan and the weighted average exercise prices for the three years ended December 31, 2002 (in whole numbers, not thousands except for Exercise Prices):

	Number of	Weighted Average
	Options	Exercise Price

Outstanding, January 1, 2000	874,910	$5.20
Granted	1,629,500	4.21
Exercised	(320,340)	4.46
Forfeited	(30,000)	6.67
Expired	(2,668)	5.20

Outstanding, December 31, 2000	2,151,402	4.56
Granted	17,000	5.75
Exercised	(122,167)	3.81
Forfeited	—	—
Expired	—	—

Outstanding, December 31, 2001	2,046,235	4.61
Granted	30,000	3.93
Exercised	—	—
Forfeited	—	—
Expired	(30,000)	5.48

Outstanding, December 31, 2002	2,046,235	4.59

     The following table summarizes information about stock options outstanding as of December 31, 2002 (in whole numbers, not thousands except for Exercise Prices):

			Options Outstanding			Options Exercisable

			December 31, 2002	Weighted	Weighted Average	December 31, 2002	Weighted
Range of			Number of	Average	Remaining	Number of	Average
Exercise Prices			Options	Exercise Price	Contractual Life	Options Exercisable	Exercise Price

$1.50	—	3.93	381,000	$1.78	3.59	363,986	$1.61
4.015	—	4.9375	470,000	4.40	4.67	468,194	4.40
5.125	—	5.75	1,075,235	5.18	2.70	1,030,096	5.19
6.42	—	6.67	90,000	6.67	5.47	90,000	6.67
8.95			30,000	8.95	5.41	30,000	8.95

Total			2,046,235	4.59	3.48	1,982,276	4.48

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 14—Stock Option Plan (continued)

     As of December 31, 2001, there were 1,778,426 options exercisable at a weighted average price of $4.40. As of December 31, 2000, there were 1,524,736 options exercisable at a weighted average price of $4.17.

     Proceeds received from the exercise of the options are credited to the capital accounts.

     See Note 15 regarding “Change in Control”.

Compensatory Options

     During the year ended December 31, 2000, in accordance with APB 25, the Company recorded compensation expense of $832,000 relating to stock options, which were accounted for using variable plan accounting. There was no compensation expense related to stock options for the years ended December 31, 2002 and December 31, 2001. The 2000 compensation expense was recorded in general and administrative expense in the Consolidated Statements of Income.

     On June 20, 2000, the OMI Corporation 1998 Performance Unit Plan (for years 1998-2002) was modified and in lieu of performance units, options were granted pursuant to Stock Option Award Agreements. The modifications included the redemption of 394,000 performance units relating to 1998 and 1999 deferred units and 2000 units in exchange for 394,000 stock options granted at $1.50 per share and cash bonus for the units at $1.50 per share.The 394,000 options granted at $1.50 per share vested on January 1, 2001 and expire January 1, 2006. Each grantee may cause the applicable stock options to be exercised prior to the vesting date but is not entitled to the proceeds until the vesting date. As of June 20, 2000, capital surplus was credited for the difference between the stock options granted at $1.50 per share and the market price of OMI stock on that date of $4.938 per share, which aggregated $1,354,000.

     Performance units relating to years 2001 and 2002 aggregating 400,000 units were converted to stock options at a grant price of $4.94, which was the market price of OMI common stock at the grant date. A cash bonus for the number of units times the grant price of $4.94 for 2001 performance units was paid in 2002 and for the 2002 units, cash was paid in 2002 and the first quarter of 2003. Stock options relating to 2001 performance units vest January 1, 2002 and expire January 1, 2007. Stock options relating to 2002 performance units vest January 1, 2003 and expire January 1, 2008. Each grantee may cause the applicable stock options to be exercised prior to the vesting date but is not entitled to the proceeds until the vesting date.

     As of December 31, 2000, capital surplus was credited $970,000 for adjustments to record 2000 compensation expense and deferred compensation relating to the above option plan at OMI’s stock price at December 31, 2000.

     As of December 31, 2001, capital surplus was debited for $481,000 relating to the current years adjustment and deferred compensation relating to the above option plan at OMI’s stock price at December 31, 2001. At December 31, 2001, the balance in deferred compensation relating to options was zero, resulting from the option prices being below OMI’s stock price at that date.

Note 15—Employment Agreements

     OMI has employment agreements with all of its executive officers, which provide for an annual base salary and a performance incentive bonus. The base salary is the prior year’s base salary plus any raise granted by the OMI Board of Directors (“Board”). Under the contracts, bonuses are paid at the discretion of the OMI Board. Each of these agreements also provides that if the executive’s employment (i) is terminated without cause (as defined in his or her employment agreement), (ii) the executive voluntarily

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 15—Employment Agreements (continued)

terminates his or her employment within 90 days of a relocation (following a Change in Control) or reduction in compensation or responsibilities, or (iii) the executive is disabled (as defined in his or her employment agreement), such executive will continue to receive base salary and other benefits for a period of two years. For five senior executives, following a Change in Control (as defined in his or her employment agreement), the executive’s future bonuses will be equal to 150% of the executive’s annual salary. If an executive’s employment is terminated by the Company (other than for “cause” or becoming “disabled”) within two years after a Change in Control, OMI is required to pay the executive a bonus equal to his or her bonuses paid during the previous twelve months preceding the Change in Control (for executives other than the five senior executives) and 150% of the then effective annual salary of the executive for the five senior executives (the “termination bonus”). In addition, in the event of a Change in Control (as defined in the employment agreement) and if any such executive’s employment is terminated by OMI without cause (other than for reasons of disability) or by the employee as described in clause (ii) above, within two years before or after such a Change in Control, OMI will pay such executive an amount equal to three times the sum of his then current base salary and his or her termination bonus, reduced, in the case of a termination occurring prior to such a change in control by any severance theretofore paid to the executive under his or her employment agreement.

Note 16—Stockholders’ Equity

Common Stock

     During December 2002, OMI issued 6,500,000 shares of common stock pursuant to an equity agreement. Net proceeds received were approximately $21,483,000 (net of expenses).

Restricted Stock

     In April 2002, OMI awarded and issued 20,000 shares of restricted stock to a new director for a total value at the date of grant of approximately $80,000. On July 2, 2001, OMI awarded 900,000 shares of restricted stock to executive officers and directors for a total value at the date of grant of $5,121,000. Of the 920,000 shares, restrictions lapse for 25 percent at the end of year three, the next 25 percent at the end of year five, and the remaining 50 percent of the shares at varying years in accordance with years of service at an individual’s retirement date (if the executive officer or director remains with the Company for at least five years from the date of grant). Upon the issuance of the restricted stock, unearned compensation equivalent to the market value at the date of grant was charged to Stockholders’ Equity and subsequently amortized to expense over the appropriate restriction period. Compensation expense was $1,033,000 and $510,000 for the years-ended December 31, 2002 and December 31, 2001, respectively.

Treasury Stock

     On August 4, 1998, the Board of Directors approved a plan to repurchase up to 10 percent of the outstanding shares of the Company’s common stock. As of December 31, 2002, 2,076,700 shares have been repurchased.

     On March 31, 2001 the Board of Directors resolved to retire 2,028,000 shares of treasury stock aggregating $8,834,000.

Stockholders’ Rights Plan

     On November 19, 1998, the Board of Directors approved the adoption of a stockholder rights plan in which it declared a dividend distribution of one Right for each outstanding share of common stock, $0.50

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 16—Stockholders’ Equity (continued)

par value (the “Common Stock”) of the Company, to stockholders of record at the close of business on December 1, 1998. Subsequent issuances of common stock have been made with Rights attached. Each Right entitles the record holder to purchase from the Company one hundred-thousandth of a share of the Company’s Series A Participating Preferred Stock, $1.00 par value at a price of $25.00 (the “Purchase Price”), subject to adjustment in certain circumstances.

     Initially, the Rights attach to the certificates representing outstanding shares of Common Stock, and no Rights Certificates will be distributed. In general the Rights will separate from the Common Stock and a “Distribution Date” will occur only if a public announcement has been made that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 15% or more of the outstanding shares of Common Stock. Thereafter, under certain circumstances, each Right (other than any Rights that are or were beneficially owned by an Acquiring Person, which Rights will be void) could become exercisable to purchase at the Purchase Price a number of shares of Common Stock (or, in certain circumstances, the common stock of a company into which the Company is merged or consolidated or to which the Company sells all or substantially all of its assets) having a market value equal to two times the Purchase Price.

Dividends

     Any determination to pay dividends in the future by OMI will be at the discretion of the Board of Directors and will be dependent upon its results of operations, financial condition, capital restrictions, covenants and other factors deemed relevant by the board of directors. Currently, the payment of dividends by OMI is restricted by its credit agreements (see Note 5).

Note 17—Commitments and Contingencies

     In March 2003, OMI agreed to sell two of its 1984 built single hulled product carriers for an aggregate of approximately $9,550,000. The sale will result in a loss of approximately $3,000,000 in the first quarter 2003. Currently, the vessels are scheduled to be delivered in April and May 2003.

     In March and January 2003, and December 2002, OMI contracted to build three 37,000 dwt product carriers to be delivered in April, July and October 2004 for approximately $84,420,000 ($16,884,000 to be paid in 2003 and $67,536,000 to be paid in 2004). The vessels will begin five-year time charters upon delivery.

     During 2001, OMI contracted to build two 47,000 dwt product carriers for approximately $58,730,000. One vessel was delivered in February 2003, and the other vessel is scheduled for delivery during March 2003. Both vessels begin three-year time charters upon delivery and are financed at approximately 65%. At December 31, 2002, approximately $41,111,000 is scheduled to be paid to the shipyard upon delivery of the vessels in 2003.

     During 2001, OMI contracted to build two 70,100 dwt product carriers for approximately $73,436,000. The vessels are scheduled for delivery in April and July of 2003. Both vessels begin five-year time charters upon delivery and are financed at approximately 65%. Approximately $55,076,000 is scheduled to be paid to the shipyard during 2003.

     The Company is continuing to cooperate with an investigation by the U.S. Attorney’s office in Newark, New Jersey of an allegation that crew members of one or more of the Company’s vessels had by-passed systems designed to prevent impermissible discharge of certain wastes into the water and had presented

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(All tabular amounts are in thousands)

Note 17—Commitments and Contingencies (continued)

false statements to the government, and otherwise had obstructed the government’s investigation. As well as being violations of the MARPOL (Maritime Pollution) Convention and U.S. law, the activities under investigation violate Company policies and directives.The Company is continuing its review of those policies and has been implementing additional safeguards. The Company received a subpoena requesting information with respect to other vessels in its fleet and the Company has been providing the information requested. On May 10, 2002 a former master and former chief engineer of one of the Company’s vessels entered guilty pleas in U.S. District Court in Newark, New Jersey, to violations of U.S. law involving false statements to the U.S. Coast Guard during a vessel’s port call in New Jersey on September 10, 2001. At this time, the Company cannot predict the scope or duration or estimate the cost of this investigation or its outcome. Accordingly, the Company cannot predict whether any penalties or fines will be imposed or their materiality. The Company expects that a substantial portion of the costs relating to this incident will be covered by insurers, who have been duly notified.

     OMI and certain subsidiaries are defendants in various actions arising from shipping operations. Such actions are covered by insurance or, in the opinion of management, are of such nature that the ultimate liability, if any, would not have a material adverse effect on the consolidated financial statements.

Note 18—Subsequent Events

     On November 21, 2003, the Company entered into a Purchase Agreement for the issuance of $200,000,000 of the 7.625% Senior Notes due December 1, 2013, with allowances for optional redemptions on or after December 1, 2008. Interest is payable on the Senior Notes each June 1 and December 1. The Senior Notes are general unsecured, senior obligations of the Company.The Senior Notes are guaranteed fully and unconditionally as well as jointly and severally by substantially all of the Company’s current and future subsidiaries. Any subsidiaries of the Company, other than the subsidiary guarantors, are minor within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.The Senior Notes are subject to certain covenants that among other things, limit the type and amount of additional indebtedness that may be incurred by the Company and the restricted subsidiaries and impose certain limitations on sales or transfers of assets and certain payments, the ability of the Company to enter into sale and leaseback transactions and certain mergers, consolidations and purchases of assets.

     The company has no independent assets or operations within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of OMI Corporation:

We have audited the accompanying consolidated balance sheets of OMI Corporation and subsidiaries (the “Company”) as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York

February 4, 2003, except for Note 5, the first paragraph of Note 17 and Note 18, as to which the dates are March 14, 2003, March 14, 2003 and November 21, 2003, respectively.

INDEX TO FINANCIAL STATEMENTS
FOR PERIODS ENDED
SEPTEMBER 30, 2003 AND 2002

Page

Condensed Consolidated Statements of Income (unaudited) for the nine months
ended September 30, 2003 and 2002	F-31
Condensed Consolidated Balance Sheets—September 30, 2003 (unaudited)
and December 31, 2002	F-32
Condensed Consolidated Statement of Changes in Stockholders’ Equity (unaudited)
for the nine months ended September 30, 2003	F-33
Condensed Consolidated Statements of Cash Flows (unaudited)
for the nine months ended September 30, 2003 and 2002	F-34
Notes to Condensed Consolidated Financial Statements (unaudited)	F-35

OMI CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Nine
	Months Ended
	September 30,

	2003	2002

REVENUES:
Voyage revenue	$146,526	$71,116
Time charter revenue	87,264	68,033

Subtotal	233,790	139,149
Voyage expense	36,102	24,810

Time charter equivalent revenue	197,688	114,339
Other revenue	125	94

Time charter equivalent and other revenues	197,813	114,433

OPERATING EXPENSES:
Vessel	42,424	38,335
Charter hire	16,373	12,210
Depreciation and amortization	37,958	31,714
General and administrative	11,914	10,280
Loss on writedown/disposal of
assets	10,773	289

Total operating expenses	119,442	92,828

OPERATING INCOME	78,371	21,605

OTHER (EXPENSE) INCOME:
Gain (loss) on disposal of investments-net	618	(547)
Interest expense	(17,315)	(18,150)
Interest income	266	549

Net Other Expense	(16,431)	(18,148)

Income before Income Taxes	61,940	3,457
Benefit for Income Taxes	—	1,406

NET INCOME	$61,940	$4,863

BASIC EARNINGS PER SHARE	$0.80	$0.07
DILUTED EARNINGS PER SHARE	$0.80	$0.07
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	77,283	70,269
Diluted	77,778	70,475

See notes to condensed consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

ASSETS

	September 30,	December 31,
	2003	2002

	(Unaudited)
CURRENT ASSETS:
Cash, including cash equivalents:
2003-$17,642; 2002-$38,883	$20,884	$40,890
Receivables:
Traffic receivables, net of allowance for doubtful accounts of $1,980 in
2003 and $1,255 in 2002	18,277	15,968
Other	3,230	3,380
Other prepaid expenses and current assets	10,535	8,580
Vessels held for sale	15,360	—

Total current assets	68,286	68,818

Vessels and Other Property, at Cost	1,167,480	974,685
Construction in progress	20,037	37,857

Total vessels and other property	1,187,517	1,012,542
Less accumulated depreciation	135,855	109,732

Vessels and other property-net	1,051,662	902,810

Drydock Costs-Net of Amortization	3,057	6,740
Other Assets and Deferred Charges	13,395	11,253

TOTAL ASSETS	$1,136,400	$989,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,406	$12,144
Accrued liabilities:
Deferred charter hire revenue	6,308	3,984
Voyage and vessel	6,434	3,090
Interest	2,596	3,501
Other	7,149	3,859
Deferred gain on sale of vessels	1,557	1,557
Current portion of long-term debt	21,369	32,602

Total current liabilities	55,819	60,737

Long-Term Debt	553,655	477,959
Other liabilities	3,865	6,459
Deferred Gain on Sale of Vessels	5,476	6,644
Total Stockholders’ Equity	517,585	437,822

Total Liabilities & Stockholders’ Equity	$1,136,400	$989,621

See notes to condensed consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(In thousands)
(Unaudited)

						Accumulated
					Unearned	Other	Total
	Common Stock				Compensation	Compre-	Stock-	Compre-
			Capital	Retained	Restricted	hensive	holders’	hensive
	Shares	Amount	Surplus	Earnings	Stock	Loss	Equity	Income

Balance at January 1, 2003	76,779	$38,390	$321,447	$87,932	$(3,658)	$(6,289)	$437,822
Comprehensive income:
Net income				61,940			61,940	$61,940
Derivative gains						2,594	2,594	2,594

Comprehensive income								$64,534

Issuance of common stock	2,000	1,000	10,989				11,989
Exercise of stock options	536	268	2,164				2,432

Issuance of restricted stock awards	498	249	3,159		(3,408)		—
Amortization of restricted stock					808		808

Balance at September 30, 2003	79,813	$39,907	$337,759	$149,872	$(6,258)	$(3,695)	$517,585

See notes to condensed consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,

	2003	2002

CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES:
Net income	$61,940	$4,863
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of vessels and other property	37,958	31,714
Loss on writedown/disposal of assets	10,773	289
(Gain) loss on disposal of investments	(618)	547
Amortization of deferred gain on sale of vessels	(1,168)	(914)
Amortization of debt issue costs	1,430	1,839
Amortization of restricted stock awards	808	774
Deferred income taxes	—	(1,406)
Changes in assets and liabilities:
(Increase) decrease in receivables and other current assets	(4,336)	3,698
Increase (decrease) in accounts payable and accrued liabilities	6,369	(4,829)
Decrease in other assets and deferred charges	27	862
Decrease in other liabilities	—	(853)
Other	(5)	102

Net cash provided by operating activities	113,178	36,686

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES:
Additions to vessels and other property	(205,274)	(162,534)
Proceeds from disposition of vessels	9,555	58,009
Payments for drydocking	(1,350)	(3,985)
Proceeds from disposition of joint venture	686	—
Proceeds from notes receivable	37	6,737
Proceeds from investments	—	6,129
Escrow of funds	750	11,750

Net cash used by investing activities	(195,596)	(83,894)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES:
Proceeds from debt refinanced	—	65,000
Payments on debt refinanced	—	(49,410)
Proceeds from issuance of debt	172,274	102,929
Payments on debt	(107,811)	(56,262)
Payments for debt issue costs	(4,472)	(1,429)
Proceeds from issuance of common stock	2,421	—

Net cash provided by financing activities	62,412	60,828

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,006)	13,620
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	40,890	17,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,884	$31,350

See notes to condensed consolidated financial statements.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1—Basis of Presentation and Principles of Consolidation

     OMI Corporation (“OMI” or the “Company”), is a bulk shipping company incorporated January 9, 1998 in the Republic of the Marshall Islands. OMI is a leading seaborne transporter of crude oil and refined petroleum products operating in the international shipping markets.The unaudited condensed consolidated interim financial statements of OMI are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the Securities and Exchange Commissions instructions to Form 10-Q. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The results of operations for the nine months ended September 30, 2003, are not necessarily indicative of the results for the entire fiscal year ending December 31, 2003.

     The condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Reclassifications—Certain reclassifications have been made to the prior year financial statements to conform to the 2003 presentation.These reclassifications had no effect on previously reported net income.

     Newly Issued Accounting Standards—The Financial Accounting Standards Board “FASB” recently issued Statements of Financial Accounting Standards (“SFAS”), which are summarized as follows:

     SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” was issued in May 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and is effective for financial instruments entered into or modified after May 31, 2003 and for all such instruments on July 1, 2003. The provisions of SFAS 150, which the Company adopted in 2003, did not have an effect on the Company’s financial statements.

     SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” was issued in April 2003. SFAS 149 amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. SFAS 149 will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The provisions of SFAS 149, adopted by the Company effective July 1, 2003, did not have an effect on the Company’s financial statements.

     SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” was issued in December 2002. SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion 28, “Interim Financial Reporting,” to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS 148 does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123 or the intrinsic value method of APB Opinion 25. As allowed by SFAS 123, the Company has elected to continue

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 1—Basis of Presentation and Principles of Consolidation (continued)

to utilize the accounting method prescribed by APB Opinion 25 and has adopted the disclosure requirements of SFAS 123 for stock options existing prior to January 1, 2003. The Company has also elected the prospective method for recognizing fair value on stock options granted after January 1, 2003. The disclosure provisions under SFAS 148, effective for fiscal years ending after December 15, 2002, have been adopted by the Company, with the appropriate disclosures under “Stock-Based Compensation.”

     In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), which addresses financial reporting requirements for variable interest entities, also referred to as special purpose entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (1) does not have equity investors with voting rights; or (2) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property and may be essentially passive or it may engage in research and development or other activities on behalf of another company. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN 46 did not have an effect on the Company’s financial statements.

     Stock-Based Compensation—The Company has elected to adopt SFAS 123, as amended by SFAS 148 to account prospectively for stock options issued after December 31, 2002 using the fair value method as compensation expense. Previous grants of stock options are accounted for by using the intrinsic value method in accordance with APB Opinion 25. Accordingly, when stock options were granted prior to January 1, 2003 at fair market value, no compensation expense was recognized for stock options issued under the Company’s stock option plans. The Company records compensation expense for other stock-based compensation awards, such as restricted stock awards, over the vesting periods. The Company has adopted the disclosure provisions of SFAS 123, “Accounting for Stock-Based Compensation.” Accordingly, the following pro forma disclosures illustrate the effect on net income and earnings per share as if the fair value based method of accounting, as set forth in SFAS 123, had been applied.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 1—Basis of Presentation and Principles of Consolidation (continued)

	For the Nine
	Months Ended
(in thousands, except per share data)	September 30,

	2003	2002

Net income, as reported	$61,940	$4,863
Deduct:
Stock based compensation expense determined by using
the fair value method	117	489

Pro forma net income	$61,823	$4,374

Basic earnings per common share:
Net income per common share, as reported	$0.80	$0.07

Net income per common share, as pro forma	$0.80	$0.06

Diluted earnings per common share:
Net income per common share, as reported	$0.80	$0.07

Net income per common share, as pro forma	$0.79	$0.06

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the nine month period: no dividend yield; expected volatility of 72.5%; risk-free interest rate of 2.82%; and the weighted average expected lives of options for the nine months ended September 30, 2003 was 3.6 years and 3.9 years for the nine months ended September 30, 2002.There were no options granted during the nine months ended September 30, 2003 and 30,000 options granted at a grant price of $3.93 during the nine months ended September 30, 2002.

Restricted Stock

     In September 2003, OMI awarded and issued 498,314 shares of restricted stock to employees, executive officers and directors for a total value at the date of grant of approximately $3,408,000. Restrictions lapse for one third of the shares at the end of year three, the next third at the end of year four, and the remaining third of the shares at the end of year five.

     As of September 30, 2003, the Company had granted an aggregate of 1,418,314 shares of restricted stock to certain of its employees, executive officers and directors. The market value of restricted stock awarded totaled an aggregate of approximately $8,609,000 on the respective grant dates in July 2001, April 2002 and September 2003,and was recorded as unearned compensation as a separate component of stockholders’ equity. The Company is amortizing unearned compensation over the vesting periods. For the nine months ended September 30, 2003 and 2002, we recognized compensation expense related to restricted stock of $808,000 and $774,000, respectively.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 2—Credit Facilities and Loan Agreements

     As of September 30, 2003 the Company’s debt and credit arrangements consisted of the following (in thousands):

Loans under bank credit agreements at a margin plus variable rates of the London Interbank
Offering Rate (“LIBOR”) (1) (2)	$574,675
7.00% Convertible Note due 2004	349

Total	575,024
Less current portion of long-term debt	21,369

Long-term debt	$553,655

(1)	Rates at September 30, 2003 ranged from 2.0625 percent to 3.75 percent (including margins).
(2)	As of September 30, 2003, OMI had various interest rate swaps and Future Rate Agreements (“FRA’s”) that fix notional amounts aggregating $337,650,000 of variable rate debt ranging from 1.172% to 4.86% (excluding margins) with maturity dates ranging from December 2003 to October 2005.

     All of our loan agreements contain restrictive covenants as to certain cash, net worth, maintenance of specified financial ratios and collateral values. They also restrict the Company’s ability to make certain payments, such as dividends and repurchase of its stock. As of September 30, 2003, the Company was in compliance with its covenants.

2003 Financing Transactions

     In June 2003, we obtained an eight-year $64,800,000 term loan to partially finance the purchase of two Panamax newbuildings, delivered in April and July of 2003. The loan comprises two tranches; each tranche of $32,400,000 is being repaid in 32 quarterly installments (the first 20 at $870,000 and next 12 at $500,000) plus a balloon of $9,000,000 due with the last installment. At September 30, 2003, the balance of the loan was $63,930,000. The outstanding balance of the loan bears interest at LIBOR plus a margin of 0.90%.

     In August 2003, we obtained two eight-year term loans aggregating $68,775,000(which is the outstanding balance at September 30, 2003) to partially finance two 2000 built double hulled Suezmax tankers, delivered in August 2003. The loans bear interest at LIBOR plus a fixed margin of 1.25%. One loan will be repaid in 16 semi-annual payments of $1,330,000 plus a balloon payment of $13,195,000 upon maturing in August 2011.The other loan requires 32 quarterly payments of $650,000 plus a balloon payment of $13,500,000 when the loan matures in August 2011.

     In March 2003, we consolidated, amended and restated two loan agreements.The modification resulted in a reducing revolving credit facility in the amount of $245,000,000 (“$245 Facility”), which matures on March 14, 2010. The loan bears interest at LIBOR plus a fixed margin of 1.625%. This facility is now collateralized by 15 vessels after the disposal of three product carriers in April, May and November 2003. The $245 Facility was amended after the dispositions as follows:

• the Facility was reduced by approximately $4,620,000,

• the first 20 quarterly reductions became $4,540,000,

• the next 7 quarterly reductions became $3,860,000, and

• the balloon and final payment is $115,250,000.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 2—Credit Facilities and Loan Agreements (continued)

     As of September 30, 2003, the available debt undrawn under all credit facilities was $78,786,000. During October 2003, the Company’s $348 Facility was reduced by $8,040,000 for the sale of one product tanker. Upon the sale of another product tanker (expected in November), the Facility will be reduced by $7,609,000. Currently, approximately $70,746,000 of undrawn debt is available.

Note 3—Financial Instruments

     All derivatives are recognized on the Company’s balance sheet at their fair values. On the date the derivative contract is entered into the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value” hedge) or (2) a hedge of a forecasted transaction (“cash flow” hedge). The Company does not have foreign-currency cash-flow or fair-value hedges (“foreign currency” hedge) or a hedge of a net investment in a foreign operation.

     As of September 30, 2003, the Company had interest rate swaps and Future Rate Agreements (“FRA’s”) to effectively convert a portion of its debt from a floating to a fixed-rate basis. The swaps and FRA’s are designated and qualify as cash flow hedges. These swap contracts and FRA’s were effective hedges and therefore no ineffectiveness was recorded in the Condensed Consolidated Statements of Income.

     OMI entered into interest rate swap and FRA agreements to manage interest costs and the risk associated with changing LIBOR interest rates. As of September 30, 2003, we had various interest rate swaps/FRAs aggregating $395,490,000 (which includes a notional amount of $57,840,000 on an interest rate swap that commences in 2004) on various debt tranches within a range of 1.172% to 4.86% expiring from December 2003 to October 2008. The Company will pay fixed-rate interest amounts and will receive floating-rate interest amounts based on three month LIBOR settings (for a term equal to the swaps’ reset periods). As of September 30, 2003, the Company has recorded a liability which is included in Other liabilities in the Balance Sheet of $3,695,000 related to the fair market value of these hedges and a corresponding charge to Other comprehensive income.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 4—Earnings Per Common Share

     The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share assumes the foregoing and the exercise of all stock options using the treasury stock method and the conversion of the 7% convertible note due 2004, to the extent dilutive.

     The components of the denominator for the calculation of basic and diluted earnings per share and the results of such calculations are as follows:

	For the Nine
	Months Ended
(in thousands, except per share amounts)	September 30,

	2003	2002

Basic earnings per share:
Weighted average common shares outstanding	77,283	70,269

Diluted earnings per share:
Weighted average common shares outstanding	77,283	70,269
Options	495	206

Weighted average common shares outstanding—diluted	77,778	70,475

Basic earnings per share:
Net income	$0.80	$0.07

Diluted earnings per share:
Net income	$0.80	$0.07

     The effect of the assumed conversion of the 7% convertible notes due 2004 was not included in the computation of diluted earnings per share for the nine months ended September 30, 2003 and 2002 because the average price of OMI’s stock was less than the stock conversion price of $7.375.

Note 5—Supplemental Cash Flow Information

     During the nine months ended September 30, 2003 and 2002 interest paid totaled approximately $17,113,000 and $19,063,000, respectively.

     During August 2003, OMI issued two million shares of OMI common stock at $6.00 per share as partial payment on two 2000 built Suezmax tankers.

     During March 2002, OMI issued 11,073 shares at $2.89 to one director in lieu of his annual fee of $32,000.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 6—Acquisitions

During 2003, OMI took delivery of four newbuildings and two Suezmax tankers, as follows:

		Type of	Capitalized	Charter
Vessel	Delivered	Vessel	Cost (1)	Expiration

			(in thousands)
MOSELLE	January 2003	Handymax	$30,292	January 2006
ROSETTA	March 2003	Handymax	30,460	March 2006
OTTAWA	April 2003	Panamax	37,867	April 2008
TAMAR	July 2003	Panamax	37,824	July 2008
HUDSON	August 2003	Suezmax	49,226	SPOT
POTOMAC	August 2003	Suezmax	49,202	SPOT

Total			$234,871

(1) See Note 2 for financing of new vessels.

Note 7—Disposal of Vessels

     During September 2003, OMI agreed to sell two single hulled product carriers built in 1989 and 1990 for an aggregate sales price of approximately $16,000,000. One vessel was delivered in October and the other is scheduled for November 2003. The aggregate loss on disposal of these vessels of $7,558,000 resulting from the writedown to the net realizable values was recognized and recorded to the Condensed Consolidated Statements of Income for the nine months ended September 30, 2003.

     During the second quarter 2003, OMI sold two 1984 built single hulled product carriers for an aggregate sales price of approximately $9,555,000, one of which was delivered in April 2003, and the other was delivered in May 2003. For the nine months ended September 30, 2003, a loss on disposal of $3,215,000 was recorded to the Condensed Consolidated Statements of Income resulting from sale of these vessels.

     During October 2003, OMI agreed to sell a 1989 built single hulled product carrier. The vessel is scheduled for delivery in November 2003 and will result in a loss of approximately $3,500,000, which will be recognized in the fourth quarter.

Note 8—Financial Information Relating to Segments

     The Company organizes its business principally into two operating segments. These segments and their respective operations are as follows:

     Crude Oil Tanker Fleet—includes vessels that normally carry crude oil and “dirty” products.The current fleet includes four sizes of vessels; Suezmax, ULCC, Panamax and handysize.

     Product Carrier Fleet—includes vessels that normally carry refined petroleum products such as gasoline, naphtha and kerosene. This fleet includes three sizes of vessels, Panamax, handymax and handysize vessels.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 8—Financial Information Relating to Segments (continued)

     The following is a summary of the operations by major operating segments for the nine months ended September 30, 2003 and September 30, 2002:

	For the Nine
	Months Ended
(in thousands)	September 30,

	2003	2002

Total Revenues:
Crude Oil Tanker Fleet	$130,931	$60,756
Product Carrier Fleet	102,859	78,393

Subtotal	233,790	139,149
Other	125	94

Total	$233,915	$139,243

Time Charter Equivalent Revenues: (1)
Crude Oil Tanker Fleet	$101,951	$41,810
Product Carrier Fleet	95,737	72,529

Total	$197,688	$114,339

Income (loss) before income taxes:
Crude Oil Tanker Fleet	$45,510	$(6,111)
Product Carrier Fleet (2)	25,283	19,443
General and administrative expense
not allocated to vessels	(8,082)	(7,356)
Other (3)	(771)	(2,519)

Total	$61,940	$3,457

(1)	The Company uses time charter equivalent revenue, which is (i) voyage revenue less voyage expenses and (ii) time charter
(“TC”) revenue, as a measure of analyzing fluctuations in voyage revenue between financial periods and as a method of equating revenue generated from a voyage charter to time charter.

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 8—Financial Information Relating to Segments (continued)

The following is a reconciliation of TCE revenue for the nine months ended September 30, 2003:

	Crude Oil	Product
(in thousands)	Fleet	Carriers	Consolidated

Voyage and TC Revenues	$130,931	$102,859	$233,790
Voyage Expenses	28,980	7,122	36,102

TCE Revenue	$101,951	$95,737	$197,688

The following is a reconciliation of TCE revenue for the nine months ended September 30, 2002:

	Crude Oil	Product
(in thousands)	Fleet	Carriers	Consolidated

Voyage and TC Revenues	$60,756	$78,393	$139,149
Voyage Expenses	18,946	5,864	24,810

TCE Revenue	$41,810	$72,529	$114,339

(2)	Operating income includes Loss on writedown/disposal of assets-net of $10,773,000 for the nine months ended September
30, 2003 and $289,000 for the nine months ended September 30, 2002.
(3)	Other income includes a gain on the settlement of an investment of $618,000 for the nine months ended September 30, 2003, and a $547,000 loss on disposal of investments for the nine months ended September 30, 2002.

     During the nine months ended September 30, 2003 and 2002, mortgage debt of OMI and its related interest expense have been allocated to the above segments based upon the relative value of the vessels collateralizing the debt.

Note 9—Other Commitments and Contingencies

Contracts to Purchase Vessels

     OMI has commitments to purchase six ice class 1A product carriers which are under construction, five of which begin five year time charters upon delivery.The product carriers are expected to be delivered in March, April, August and November 2004 and June and August 2005. The remaining construction and delivery payments are approximately $11,294,000 in the fourth quarter of 2003, approximately $90,087,000 in 2004 and approximately $48,493,000 in 2005. We anticipate that bank financing will provide most of the amounts to be paid.

     During October 2003, OMI negotiated one year extensions on time charters at fixed rates for two product carriers (which are currently receiving base rate plus profit sharing). The charters will now expire in April and July 2005.

Other

     The Company is continuing to cooperate with an investigation by the U.S. Attorney’s office in Newark, New Jersey of an allegation that crew members of one or more of the Company’s vessels had by-passed systems designed to prevent impermissible discharge of certain wastes into the water and had presented false statements to the government, and otherwise had obstructed the government’s investigation. As well as being violations of the MARPOL (Maritime Pollution) Convention and U.S. law, the activities under investigation violate Company policies and directives.The Company is continuing its review of those policies and has been implementing additional safeguards. The Company received a subpoena requesting information with respect to other vessels in its fleet and the Company has been providing the information requested. On May 10, 2002 a former master and former chief engineer of one of the Company’s vessels

OMI CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

Note 9—Other Commitments and Contingencies (continued)

entered guilty pleas in U.S. District Court in Newark, New Jersey, to violations of U.S. law involving false statements to the U.S. Coast Guard during a vessel’s port call in New Jersey on September 10, 2001. At this time, the Company cannot predict the scope or duration or estimate the cost of this investigation or its outcome. Accordingly, the Company cannot predict whether any penalties or fines will be imposed or their materiality. The Company expects that a substantial portion of the costs relating to this incident will be covered by insurers, who have been duly notified.

     OMI and certain subsidiaries are defendants in various actions arising from shipping operations. Such actions are covered by insurance or, in the opinion of management, are of such nature that the ultimate liability, if any, would not have a material adverse effect on the consolidated financial statements.

                                                                        ANNEX A

                              LETTER OF TRANSMITTAL

                 REGARDING THE OFFER TO EXCHANGE ALL OUTSTANDING
                    7.625% SENIOR NOTES DUE DECEMBER 1, 2013
                                 IN EXCHANGE FOR
               REGISTERED 7.625% SENIOR NOTES DUE DECEMBER 1, 2013
                                       OF
                                 OMI CORPORATION

                                                          CUSIP NO. ____________

--------------------------------------------------------------------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
JANUARY 27, 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

--------------------------------------------------------------------------------

       NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                             THE EXCHANGE AGENT IS:

                                  HSBC BANK USA

       YOU CAN DELIVER THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED
        DOCUMENTATION TO THE EXCHANGE AGENT AT THE ADDRESSES AS FOLLOWS:

         BY HAND DELIVERY:                     BY OVERNIGHT COURIER:
           HSBC Bank USA                           HSBC Bank USA
         One Hanson Place                         452 Fifth Avenue
            Lower Level                          New York, New York
     Brooklyn, New York 11243
       Attn: Paulette Shaw
                                               TO CONFIRM RECEIPT OF
       BY FIRST CLASS MAIL:                Notice of Guaranteed Delivery:
           HSBC Bank USA                       Fax #: (718) 488-4488
         452 Fifth Avenue                Fax Confirmation #: (718) 488-4475
        New York, New York

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
       WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING
           THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE
                     THE LETTER OF TRANSMITTAL IS COMPLETED.

         The  undersigned  hereby   acknowledges   receipt  and  review  of  the
prospectus  dated December 23, 2003, of OMI Corporation (the "Company") and this letter of  transmittal.  These two documents  together  constitute the Company's offer to exchange its 7.625%  Senior  Notes due December 1, 2013 (the  "Exchange
Notes"),  the issuance of which has been registered  under the Securities Act of
1933, as amended (the  "Securities  Act"),  for a like  principal  amount of its issued and  outstanding  7.625% Senior Notes due December 1, 2013 (the "Original
Notes") (the "Exchange Offer").

         The Company  reserves the right,  at any time or from time to time,  to extend the period of time during which the Exchange Offer for the Original Notes is open, at its discretion, in which event the term "Expiration Date" shall mean the latest date to which such  Exchange  Offer is  extended.  The Company  shall notify HSBC Bank USA

                                       A-1

(the "Exchange Agent") of any extension by oral or written notice and shall make a public  announcement  thereof no later than 9:00 a.m.,  New York City time, on the next business day after the previously scheduled Expiration Date.

         This letter of  transmittal is to be used by a holder of Original Notes
(i) if  certificates  of Original Notes are to be forwarded  herewith or (ii) if delivery of Original  Notes is to be made by book-entry  transfer to the account maintained  by the  Exchange  Agent  at The  Depository  Trust  Company  ("DTC")
pursuant to the procedures  set forth in the  prospectus  under the caption "The
Exchange Offer-Book-Entry Transfer" and an "agent's message" is not delivered as described  in the  prospectus  under the caption "The  Exchange  Offer-Tendering
Through DTC's Automated  Tender Offer Program."  Tenders by book-entry  transfer may also be made by  delivering  an agent's  message  in lieu of this  letter of transmittal.  Holders of Original Notes whose Original Notes are not immediately available,  or who are unable to deliver their  Original  Notes,  this letter of transmittal and all other documents  required hereby to the Exchange Agent on or prior to the  Expiration  Date for the  Exchange  Offer,  or who are  unable  to complete the procedure for  book-entry  transfer on a timely basis,  must tender their Original Notes according to the guaranteed  delivery  procedures set forth in the  prospectus  under the caption "The  Exchange  Offer-Guaranteed  Delivery
Procedures" by the Expiration  Date. See Instruction 2. DELIVERY OF DOCUMENTS TO
DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         The term "holder" with respect to the Exchange Offer for Original Notes means any person in whose name such Original  Notes are  registered on the books of the  Company,  any person who holds such  Original  Notes and has  obtained a properly  completed bond power from the registered  holder or any participant in the DTC system whose name appears on a security  position  listing as the holder of such  Original  Notes and who  desires  to  deliver  such  Original  Notes by book-entry  transfer  at  DTC.  The  undersigned  has  completed,  executed  and delivered  this letter of  transmittal  to indicate  the action the  undersigned desires to take with respect to such Exchange Offer.  Holders who wish to tender their  Original  Notes must complete this letter of  transmittal in its entirety
(unless such  Original  Notes are to be tendered by  book-entry  transfer and an agent's message is delivered in lieu hereof).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE
CHECKING ANY BOX BELOW.

         THE  INSTRUCTIONS  INCLUDED  WITH THIS  LETTER OF  TRANSMITTAL  MUST BE
FOLLOWED.  QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE
PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

         List  below the  Original  Notes to which  this  letter of  transmittal relates.  If the space  below is  inadequate,  list the  registered  numbers and principal  amounts  on a  separate  signed  schedule  and affix the list to this letter of transmittal.

--------------------------------------------------------------------------------

                     DESCRIPTION OF ORIGINAL NOTES TENDERED

--------------------------------------------------------------------------------------------------
                                                                    AGGREGATE
                                                                    PRINCIPAL
NAMES(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                      AMOUNT         AGGREGATE
 EXACTLY AS NAME(S) APPEAR(S) ON ORIGINAL NOTES     REGISTERED     REPRESENTED   PRINCIPAL AMOUNT
           (PLEASE FILL IN, IF BLANK)               NUMBER(S)*      BY NOTE(S)      TENDERED**
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                TOTAL
--------------------------------------------------------------------------------------------------

                                       A-2

*     Need not be completed by book-entry holders.

**    Unless otherwise indicated, any tendering holder of Original Notes will be deemed to have tendered the entire aggregate  principal amount represented by such  Original  Notes.  All tenders  must be in integral  multiples  of
      $1,000.

/ /   CHECK HERE IF TENDERED ORIGINAL NOTES ARE ENCLOSED HEREWITH.

/ /   CHECK HERE AND COMPLETE THE  FOLLOWING  IF TENDERED  ORIGINAL  NOTES ARE
      BEING DELIVERED BY BOOK-ENTRY  TRANSFER MADE TO THE ACCOUNT  MAINTAINED BY
      THE EXCHANGE AGENT WITH DTC (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

     Name of Tendering Institution:

     DTC Account Number(s):

     Transaction Code Number(s):

/ /   CHECK HERE AND COMPLETE THE  FOLLOWING  IF TENDERED  ORIGINAL  NOTES ARE
      BEING  DELIVERED  PURSUANT  TO A  NOTICE  OF  GUARANTEED  DELIVERY  EITHER
      ENCLOSED  HEREWITH OR  PREVIOUSLY  DELIVERED TO THE  EXCHANGE  AGENT (COPY
      ATTACHED) (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

     Name(s) of Registered holder(s) of Original Notes:

     Date of Execution of Notice of Guaranteed Delivery:

     Window Ticket Number (if available):

     Name of Eligible Institution that Guaranteed Delivery:

     DTC Account Number(s) (if delivered by book-entry transfer):

     Transaction Code Number(s) (if delivered by book-entry transfer):

     Name of Tendering Institution (if delivered by book-entry transfer):

/ /   CHECK HERE AND COMPLETE THE  FOLLOWING  IF YOU ARE A  BROKER-DEALER  AND
      WISH TO RECEIVE 10 ADDITIONAL  COPIES OF THE  PROSPECTUS  AND 10 COPIES OF
      ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:
         -----------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

         If the undersigned is not a broker-dealer,  the undersigned  represents that it is not engaged in, and does not intend to engage in, a  distribution  of
Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange
Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities,  it acknowledges that it will deliver a prospectus in connection with any resale of

                                       A-3

such  Exchange  Notes;   however,  by  so  acknowledging  and  by  delivering  a
prospectus,  the  undersigned  will  not  be  deemed  to  admit  that  it  is an
"underwriter" within the meaning of the Securities Act.

                 SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ
                     THE ACCOMPANYING INSTRUCTIONS CAREFULLY

         Subject  to the  terms  and  conditions  of  the  Exchange  Offer,  the undersigned  hereby tenders to the Company for exchange the principal  amount of
Original Notes indicated above. Subject to and effective upon the acceptance for exchange of the principal  amount of Original Notes tendered in accordance  with this  letter of  transmittal,  the  undersigned  hereby  exchanges,  assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Original Notes tendered for exchange hereby.  The undersigned hereby irrevocably  constitutes  and appoints  the  Exchange  Agent the true and lawful agent and  attorney-in-fact  for the undersigned  (with full knowledge that said
Exchange  Agent also acts as the agent for the  Company in  connection  with the
Exchange  Offer) with respect to the tendered  Original Notes with full power of substitution to (i) deliver such Original  Notes, or transfer  ownership of such
Original  Notes on the  account  books  maintained  by DTC,  to the  Company and deliver all  accompanying  evidences  of  transfer  and  authenticity,  and (ii)
present such Original Notes for transfer on the books of the Company and receive all benefits and otherwise  exercise all rights of beneficial  ownership of such
Original  Notes,  all in accordance  with the terms of the Exchange  Offer.  The power of attorney  granted in this  paragraph  shall be deemed to be irrevocable and coupled with an interest.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender,  exchange,  assign and transfer the Original
Notes  tendered  hereby and to acquire  the  Exchange  Notes  issuable  upon the exchange of such tendered Original Notes, and that the Company will acquire good and  unencumbered  title  thereto,  free and clear of all  liens,  restrictions, charges and encumbrances and not subject to any adverse claim, when the same are accepted for exchange by the Company.

         The undersigned  acknowledges  that the Exchange Offer is being made in reliance upon  interpretations  set forth in no-action  letters  issued to third parties  (the "Prior  No-Action  Letters")  by the staff of the  Securities  and
Exchange  Commission  (the "SEC") that the Exchange Notes issued in exchange for the Original  Notes  pursuant to the  Exchange  Offer may be offered for resale, resold and otherwise  transferred by holders thereof (other than any such holder that is an  "affiliate"  of the Company within the meaning of Rule 405 under the
Securities  Act),  without  compliance  with  the  registration  and  prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary  course of such holders'  business and such holders are not  engaging  in,  do not  intend  to  engage  in and  have no  arrangement  or understanding  with any person to participate in a distribution of such Exchange
Notes. The SEC has not, however, considered the Exchange Offer in the context of a  no-action  letter,  and there can be no  assurance  that the staff of the SEC would make a similar  determination  with  respect to the  Exchange  Offer as in other circumstances.

         The undersigned  hereby further  represents to the Company that (i) any
Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes,  whether or not the undersigned,  (ii)
neither  the  undersigned  nor any  such  other  person  has an  arrangement  or understanding with any person to participate in the distribution of the Original
Notes or the Exchange  Notes within the meaning of the  Securities Act and (iii)
neither the holder nor any such other  person is an  "affiliate,"  as defined in
Rule  405  under  the  Securities  Act,  of the  Company  or,  if it is  such an affiliate,  it  will  comply  with  the  registration  and  prospectus  delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is not a broker-dealer,  the undersigned  represents that it is not engaged in, and does not intend to engage in, a  distribution  of
Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange
Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities,  it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange
Notes;  however,  by so  acknowledging  and  by  delivering  a  prospectus,  the undersigned will not be deemed to admit that it is an  "underwriter"  within the meaning  of  the  Securities  Act.  The  undersigned  acknowledges  that  if the undersigned is tendering Original Notes in the Exchange Offer with the intention of  participating  in any manner in a distribution of the Exchange Notes (i) the undersigned cannot rely on the position of the staff of the SEC set forth in the
Prior  No-Action  Letters  and, in the absence of an exemption  therefrom,  must comply  with  the  registration  and  prospectus  delivery  requirements  of the
Securities Act in connection with a secondary resale

                                       A-4

transaction of the Exchange Notes, in which case the registration statement must contain the selling  security  holder  information  required by Item 507 or Item
508, as  applicable,  of  Regulation  S-K of the SEC, and (ii) failure to comply with  such  requirements  in  such  instance  could  result  in the  undersigned incurring  liability  under the Securities Act for which the  undersigned is not indemnified by the Company.

         The undersigned will, upon request,  execute and deliver any additional documents  deemed  by the  Exchange  Agent or the  Company  to be  necessary  or desirable  to complete  the  exchange,  assignment  and transfer of the Original
Notes  tendered  hereby,  including the transfer of such  Original  Notes on the account books maintained by DTC.

         For purposes of the Exchange Offer, the Company shall be deemed to have accepted  for  exchange  validly  tendered  Original  Notes when,  as and if the
Company gives oral or written notice thereof to the Exchange Agent. Any tendered
Original  Notes that are not  accepted for  exchange  pursuant to such  Exchange
Offer for any reason will be returned,  without  expense,  to the undersigned as promptly as practicable after the Expiration Date for such Exchange Offer.

         All  authority  conferred  or agreed to be  conferred by this letter of
transmittal   shall  survive  the  death,   incapacity  or  dissolution  of  the
undersigned,  and every  obligation  of the  undersigned  under  this  letter of transmittal shall be binding upon the undersigned's successors,  assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives.

         The undersigned  acknowledges that the Company's acceptance of properly tendered  Original Notes pursuant to the procedures  described under the caption
"The  Exchange  Offer-Procedures  for  Tendering" in the  prospectus  and in the instructions  hereto will constitute a binding agreement between the undersigned and the Company  upon the terms and subject to the  conditions  of the  Exchange
Offer.

         The Exchange  Offer is subject to certain  conditions  set forth in the prospectus  under the caption "The  Exchange  Offer--Conditions  To The Exchange
Offer." The undersigned  recognizes that as a result of these conditions  (which may be waived,  in whole or in part,  by the  Company),  the  Company may not be required to exchange any of the Original Notes tendered hereby.

         Unless  otherwise  indicated  under  "Special  Issuance  Instructions,"
please  issue the  Exchange  Notes  issued in exchange  for the  Original  Notes accepted  for  exchange,  and  return any  Original  Notes not  tendered  or not exchanged,  in the name(s) of the  undersigned  (or, in the case of a book-entry delivery of Original Notes, please credit the account indicated above maintained
at  DTC).   Similarly,   unless  otherwise  indicated  under  "Special  Delivery
Instructions,"  please mail or deliver the Exchange Notes issued in exchange for the Original  Notes accepted for exchange and any Original Notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's  signature(s).  In the event that both
"Special  Issuance   Instructions"  and  "Special  Delivery   Instructions"  are
completed,  please issue the Exchange  Notes issued in exchange for the Original
Notes accepted for exchange in the name(s) of, and return any Original Notes not tendered or not exchanged to, the person(s) (or  account(s))  so indicated.  The undersigned  recognizes  that the  Company  has no  obligation  pursuant  to the
"Special Issuance  Instructions" and "Special Delivery Instructions" to transfer any  Original  Notes from the name of the  registered  holder(s)  thereof if the
Company does not accept for  exchange any of the Original  Notes so tendered for exchange.

                                       A-5

                          SPECIAL ISSUANCE INSTRUCTIONS
                           (SEE INSTRUCTIONS 5 AND 6)

         To be completed  ONLY (i) if Original  Notes in a principal  amount not tendered,  or Exchange  Notes issued in exchange for Original Notes accepted for exchange, are to be issued in the name of someone other than the undersigned, or
(ii) if Original Notes  tendered by book-entry  transfer which are not exchanged are to be returned by credit to an account  maintained at DTC other than the DTC
Account Number set forth above. Issue Exchange Notes and/or Original Notes to:

Name:
         -----------------------------------------------------------------------
                              PLEASE TYPE OR PRINT
Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)
               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:

--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

                          SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 5 AND 6)
         To be  completed  ONLY if  Original  Notes in a  principal  amount  not tendered,  or Exchange  Notes issued in exchange for Original Notes accepted for exchange,  are to be mailed or delivered to someone other than the  undersigned,
or  to  the   undersigned  at  an  address  other  than  that  shown  below  the undersigned's  signature.  Mail or deliver  Exchange Notes and/or Original Notes to:

Name:
         -----------------------------------------------------------------------
                              PLEASE TYPE OR PRINT
Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)
               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:

--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

/ /  Credit unexchanged Original Notes delivered by book-entry transfer to DTC set forth below:

                               DTC ACCOUNT NUMBER:

--------------------------------------------------------------------------------

                                       A-6

                                    IMPORTANT
                 PLEASE SIGN HERE WHETHER OR NOT ORIGINAL NOTES
                      ARE BEING PHYSICALLY TENDERED HEREBY
                (COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9 BELOW)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            (SIGNATURE(S) OF REGISTERED HOLDER(S) OF ORIGINAL NOTES)

Dated         _____________________________ , 2003

         (The above lines must be signed by the registered holder(s) of Original
Notes as your name(s)  appear(s) on the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed  bond power  from the  registered  holder(s),  a copy of which must be transmitted  with this letter of  transmittal.  If Original  Notes to which this letter of  transmittal  relate are held of record by two or more joint  holders, then all such holders must sign this letter of transmittal. If signature is by a trustee,  executor,  administrator,  guardian,  attorney-in-fact,  officer  of a corporation  or other person acting in a fiduciary or  representative  capacity, then such  person must (i) set forth his or her full title below and (ii) unless waived by the  Company,  submit  evidence  satisfactory  to the  Company of such person's authority so to act. See Instruction 5 regarding the completion of this letter of transmittal, printed below.)

Name(s):
          ----------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)
Capacity:
          ----------------------------------------------------------------------

Address:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
                                ------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                   -----------------------------

                               SIGNATURE GUARANTEE
                         (IF REQUIRED BY INSTRUCTION 5)
       CERTAIN SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

Signature(s) Guaranteed by an Eligible Institution:

Authorized Signature

Title

Name of Firm

Address, Include Zip Code

Area Code and Telephone Number

Dated   ___________________________ , 2003

                                       A-7

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

         1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ORIGINAL NOTES OR AGENT'S
MESSAGE AND BOOK-ENTRY CONFIRMATIONS. All physically delivered Original Notes or any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Original Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as a  properly  completed  and  duly  executed  copy of this  letter  of transmittal or facsimile hereof (or an agent's message in lieu hereof),  and any other documents required by this letter of transmittal,  must be received by the
Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration  Date for the Exchange  Offer,  or the tendering  holder must comply with the guaranteed  delivery procedures set forth below. THE METHOD
OF DELIVERY OF THE TENDERED  ORIGINAL NOTES,  THIS LETTER OF TRANSMITTAL AND ALL
OTHER  REQUIRED  DOCUMENTS TO THE EXCHANGE  AGENT IS AT THE ELECTION AND RISK OF
THE HOLDER AND, EXCEPT AS OTHERWISE  PROVIDED BELOW, THE DELIVERY WILL BE DEEMED
MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT.  INSTEAD OF
DELIVERY BY MAIL,  IT IS  RECOMMENDED  THAT THE HOLDER USE AN  OVERNIGHT OR HAND
DELIVERY  SERVICE.  IN ALL CASES,  SUFFICIENT  TIME  SHOULD BE ALLOWED TO ASSURE
DELIVERY  TO THE  EXCHANGE  AGENT  BEFORE  THE  EXPIRATION  DATE.  NO  LETTER OF
TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY.

         2.  GUARANTEED  DELIVERY  PROCEDURES.  Holders who wish to tender their
Original Notes and (a) whose Original Notes are not immediately  available,  (b)
who cannot deliver their Original Notes, this letter of transmittal or any other documents  required  hereby  to the  Exchange  Agent  prior  to  the  applicable
Expiration  Date or (c) who are unable to comply with the applicable  procedures under the DTC's  Automated  Tender Offer Program on a timely basis,  must tender their Original Notes according to the guaranteed  delivery  procedures set forth in the prospectus.  Pursuant to such procedures: (i) such tender must be made by or through a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust  company  having an office or  correspondent  in the United States or an
"eligible  guarantor  institution"  within the meaning of Rule 17Ad-15 under the
Securities  Exchange Act of 1934, as amended (an "Eligible  Institution");  (ii)
prior to the applicable  Expiration  Date, the Exchange Agent must have received from the Eligible  Institution a properly  completed and duly executed notice of guaranteed  delivery (by  facsimile  transmission,  mail or hand  delivery) or a properly  transmitted  agent's message and notice of guaranteed delivery setting forth the name and address of the holder of the Original Notes, the registration number(s)  of such  Original  Notes and the total  principal  amount of Original
Notes tendered,  stating that the tender is being made thereby and  guaranteeing that,  within three New York Stock Exchange  trading days after such  Expiration
Date, this letter of transmittal  (or facsimile  hereof or an agent's message in lieu hereof)  together with the Original Notes in proper form for transfer (or a
Book-Entry  Confirmation)  and any  other  documents  required  hereby,  will be deposited by the Eligible  Institution  with the Exchange Agent;  and (iii) this letter of transmittal (or facsimile hereof or an agent's message in lieu hereof)
together with the  certificates  for all physically  tendered  Original Notes in proper form for transfer (or  Book-Entry  Confirmation,  as the case may be) and all other  documents  required  hereby are received by the Exchange Agent within three New York Stock Exchange trading days after such Expiration Date.

         Any  holder of  Original  Notes who  wishes  to tender  Original  Notes pursuant to the guaranteed delivery procedures  described above must ensure that the Exchange  Agent  receives the notice of  guaranteed  delivery  prior to 5:00
p.m., New York City time, on the applicable Expiration Date. Upon request of the
Exchange Agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed  delivery  procedures set forth above.

         See "The Exchange  Offer-Guaranteed Delivery Procedures" section of the prospectus.

         3. TENDER BY HOLDER.  Only a holder of  Original  Notes may tender such
Original Notes in the Exchange  Offer.  Any beneficial  holder of Original Notes who is not the  registered  holder and who wishes to tender should  arrange with the  registered  holder to execute and deliver this letter of transmittal on his behalf or must, prior to completing and executing this letter of transmittal and delivering his Original Notes, either make appropriate

                                       A-8

arrangements  to register  ownership of the Original Notes in such holder's name or obtain a properly completed bond power from the registered holder.

         4. PARTIAL TENDERS.  Tenders of Original Notes will be accepted only in integral  multiples of $1,000.  If less than the entire  principal amount of any
Original  Notes is tendered,  the tendering  holder should fill in the principal amount  tendered  in the  fourth  column  of the box  entitled  "Description  of
Original Notes Tendered"  above.  The entire  principal amount of Original Notes delivered  to the  Exchange  Agent will be deemed to have been  tendered  unless otherwise indicated. If the entire principal amount of all Original Notes is not tendered,  then Original  Notes for the principal  amount of Original  Notes not tendered and Exchange  Notes issued in exchange for any Original  Notes accepted will be returned to the holder as promptly  as  practicable  after the  Original
Notes are accepted for exchange.

         5.  SIGNATURES  ON  THIS  LETTER  OF   TRANSMITTAL;   BOND  POWERS  AND
ENDORSEMENTS;  GUARANTEE  OF  SIGNATURES.  If this  letter  of  transmittal  (or facsimile  hereof) is signed by the  registered  holder(s) of the Original Notes tendered hereby,  the signature(s)  must correspond  exactly with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this letter of transmittal (or facsimile hereof) is signed by a  participant  in DTC, the  signature  must  correspond  with the name as it appears on the security position listing as the holder of the Original Notes.

         If this letter of  transmittal  (or facsimile  hereof) is signed by the registered  holder(s)  of  Original  Notes  listed and  tendered  hereby and the
Exchange  Notes issued in exchange  therefor are to be issued (or any untendered principal  amount  of  Original  Notes  is to be  reissued)  to  the  registered holder(s),  the said  holder(s)  need not and should not  endorse  any  tendered
Original  Notes,  nor  provide a separate  bond power.  In any other case,  such holder(s) must either properly endorse the Original Notes tendered or transmit a properly completed separate bond power with this letter of transmittal, with the
signatures  on  the  endorsement  or  bond  power   guaranteed  by  an  Eligible
Institution.

         If this letter of  transmittal  (or  facsimile  hereof) or any Original
Notes  or  bond  powers  are  signed  by  trustees,  executors,  administrators, guardians,  attorneys-in-fact,  officers of  corporations  or others acting in a fiduciary  or  representative  capacity,  such persons  should so indicate  when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to act must be submitted with this letter of transmittal.

         NO SIGNATURE  GUARANTEE  IS REQUIRED IF (i) THIS LETTER OF  TRANSMITTAL
(OR  FACSIMILE  HEREOF) IS SIGNED BY THE  REGISTERED  HOLDER(S)  OF THE ORIGINAL
NOTES  TENDERED  HEREIN  (OR BY A  PARTICIPANT  IN DTC WHOSE  NAME  APPEARS ON A
SECURITY  POSITION LISTING AS THE OWNER OF THE TENDERED  ORIGINAL NOTES) AND THE
EXCHANGE NOTES ARE TO BE ISSUED  DIRECTLY TO SUCH  REGISTERED  HOLDER(S) (OR, IF
SIGNED BY A PARTICIPANT IN DTC, DEPOSITED TO SUCH PARTICIPANT'S  ACCOUNT AT DTC)
AND  NEITHER  THE  BOX  ENTITLED  "SPECIAL  DELIVERY  INSTRUCTIONS"  NOR THE BOX
ENTITLED  "SPECIAL  ISSUANCE  INSTRUCTIONS"  HAS BEEN  COMPLETED,  OR (ii)  SUCH
ORIGINAL NOTES ARE TENDERED FOR THE ACCOUNT OF AN ELIGIBLE  INSTITUTION.  IN ALL
OTHER CASES, ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL (OR FACSIMILE  HEREOF)
MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

         6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in the applicable box or boxes, the name and address to which Exchange
Notes or substitute  Original  Notes for  principal  amounts not tendered or not accepted for exchange are to be issued or sent,  if different  from the name and address  of the  person  signing  this  letter  of  transmittal.  In the case of issuance in a different  name, the taxpayer  identification  or social  security number of the person named must also be indicated.  Holders  tendering  Original
Notes by book-entry  transfer may request that  Original  Notes not exchanged be credited to such account  maintained  at DTC as such  noteholder  may  designate hereon.  If no such  instructions  are given,  such Original Notes not exchanged will be  returned  to the name and  address  (or  account  number) of the person signing this letter of transmittal.

                                       A-9

         7. TRANSFER  TAXES.  The Company will pay all transfer  taxes,  if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however,  Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered  to, or are to be registered or issued in the name of, any  person  other than the  registered  holder of the  Original
Notes tendered hereby,  or if tendered Original Notes are registered in the name of any person other than the person signing this letter of transmittal,  or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant  to the  Exchange  Offer,  then the amount of any such  transfer  taxes
(whether imposed on the registered  holder or any other persons) will be payable by the tendering  holder.  If satisfactory  evidence of payment of such taxes or exemption therefrom is not submitted with this letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering  holder and the
Exchange Agent will retain possession of an amount of Exchange Notes with a face amount at least equal to the amount of such transfer taxes due by such tendering holder pending receipt by the Exchange Agent of the amount of such taxes.

         8. TAX  IDENTIFICATION  NUMBER.  To prevent  backup  withholding,  each
tendering   holder  must   provide  the  Company   with  its  correct   taxpayer
identification  number  ("TIN") as  instructed in this section 8 and under "Form
W-9 Guidelines"  below. The Company reserves the right in its sole discretion to take  whatever  steps are  necessary  to comply with the  Company's  obligations regarding backup withholding.

         Certain foreign  individuals and entities will not be subject to backup withholding or information  reporting if they submit a Form W-8BEN, signed under penalties of perjury,  attesting to their foreign  status.  A Form W-8BEN can be obtained from the Exchange Agent.

         By  requesting  the  information  described  in this  section 8 and the section "W-9  Guidelines"  below, the Company is hereby notifying each holder or beneficial  owner that to the extent that the holder or beneficial owner is able
to  comply  without  undue  hardship,  the  certification,   identification  and
reporting requirements described herein are required under the law of the United
States as a precondition to exemption from all or part of the tax due.

         9.  VALIDITY  OF  TENDERS.  All  questions  as to the  validity,  form, eligibility,  time of receipt,  acceptance and  withdrawal of tendered  Original
Notes  will  be  determined  by  the  Company  in  its  sole  discretion,  which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the  Company's  acceptance  of which  might,  in the  opinion  of the  Company's counsel, be unlawful.  The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or  irregularities  of tenders as to particular  Original  Notes.  The  Company's  interpretation  of the  terms  and conditions of the Exchange Offer  (including  this letter of transmittal and the instructions  hereto) shall be final and binding on all parties.  Unless waived, any defects or  irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall  determine.  Neither the Company, the  Exchange  Agent  nor any  other  person  shall  be  under  any duty to give notification  of defects or  irregularities  with respect to tenders of Original
Notes  nor  shall  any of them  incur any  liability  for  failure  to give such notification.

         10. WAIVER OF  CONDITIONS.  The Company  reserves the absolute right to waive,  in whole or part,  any of the conditions to the Exchange Offer set forth in the prospectus.

         11. NO CONDITIONAL  TENDER. No alternative,  conditional,  irregular or contingent tender of Original Notes will be accepted.

         12.  MUTILATED,  LOST,  STOLEN OR DESTROYED  ORIGINAL NOTES. Any holder whose  Original  Notes have been  mutilated,  lost,  stolen or destroyed  should
contact  the  Exchange  Agent  at  the  address   indicated  above  for  further
instructions.  This  letter  of  transmittal  and  related  documents  cannot be processed until the procedures for replacing lost, stolen or destroyed  Original
Notes have been followed.

         13.  REQUESTS  FOR  ASSISTANCE  OR  ADDITIONAL  COPIES.   Requests  for
assistance  or for  additional  copies  of the  prospectus  or  this  letter  of transmittal  may be directed to the  Exchange  Agent at the address set forth on the cover page of this letter of  transmittal.  Holders may also  contact  their broker,  dealer,  commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                                      A-10

         14.  WITHDRAWAL.  Tenders may be withdrawn only pursuant to the limited withdrawal  rights set forth in the  prospectus  under the caption "The Exchange
Offer-Withdrawal of Tenders."

         IMPORTANT:  THIS LETTER OF TRANSMITTAL OR A MANUALLY  SIGNED  FACSIMILE
HEREOF OR AN AGENT'S  MESSAGE IN LIEU HEREOF  (TOGETHER  WITH THE ORIGINAL NOTES
DELIVERED BY BOOKENTRY  TRANSFER OR IN ORIGINAL HARD COPY FORM) MUST BE RECEIVED
BY THE EXCHANGE AGENT, OR THE NOTICE OF GUARANTEED  DELIVERY MUST BE RECEIVED BY
THE EXCHANGE  AGENT,  PRIOR TO 5:00 P.M.,  NEW YORK CITY TIME, ON THE EXPIRATION
DATE.

                               FORM W-9 GUIDELINES

         A holder of any  Original  Notes or  Exchange  Notes must  provide  the
Company (as payor)  with its correct  taxpayer  identification  number  ("TIN"), which,  in the  case  of a  holder  who is an  individual  is his or her  social security number. If the Company is not provided with the correct TIN, the holder may be subject to a $50  penalty  imposed by the  Internal  Revenue  Service and backup withholding of 30% on interest payments on the Exchange Notes.

         To prevent backup withholding,  each tendering holder must provide such holder's  correct TIN by completing  the  Substitute  Form W-9 set forth herein, certifying  that the TIN  provided is correct (or that such holder is awaiting a
TIN),  and that (i) the holder has not been  notified  by the  Internal  Revenue
Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends  or (ii) the  Internal  Revenue  Service has notified the holder that such holder is no longer subject to backup withholding.
If the Exchange Notes will be registered in more than one name or will not be in the name of the actual  owner,  consult the  instructions  on  Internal  Revenue
Service Form W-9, which may be obtained from the Exchange Agent, for information on which TIN to report.

         If such holder  does not have a TIN,  such  holder  should  consult the instructions on Form W-9 concerning  applying for a TIN, check the box in Part 3 of the Substitute  Form W-9, write "applied for" in lieu of its TIN and sign and date the form and the Certificate of Awaiting  Taxpayer  Identification  Number.
Checking  this  box,  writing  "applied  for"  on  the  form  and  signing  such certificate  means that such holder has  already  applied for a TIN or that such holder  intends to apply for one in the near  future.  If such  holder  does not provide its TIN to the Company within 60 days, backup withholding will begin and continue until such holder furnishes its TIN to the Company.

         Backup withholding is not an additional Federal income tax. Rather, the amount of such tax  withheld  will be credited  against  the Federal  income tax liability  of  persons  subject  to backup  withholding.  If backup  withholding results in an  overpayment  of taxes, a refund may be obtained from the Internal
Revenue Service.

                            IMPORTANT TAX INFORMATION

         WHAT TAXPAYER  IDENTIFICATION  NUMBER TO GIVE THE EXCHANGE  AGENT.  The
registered  holder or  transferee(s),  if any, is required to give the  Exchange
Agent the social security number or taxpayer identification number of the holder of the Note(s).

                                      A-11

--------------------------------------------------------------------------------------------------------
            SUBSTITUTE              Part I: PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY
             FORM W-9                                      SIGNING AND DATING BELOW
    Department of the Treasury
     Internal Revenue Service                             Social security number(s)

                                                               OR _____________
                                                       Employer Identification Number
                                                    (if awaiting TIN write "Applied For")

--------------------------------------------------------------------------------------------------------
                                    Part II-For Payees exempt from backup withholding, see the enclosed
   Payer's Request for Taxpayer     Guidelines for Certification of Taxpayer Identification Number on
   Identification Number (TIN)      Substitute Form W-9 and complete as instructed therein.
       and Certification

                                    Part III: Awaiting TIN / /
--------------------------------------------------------------------------------------------------------

CERTIFICATION. Under penalties of perjury, I certify that:

(1) The Number shown on this form is my correct Taxpayer Identification Number
(or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue
Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATE INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature                                            Date
--------------------------------------------------------------------------------

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
         WITHHOLDING OF 30% OF ANY PAYMENT MADE TO YOU IN RESPECT OF THE NOTES.
         PLEASE REVIEW THE FOREGOING GUIDELINES FOR CERTIFICATION OF TAXPAYER
         IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR
         TIN.

                 CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION

         I certify under  penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the  appropriate IRS Center or Social  Security  Administration  Office or (b) I
intend to mail or deliver such an application  in the near future.  I understand that if I do not provide a TIN by the time of payment,  all reportable  payments made to me thereafter will be subject to a 30% backup withholding tax.

Signature                                            Date
--------------------------------------------------------------------------------

                                      A-12

     Until March 21, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.